UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.    )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12.

CA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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June 11, 2012

To Our Stockholders:

On behalf of the Board of Directors and management of CA, Inc., we are pleased to invite you to our 2012 annual meeting of stockholders. The meeting will be held at our Company’s headquarters located at One CA Plaza, Islandia, New York 11749 on August 1, 2012 at 10:00 a.m. Eastern Daylight Time.

Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, there also will be remarks from management and a period during which you will be able to ask questions.

Whether or not you plan to attend the meeting in person, please vote your shares by following the instructions in the accompanying materials.

Thank you for your consideration and continued support.

Sincerely,

Arthur F. Weinbach	William E. McCracken
Chairman of the Board	Chief Executive Officer

SAVE RESOURCES: PLEASE SIGN UP FOR EMAIL DELIVERY

If you received this Proxy Statement and our Annual Report by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via email. With electronic delivery, you will be notified via email as soon as the Proxy Statement and Annual Report are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also help reduce the number of documents in your personal files.

If you would like to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com and providing your email address through that website after you vote. Your election to view these documents over the Internet will remain in effect until you elect otherwise. If you choose to view future Proxy Statements and Annual Reports over the Internet, next year you will receive an email with instructions on how to view those materials and vote.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CA, Inc.:

The 2012 annual meeting of stockholders of CA, Inc. will be held on Wednesday, August 1, 2012, at 10:00 a.m. Eastern Daylight Time at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749, for the following purposes:

(1) to elect directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

(2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013;

(3) to approve, by non-binding vote, the compensation of our Named Executive Officers;

(4) to approve the CA, Inc. 2012 Compensation Plan for Non-Employee Directors; and

(5) to transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed the close of business on June 5, 2012 as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement.

A list of stockholders entitled to vote at the meeting will be available for inspection upon the request of any stockholder for any purpose germane to the meeting at our principal offices, One CA Plaza, Islandia, New York 11749, during the 10 days before the meeting, during ordinary business hours, and will be available at the meeting location during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2012:

The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Admission tickets and our meeting admittance procedures are on the outside back cover of the Proxy Statement. Whether or not you expect to attend, please vote your shares by following the instructions contained in the Proxy Statement.

C.H.R. DuPree

Senior Vice President, Corporate

Governance, and Corporate Secretary

Islandia, New York

June 11, 2012

CA, INC.

One CA Plaza

Islandia, NY 11749

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the holders of the common stock, par value $0.10 per share (“Common Stock”), of CA, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2012 annual meeting of stockholders and any adjournment or postponement of the meeting. The meeting will be held on August 1, 2012 at 10:00 a.m. Eastern Daylight Time at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting. At present, the Board of Directors knows of no other business to come before the meeting.

When this Proxy Statement refers to the “Company,” “we,” “us,” or “our,” it is referring to CA, Inc.

Availability of Proxy Materials

If you received a notice regarding the availability of our annual meeting proxy materials on the Internet (“Notice of Internet Availability”) for the annual meeting, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability provides you with instructions on how to view our proxy materials on the Internet.

If you want to receive a paper or e-mail copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by July 18, 2012 to facilitate timely delivery.

We plan to mail the Notice of Internet Availability on or about June 18, 2012. We will mail a printed copy of the proxy materials to certain stockholders, as in prior years, and we expect that mailing to begin on or about June 21, 2012.

Record Date; Voting Rights; Quorum

Only stockholders of record at the close of business on June 5, 2012 are entitled to notice of and to vote at the meeting or any adjournment or postponement. On June 5, 2012, we had outstanding 472,348,388 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present or represented by proxy at the meeting, will constitute a quorum. For additional information, please see “How Proxy Votes are Tabulated,” below.

Stockholders of Record; Street Name

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed proxy materials) is sent directly to you. If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of

Internet Availability (and, if applicable, the mailed proxy materials) is forwarded to you by that firm. The firm holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that firm on how to vote the shares held in your account. We may reimburse those firms for reasonable fees and out-of-pocket costs incurred in forwarding the Notice of Internet Availability (and, if applicable, the mailed proxy materials) to you.

Proxy Solicitation

We will bear the cost of our soliciting proxies. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held by those persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred. We have retained Morrow & Co., LLC to assist us in soliciting proxies for a fee of $7,500, plus expenses.

How to Vote

You may vote in the following ways:

•	In person: You may vote in person at the meeting.

•	By Internet: You may vote your shares by Internet at www.proxyvote.com.

•	By telephone: If you are located in the United States or Canada, you may vote your shares by calling 1-800-690-6903.

•	By mail: You may vote by mail if you receive a printed copy of the proxy materials, which will include a proxy card.

How Proxy Votes are Tabulated

Only the shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting. Votes cast at the meeting by proxy or in person will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters.

If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe that Proposal 2 — Ratification of appointment of independent registered public accounting firm — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. All other proposals are non-routine matters.

If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” “Broker non-votes” are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.

If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders (i.e., the persons named in the proxy card provided by our Board of Directors) will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting or any adjournment or postponement of the meeting.

Please note that if you hold your shares through a bank, broker or other nominee and you want to vote in person at the meeting, you must obtain a proxy from your bank, broker or other nominee authorizing you to vote those shares and you must bring that proxy to the meeting. If any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the Board of Directors’ accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Vote Required to Approve Proposals

Assuming that a quorum is present at the meeting, the following votes are required under our governing documents and Delaware state law:

Item	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 — Election of directors	A majority of votes cast with regard to a director (which means that the number of votes cast “for” the director must exceed the number of votes cast “against” a director)	Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted
Proposal 2 — Ratification of appointment of independent registered public accounting firm	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares
Proposal 3 — Approval, by non-binding vote, of the compensation of our Named Executive Officers Proposal 4 — Approval of the CA, Inc. 2012 Compensation Plan for Non-Employee Directors	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal Any broker non-votes will reduce the absolute number, but not the percentage, of affirmative votes needed for approval

How to Revoke Your Proxy

You may revoke your proxy at any time before it is exercised by filing a written revocation with the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749, by submitting a proxy bearing a later date (including by telephone or the Internet), or by voting in person at the meeting.

Householding

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one notice of Internet availability or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of the Notice of Internet Availability or this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2012 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the Notice of Internet Availability or the proxy materials this year and you wish to reduce the number of copies you receive in the future and save us the cost of printing and mailing these documents, please contact your bank or broker.

You may revoke your consent to householding at any time by sending your name, the name of your bank or broker, and your account number to our Investor Relations Department at the address below. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of the Notice of Internet Availability or proxy materials for this year, but you would prefer to receive your own copy, we will send a copy of the Notice of Internet Availability or the Proxy Statement and Annual Report to you if you send a written request to CA, Inc., Investor Relations Department, One CA Plaza, Islandia, NY 11749, or contact our Investor Relations Department at 1-800-225-5224.

Annual Report to Stockholders

Our Annual Report for the fiscal year ended March 31, 2012 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report online. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

CORPORATE GOVERNANCE

The Board of Directors is responsible for oversight of the management of the Company. The Board has adopted Corporate Governance Principles, which along with the Company’s charter and By-laws, and the charters of the committees of the Board, provide the framework for the governance of our Company.

Corporate Governance Principles

We periodically consider and review our Corporate Governance Principles. Our current Corporate Governance Principles are attached to this Proxy Statement as Exhibit A and can be found, together with other corporate governance information, on our website at www.ca.com/invest. The Board also evaluates the principal committee charters from time to time, as appropriate.

Code of Conduct

We maintain a Code of Conduct that qualities as a “code of ethics” under applicable Securities and Exchange Commission (“SEC”) regulations. Our Code of Conduct is applicable to all employees and directors, and is available on our website at www.ca.com/invest. Any waiver of a provision of our Code of Conduct that applies to our directors or executive officers will be contained in a report filed with the SEC on Form 8-K or will be otherwise disclosed as permitted by law or regulation.

Each of our Corporate Governance Principles and our Code of Conduct is available free of charge in print to any stockholder who requests a copy by writing to our Corporate Secretary, at CA, Inc., One CA Plaza, Islandia, New York 11749.

Board Leadership Structure

The Board is currently led by our non-executive Chairman of the Board, Arthur F. Weinbach, who is an independent director. Our Corporate Governance Principles do not specify a policy with respect to the separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director. The Board recognizes that there is no single, generally accepted approach to providing Board leadership, and given the dynamic and competitive environment in which we operate, the Board’s leadership structure may vary as circumstances warrant. The Board has determined that the leadership of the Board is currently best conducted by an independent Chairman.

The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer, William E. McCracken, provides leadership with respect to the day-to-day management and operation of our business. We believe the separation of the offices allows Mr. Weinbach to focus on managing Board matters and allows Mr. McCracken to focus on managing our business. In addition, we believe the separation of the offices enhances the objectivity of the Board in its management oversight role. To further enhance the objectivity of the Board, all members of our Board are independent except our Chief Executive Officer.

Board Role in Risk Oversight

Our management is responsible for managing risks affecting the Company, including identifying, assessing and appropriately mitigating risk. The responsibilities of the Board include oversight of the Company’s risk management processes.

The Board exercises its risk oversight responsibilities primarily through its Compliance and Risk Committee, which regularly reviews and discusses with management the significant risks that may affect our enterprise. Our Executive Vice President, Risk, and Chief Administrative Officer (whose department includes our Chief Risk Officer) reports to the Compliance and Risk Committee with respect to the Company’s enterprise risk management function, including operational, financial, strategic, legal and regulatory risks. Our Executive Vice President and General Counsel reports to the Compliance and Risk Committee with respect to the Company’s business practices and compliance functions.

The other committees of the Board also provide risk oversight associated with their respective areas of responsibility. For example, the Audit Committee oversees risks related to our financial statements, our financial reporting processes, our internal control processes and accounting matters. In addition, the Compensation and Human Resources Committee provides oversight with respect to risks related to our compensation practices. The Corporate Governance Committee oversees risks related to our corporate governance structure and processes. In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. The Chair of each committee, in turn, reports regularly to the full Board on matters including risk oversight.

The Board believes that the Company’s current Board and Committee leadership structure helps to promote more effective risk oversight by the Board.

Director Independence

The Board has determined that 10 of the nominees for election at the annual meeting (all of the nominees other than Mr. McCracken) are independent under The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements and our Corporate Governance Principles. Mr. McCracken is deemed not to be independent because of his current position as our Chief Executive Officer.

In the course of the Board’s determination regarding the independence of each non-employee director, the Board considers transactions, relationships and arrangements as required by the independence guidelines contained in our Corporate Governance Principles. There were no transactions, relationships or arrangements outside of the independence guidelines that required review by the Board for purposes of determining whether the directors were independent.

All members of the Audit, Compensation and Human Resources, and Corporate Governance Committees are independent directors as defined by NASDAQ listing requirements and our Corporate Governance Principles. Members of the Audit Committee also satisfy the separate independence requirements of the SEC.

Board Committees and Meetings

The Board of Directors has established four principal committees — the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance Committee and the Compliance and Risk Committee — to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. These committees operate under written charters, which have been adopted by the respective committees and by the Board. The charters of the current committees can be reviewed on our website at www.ca.com/invest and are also available free of charge in print to any stockholder who requests them in the same manner as for our Corporate Governance Principles or the Code of Conduct described above.

During fiscal year 2012, the Board of Directors met 17 times. The independent directors meet at all regular Board meetings in executive session without any non-independent director present. Mr. Weinbach, who is an independent director, presided at these executive sessions. During fiscal year 2012, each director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

The current members of the Board’s four principal committees are as follows:

Independent Directors	Audit	Compensation and Human Resources	Corporate Governance	Compliance and Risk
Jens Alder	X
Raymond J. Bromark	X (Chair)
Gary J. Fernandes		X (Chair)		X
Rohit Kapoor	X
Kay Koplovitz		X	X
Christopher B. Lofgren			X (Chair)	X
Richard Sulpizio		X	X
Laura S. Unger			X	X (Chair)
Arthur F. Weinbach
Renato (Ron) Zambonini	X
Employee Director
William E. McCracken				X
Number of Meetings in Fiscal Year 2012	7	8	7	3

Information about the principal responsibilities of these committees appears below.

Audit Committee

The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	the audits of our financial statements and the integrity of our financial statements and internal controls;

•

the qualifications and independence of our independent registered public accounting firm (including the Committee’s direct responsibility for the engagement of the independent registered public accounting firm);

•	the performance of our internal audit function and independent registered public accounting firm;

•	our accounting and financial reporting processes; and

•	the activity of our internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure.

The Board has determined that Mr. Bromark qualifies as an “audit committee financial expert” and that all members of the Audit Committee are independent under applicable SEC and NASDAQ rules. Additional information about the responsibilities of the Audit Committee is set forth in the Audit Committee charter.

Compensation and Human Resources Committee

The general purpose of the Compensation and Human Resources Committee is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including to:

•	develop an executive compensation philosophy and objectives and establish principles to guide the design and select the components of executive compensation;

•

approve the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers (who are identified in the Fiscal Year 2012 Summary Compensation Table, below);

•	evaluate, in coordination with the Corporate Governance Committee, the performance of the Chief Executive Officer; and

•	recommend to the Board approval of all executive compensation plans and programs.

Additional information about the Compensation and Human Resources Committee’s responsibilities is set forth in the Compensation and Human Resources Committee charter.

Corporate Governance Committee

The general purpose of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to our governance, including making recommendations to the Board concerning:

•	the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors;

•

the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the distribution of information to the Board and its committees; and

•	the compensation of non-employee directors.

In addition, the Corporate Governance Committee evaluates, in coordination with the Compensation and Human Resources Committee, the performance of the Chief Executive Officer.

Additional information about the Corporate Governance Committee’s responsibilities is set forth in the Corporate Governance Committee charter.

Compliance and Risk Committee

The general purpose of the Compliance and Risk Committee is to:

•	provide general oversight of our enterprise risk management and compliance functions;

•	provide input to our management in the identification, assessment, mitigation and monitoring of enterprise-wide risks faced by the Company; and

•	provide recommendations to the Board with respect to its review of our business practices and compliance activities and enterprise risk management.

Additional information about the responsibilities of the Compliance and Risk Committee is set forth in the Compliance and Risk Committee charter.

Other Committees

From time to time, the Board also establishes special committees or ad hoc committees to assist the Board in carrying out its responsibilities. During fiscal year 2010, the Board established a special M&A Committee to review and approve certain acquisitions and divestitures. The current members of the M&A Committee are Messrs. Sulpizio (Chair), Bromark, Fernandes, Lofgren and Zambonini.

Director Nominating Procedures

The Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the factors specified in our Corporate Governance Principles, as well as the current needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held. To recommend a candidate for consideration by the Committee, a stockholder must submit the recommendation in writing, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and

•

the name of the candidate, the candidate’s résumé or a list of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749.

Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Committee may consider that information in light of information regarding any other candidates that the Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.

In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at the annual meeting of stockholders. For the 2013 annual meeting, these nominations must be received by the Corporate Secretary no earlier than April 3, 2013 and no later than May 3, 2013 (unless the date of the 2013 annual meeting of stockholders is changed by more than 30 days from the one year anniversary date of the 2012 annual meeting of stockholders). These nominations must provide certain information specified in our By-laws. See “Advance Notice Procedures for Our 2013 Annual Meeting,” below, for more information.

In addition to stockholder recommendations, the Corporate Governance Committee may receive suggestions as to nominees from our directors, officers or other sources, which may be either unsolicited or in response to requests from the Committee for these suggestions. In addition, the Committee may engage search firms to assist it in identifying director candidates.

Communications with Directors

The Board of Directors is interested in receiving communications from stockholders and other interested parties, which would include, among others, customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers, suppliers and employees, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by postal mail to the office of the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749, or by e-mail to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is deemed unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described in the preceding paragraph will be forwarded to the applicable directors, unless the Corporate Secretary determines that the communication is not appropriate. Regardless, certain of these communications may be forwarded to other employees of the Company and Company advisors for review and action, when appropriate, or to the directors upon request.

Related Person Transactions

The Board has adopted a Related Person Transactions Policy, which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Related Person Transactions Policy, each of our directors, nominees for director and executive officers must notify the General Counsel and/or the Office of Corporate Secretary of any potential Related Person Transaction involving that person or an immediate family member of that person. The General Counsel and/or the Office of Corporate Secretary will review each potential Related Person Transaction to determine if it is subject to the Related Person Transactions Policy. If so, the transaction will be referred for approval or ratification to the Corporate Governance Committee, which will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance Committee may consider, among other things:

•	the fairness to us of the Related Person Transaction;

•	whether the terms of the Related Person Transaction would be on the same basis if the transaction, arrangement or relationship did not involve a related person;

•	the business reasons for us to participate in the Related Person Transaction;

•	the nature and extent of our participation in the Related Person Transaction;

•

whether any Related Person Transaction involving a director, nominee for director or an immediate family member of a director or nominee for director would be immaterial under the categorical standards adopted by the Board with respect to director independence contained in our Corporate Governance Principles;

•

whether the Related Person Transaction presents an actual or apparent conflict of interest for any director, nominee for director or executive officer, the nature and degree of such conflict and whether any mitigation of such conflict is feasible;

•	the availability of other sources for comparable products or services;

•	the direct or indirect nature and extent of the related person’s interest in the Related Person Transaction;

•	the ongoing nature of the Related Person Transaction;

•	the relationship of the related person to the Related Person Transaction and with us and others;

•	the importance of the Related Person Transaction to the related person; and

•	the amount involved in the Related Person Transaction.

The Corporate Governance Committee administers the Related Person Transactions Policy and may review, and recommend amendments to, the Related Person Transactions Policy from time to time.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, there were no compensation committee interlocks and no insider participation in Compensation and Human Resources Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

COMPENSATION OF DIRECTORS

Only our non-employee directors receive compensation for their services as directors. Fees are paid to non-employee directors under our 2003 Compensation Plan for Non-Employee Directors (the “2003 Plan”). The 2003 Plan also allows the Board of Directors to authorize the payment of additional fees to any eligible director who chairs a committee of the Board of Directors or to an eligible director serving as the lead independent director or Chairman of the Board. Currently, all of our non-employee directors receive compensation pursuant to the 2003 Plan. All director fees are paid in the form of deferred stock units, but each director may elect to receive a portion of his or her director fees in cash. The following table shows the annual fees for our non-employee directors and the maximum permissible cash election with respect to those fees.

Annual Fee Description	Fee	Maximum Cash Election
Non-Employee Director	$275,000	$100,000
Chairman of the Board	$100,000	50%
Audit Committee Chair	$25,000	50%
Compensation and Human Resources Committee Chair	$15,000	50%
Corporate Governance Committee Chair	$10,000	50%
Compliance and Risk Committee Chair	$10,000	50%

In settlement of the deferred stock units following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units in the director’s deferred compensation account. The deferred stock units are settled, at the election of the director, by delivery of shares of Common Stock either in a lump sum or in up to 10 annual installments beginning on the first business day of the calendar year after termination of service.

To further our commitment to support charities, directors are able to participate in our Matching Gifts Program. Under this program, we match contributions by directors up to an aggregate amount of $25,000 per fiscal year by a director to charities approved by us. Upon the mandatory retirement of a director in accordance with our director retirement policy, we also make a one-time donation of $10,000 to a charity specified by the retiring director.

We also provide directors with, and pay premiums for, director and officer liability insurance and we reimburse directors for reasonable expenses incurred in connection with Company business.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended March 31, 2012.

Fiscal Year 2012 Director Compensation Table

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards (1)(2) ($)	Option Awards(3) ($)	All Other Compensation (4)(5)(6) ($)	Total ($)
J. Alder(7)	55,833	97,708	—	—	153,541
R.J. Bromark	112,500	187,500	—	4,105	304,105
G.J. Fernandes	—	290,000	—	—	290,000
R. Kapoor(8)	—	270,417	—	—	270,417
K. Koplovitz	100,000	175,000	—	40,000	315,000
C.B. Lofgren	105,000	180,000	—	18,000	303,000
W.E. McCracken(9)	—	—	—	—	—
R. Sulpizio	100,000	175,000	—	25,000	300,000
L.S. Unger	105,000	180,000	—	19,400	304,400
A.F. Weinbach	—	375,000	—	25,000	400,000
R. Zambonini	100,000	175,000	—	—	275,000

(1)	As noted above, all director fees are paid in deferred stock units, except that directors may elect in advance to have a specified portion of those fees paid in cash. The maximum cash election with respect to the $275,000 annual non-employee director fee is $100,000. The maximum cash election for the chairman and committee chair fees is 50% of those fees. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors who elected to receive a portion of their director fees in cash. In fiscal year 2012, Messrs. Fernandes, Kapoor and Weinbach elected to receive 100% of their director fees in deferred stock units and Messrs. Alder, Bromark, Lofgren, Sulpizio and Zambonini and Mss. Koplovitz and Unger elected to receive a portion of their director fees in cash.

(2)	As required by SEC rules, this column represents the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” for deferred stock units. The aggregate grant date fair value for deferred stock units is calculated by multiplying the number of deferred stock units by the closing market price of the Common Stock on the date the deferred stock units are credited to a director’s account.

As of March 31, 2012, the following deferred stock units had been credited to each director’s account:

Director	Aggregate Number of Deferred Stock Units
J. Alder(7)	4,278
R.J. Bromark	29,083
G.J. Fernandes	75,663
R. Kapoor(8)	12,247
K. Koplovitz	20,494
C.B. Lofgren	48,305
W.E. McCracken(9)	47,707
R. Sulpizio	16,094
L.S. Unger	35,980
A.F. Weinbach	50,547
R. Zambonini	33,402

(3)	No stock options were granted to non-employee directors during fiscal year 2012. Under prior director compensation arrangements, directors received a portion of their fees in options, each to purchase a share of Common Stock. The options were granted as of the day of the annual meeting of stockholders, with an exercise price equal to the closing price of the Common Stock on that date, and the options vested on the day before the next succeeding annual meeting date. As of March 31, 2012, Mr. Fernandes held 1,125 options with an exercise price of $23.37 and an expiration date of June 18, 2013, all of which are vested.

(4)	The amounts in this column include contributions we made under our Matching Gifts Program in fiscal year 2012. Under our current Matching Gifts Program, we match up to $25,000 of director charitable contributions made in each fiscal year by each director. Because our matching gifts are processed several months after the related director contributions are reported to us, the matching gifts that are included in this column for fiscal year 2012 also include matching gifts that were made in fiscal year 2012 to match some director contributions made in fiscal year 2011. The contributions we paid or accrued under our Matching Gifts Program in fiscal year 2012 were as follows: Mr. Bromark, $4,105; Ms. Koplovitz, $40,000; Mr. Lofgren, $18,000; Mr. Sulpizio, $25,000; Ms. Unger, $19,400; and Mr. Weinbach, $25,000.

(5)	We provide directors with, and pay premiums for, director and officer liability insurance and reimburse directors for reasonable travel and accommodation expenses incurred in connection with Company business, the values of which are not included in this table.

(6)	Directors receive dividend equivalents on deferred stock units held in their deferred compensation accounts. This amount is not included in the “All Other Compensation” column because it is not required to be expensed under FASB ASC Topic 718.

(7)	Mr. Alder was elected to the Board of Directors in September 2011, during fiscal year 2012.

(8)	Mr. Kapoor was elected to the Board of Directors in April 2011, during fiscal year 2012.

(9)	As Chief Executive Officer, Mr. McCracken is compensated as an employee of the Company and received no compensation in his capacity as a director in fiscal year 2012. Mr. McCracken’s deferred stock units were received by him as a non-employee director prior to his becoming an employee of the Company in fiscal year 2010. For a description of Mr. McCracken’s fiscal year 2012 compensation, please see “Compensation and Other Information Concerning Executive Officers,” below.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

On the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the persons listed below for election as directors at the annual meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director.

Each of the nominees has confirmed to us that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the annual meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.

Our policy is that all directors and nominees should attend our annual meetings of stockholders. All of our directors then in office attended the 2011 annual meeting of stockholders.

Under our majority voting standard for uncontested elections of directors, a director nominee will be elected only if the number of votes cast “for” exceeds the number of votes “against” the director’s election. In contested elections, the plurality voting standard will apply, under which the nominees receiving the most votes will be elected regardless of whether those votes constitute a majority of the shares voted at the meeting. Under our Corporate Governance Principles, if a director does not receive more votes “for” than votes “against” at an annual meeting of stockholders, generally the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors are required to submit before the mailing of the Proxy Statement for the annual meeting.

The Board does not have a formal policy with respect to diversity. However, the Board and the Corporate Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company’s stockholders.

Set forth below are each nominee’s name, age, principal occupation for at least the last five years and other biographical information, including the year in which each was first elected a director of the Company. In addition, the biographies discuss the particular experience, qualifications, attributes and skills of the director that, in light of the Company’s business and structure, led the Board to conclude that the individual should serve on the Board of the Company.

JENS ALDER	Director since 2011	Age 54

Mr. Alder has been a director since September 2011. Mr. Alder served as Chief Executive Officer of TDC A/S, Denmark’s largest telecommunications provider, from 2006 to 2008. Prior to that, Mr. Alder served as Chief Executive Officer of Swisscom Ltd., Switzerland’s largest telecommunications provider, from 1999 to 2006 after serving as its Executive Vice President of Network Services and Wholesale from 1998 to 1999. He has served as Chairman of the Board of Sanitas Krankenversicherung, a privately-held health insurance company based in Switzerland, since 2009, Chairman of the Board of RTX Telecom A/S, a publicly-held telecommunications component and handset producer based in Denmark, since 2010, Chairman of the Board of Industrielle Werke Basel, the state-owned public utility of Basel, Switzerland, since 2010, a director of Neue Zürcher Zeitung AG, a publicly-held Swiss newspaper, since 2010 and a director of BG Consulting Engineers, a privately-held civil engineering group with operations in Switzerland, France and Algeria, since 2011. In addition, Mr. Alder served as a director of Sunrise Communications AG, a privately-held telecommunications company based in Switzerland, from 2008 to 2010, a director of TA Management A/S, a privately-held company supporting Danish banks restructuring distressed companies, from 2009 to 2010 and a director of Copenhagen International School, an international school in Denmark, from 2008 to 2010.

Qualifications

Mr. Alder’s qualifications include: international experience; extensive experience in the technology industry; leadership experience at large, complex companies; and governance experience as a member or chair of boards of numerous companies.

RAYMOND J. BROMARK	Director since 2007	Age 66

Mr. Bromark is a retired Partner of PricewaterhouseCoopers, LLP (“PwC”), an international accounting and consulting firm. He joined PwC in 1967 and became a Partner in 1980. He was Partner and Head of the Professional, Technical, Risk and Quality Group of PwC from 2000 to 2006, a Global Audit Partner from 1994 to 2000 and Deputy Vice Chairman, Auditing and Business Advisory Services from 1990 to 1994. In addition, he served as a consultant to PwC from 2006 to 2007. Mr. Bromark has been a director of YRC Worldwide, Inc., a transportation service provider, since July 2011 and a director of Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP, an operator, developer and acquirer of crude oil and refined products logistics assets, since March 2011. He chairs the audit/ethics committee of YRC Worldwide, Inc. and also chairs the audit committee of Tesoro Logistics GP, LLC. Mr. Bromark was a director of World Color Press, Inc., a provider of printing services, and chaired its audit committee, from 2009 to 2010 when the company merged into another company. He is a member of the American Institute of Certified Public Accountants (the “AICPA”) and in previous years has participated as a member of the University of Delaware’s Weinberg Center for Corporate Governance’s Advisory Board. Mr. Bromark was PwC’s representative on the AICPA’s Center for Public Company Audit Firms’ Executive Committee. He has also been a member of the Financial Accounting Standards Board Advisory Council, the Public Company Accounting Oversight Board’s Standing Advisory Group, the AICPA’s Special Committee on Financial Reporting, the AICPA’s SEC Practice Section Executive Committee and the AICPA’s Ethics Executive Committee.

Qualifications

Mr. Bromark’s qualifications include: extensive experience in accounting, auditing, financial reporting, and compliance and regulatory matters; deep understanding of financial controls and familiarity with large public company audit clients; extensive experience in leadership positions at PwC; and public company governance experience as a member or chair of boards and board committees of public companies.

GARY J. FERNANDES	Director since 2003	Age 68

Mr. Fernandes has been Chairman and President of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Mr. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation (“EDS”), a global technology services company, in 1998, after serving as Senior Vice President of EDS from 1984 to 1996, and as Chairman of A.T. Kearney, a management consulting firm and a subsidiary of EDS, from 1995 to 1998. He served on the board of directors of EDS from 1981 to 1998. After retiring from EDS, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyouts of technology-related companies, and was a partner from 1999 to 2000. He has served as a director of BancTec, Inc., a privately-held systems integration, manufacturing and services company, since 2003. Mr. Fernandes also serves as an advisory director of MHT Partners, an investment banking firm serving mid-market companies. Mr. Fernandes was a director of Blockbuster Inc., a provider of home entertainment services, from 2004 until 2011, a director of webMethods, Inc., a business integration and optimization software company, from 2002 until 2005 and a director of 7-Eleven, Inc., an operator, franchisor, and licensor of convenience stores worldwide, from 1991 until 2005. He served as a director of E-Telecare Global Solutions, a provider of customer care outsourcing services, from 2007 until 2008, where he also served as Non-Executive Chairman of the Board. He serves on the Board of Governors of Boys & Girls Clubs of America. He also serves as a trustee of the O’Hara Trust, a charitable trust that benefits the Boys & Girls Clubs of Dallas County, and the Hall-Voyer Foundation, a charity supporting educational and health programs in Honey Grove, Texas. In addition, Mr. Fernandes serves on the Board of Trustees of The Greenhill School, a private elementary and high school located in Dallas, Texas, and the NPR Foundation, an organization responsible for the management of endowed funds for National Public Radio (“NPR”) and for continuing fundraising for NPR. Mr. Fernandes has chaired the audit, compensation and finance committees of a number of public companies.

Qualifications

Mr. Fernandes’s qualifications include: extensive leadership experience at a large, complex, global public company; extensive experience in the technology industry; global business experience through 15 years of responsibility for EDS’s international business; government and regulatory experience through oversight of EDS’s U.S. government business; financial and investment experience; entrepreneurial experience; and public company governance experience as a member or chair of boards and board committees of public companies.

ROHIT KAPOOR	Director since April 2011	Age 47

Mr. Kapoor has been Vice Chairman and Chief Executive Officer of ExlService Holdings, Inc. (“EXL Holdings”), a provider of outsourcing and transformation services, since April 2012, and has been a director of EXL Holdings since 2002. Mr. Kapoor co-founded ExlService.com, Inc. (“EXL Inc.”), a wholly-owned subsidiary of EXL Holdings, in April 1999. Mr. Kapoor served as EXL Holdings’ President and Chief Executive Officer from May 2008 to April 2012, its Chief Financial Officer from November 2002 to June 2005 and from August 2006 to March 2007, as its Chief Operating Officer from June 2007 to April 2008 and as President and Chief Financial Officer of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India.

Qualifications

Mr. Kapoor’s qualifications include: extensive leadership experience at a public company; extensive accounting experience; international experience; entrepreneurial experience; governance experience as a member of the board of a public company; and a deep understanding of operational efficiencies.

KAY KOPLOVITZ	Director since 2008	Age 67

Ms. Koplovitz has been Chairman and Chief Executive Officer of Koplovitz & Co., LLC, a media and investment firm, since 1998. She has been a director of Fifth & Pacific Companies, Inc., formerly Liz Claiborne, Inc., a designer and marketer of fashion apparel and accessories, since 1992, and Chairman of the Board since 2007. She is a founder of USA Network, an international cable television programming company, and served as its Chairman and Chief Executive Officer from 1977 to 1998. Ms. Koplovitz launched the Sci-fi Channel in 1992. In 2001, Ms. Koplovitz co-founded Boldcap Ventures, a venture capital fund focused on investing in early to mid-stage companies, primarily in the healthcare and technology sectors, of which she is a governing board member. Ms. Koplovitz served as a director and member of the governance committee of Oracle Corporation, a database software and middleware company, from 1998 to 2001, and was a director of Instinet Group, Inc., an electronic brokerage services provider, from 2001 to 2007. From 2000 to 2001, Ms. Koplovitz served as Chief Executive Officer of Working Women Network, a multi-platform media company. Ms. Koplovitz serves as Chairman at Joy Berry Enterprises, Inc., a privately held publisher of children’s books, and serves on the boards of Ion Media Networks, Inc., a privately owned television and media company, The Paley Center for Media (formerly the Museum of Television and Radio), Springboard Enterprises, a

non-profit organization that supports emerging growth ventures led by women, and the International Tennis Hall of Fame. Ms. Koplovitz is also a member of the Board of Visitors, College of Letters and Science at the University of Wisconsin-Madison, and is a Trustee of Babson College.

Qualifications

Ms. Koplovitz’s qualifications include: extensive executive leadership experience at a large, complex company; entrepreneurial experience; extensive marketing and sales experience; technology experience; venture capital investment experience; and public company governance experience as a member or chair of boards and board committees of public companies.

CHRISTOPHER B. LOFGREN	Director since 2005	Age 53

Mr. Lofgren has been President, Chief Executive Officer and a director of Schneider National, Inc. (“Schneider National”), a provider of transportation and logistics services, since 2002. He served as Chief Operating Officer of Schneider National from 2001 to 2002, Chief Executive Officer of Schneider Logistics, a subsidiary of Schneider National, from 2000 to 2001, Chief Information Officer of Schneider National from 1996 to 2002, and Vice President, Engineering and Systems Development of Schneider National from 1994 to 1996. Prior to joining Schneider National, Mr. Lofgren held several positions at Symantec Corp., a security, storage and systems management solutions company, including Interim General Manager, Director of Engineering and Senior Engineer Manager. Prior to Symantec, Mr. Lofgren was a Senior Staff Engineer with Motorola, Inc., a telecommunications company. Mr. Lofgren serves on the Advisory Boards of the School of Industrial and Systems Engineering and the Georgia Institute of Technology. He was inducted into the National Academy of Engineering in 2009.

Qualifications

Mr. Lofgren’s qualifications include: extensive executive leadership experience at a large, complex company; extensive technology experience; and understanding of regulatory compliance through Schneider National’s highly regulated industry.

WILLIAM E. McCRACKEN	Director since 2005	Age 69

Mr. McCracken has been Chief Executive Officer of the Company since January 2010. He was non-executive Chairman of the Board from June 2007 to September 2009 and Interim Executive Chairman of the Board from September 2009 to January 2010, and he served as executive Chairman of the Board from January 2010 to May 2010. He was President of Executive Consulting Group, LLC, a general business consulting firm, from 2002 to January 2010. During his 36-year tenure at International Business Machines Corporation (“IBM”), a manufacturer of information processing products and a technology, software and networking systems manufacturer and developer, Mr. McCracken held a variety of executive positions, including General Manager of IBM Printing Systems Division from 1998 to 2001, General Manager of Marketing, Sales and Distribution for IBM PC Company from 1994 to 1998 and President of IBM’s EMEA and Asia Pacific PC Company from 1993 to 1994. From 1995 to 2001, he served on IBM’s Chairman’s Worldwide Management Council, a group of the top 30 executives at IBM. Mr. McCracken was a director of IKON Office Solutions, Inc., a provider of document management systems and services, from 2003 to 2008, where he served on its audit committee, compensation committee and strategy committee at various points in time during his tenure as a director. Mr. McCracken serves on the board of the National Association of Corporate Directors (“NACD”), a nonprofit membership organization for corporate board members. He is also Chairman of the Board of Trustees of Lutheran Social Ministries of New Jersey, a charitable organization that provides adoption, assisted living, counseling and immigration and refugee services, and also serves on the board of PENCIL, a nonprofit organization that partners businesses with public schools.

Qualifications

Mr. McCracken’s qualifications include: extensive executive leadership experience at large, complex, global public companies, including the Company; extensive technology experience; international management experience; government and regulatory experience through oversight of government business for managed operations at IBM; and public company governance experience as a member or chair of boards and board committees of public companies and as a director of the NACD.

RICHARD SULPIZIO	Director since 2009	Age 62

Mr. Sulpizio has been President and Chief Executive Officer of Qualcomm Enterprise Services, a division of Qualcomm Incorporated (“Qualcomm”) responsible for mobile communications and services to the transportation industry, since December 2009. Mr. Sulpizio served as President and Chief Operating Officer of Qualcomm, a developer of wireless technologies, products and services, from 1998 to 2001 and served in various other executive positions between 1991 and 1998. He served as a director of Qualcomm from 2000 to 2007. Mr. Sulpizio served as President and Chief Executive Officer of MediaFLO, USA, Inc., a Qualcomm subsidiary involved in bringing multimedia services to the wireless industry, from 2005 to 2006. Mr. Sulpizio served as President of Qualcomm Europe in 2004 and President of Qualcomm China from 2002 to 2003. Before joining Qualcomm, Mr. Sulpizio worked for eight years at Unisys Corporation, a worldwide information technology company, and 10 years at Fluor Corporation, an engineering and construction company. He has served as a director of ResMed, Inc., a global developer, manufacturer and marketer of medical products, since 2005, where he has served on its governance committee and compensation committee. He also serves on the advisory board of the University of California San Diego’s Sulpizio Family Cardiovascular Center and the board of directors of the Danny Thompson Memorial Leukemia Foundation.

Qualifications

Mr. Sulpizio’s qualifications include: extensive executive leadership experience at a large, complex, global public company; extensive technology experience; international management experience; and public company governance experience as a member or chair of boards and board committees of public companies.

LAURA S. UNGER	Director since 2004	Age 51

Since January 2010, Ms. Unger has been a special advisor to Promontory Financial Group, a global consulting firm for financial services companies. She served as the Independent Consultant to JPMorgan Chase & Co., a global securities, investment banking and retail banking firm, for the global analyst conflict settlement from 2003 to 2010. From 2002 to 2003, Ms. Unger was employed by CNBC, a satellite and cable television business news channel, as a Regulatory Expert. Ms. Unger was a Commissioner of the SEC from 1997 to 2002, and served as Acting Chairperson of the SEC from February to August 2001. Ms. Unger served as Counsel to the U.S. Senate Committee on Banking, Housing and Urban Affairs from 1990 to 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC. Ms. Unger has served as a director and member of the governance, compensation and audit committees of Ambac Financial Group, Inc., a holding company whose affiliates provide financial guarantees and financial services, since 2002 and a director and member of the nominating and governance committee of CIT Group, Inc., a provider of financing to small businesses and middle market companies, since 2010. Ms. Unger was a director and member of the nominating and governance committee and audit committee of the IQ Funds Complex, a group of closed-end mutual funds, from 2008 to 2010, a director and a member of the audit committee of Borland Software Corporation, a provider of software lifecycle management solutions, from 2002 to 2004 and a director and member of the audit committee of MNBA Corporation, a bank holding company, from 2004 to 2006. She also serves as a director of Children’s National Medical Center Foundation.

Qualifications

Ms. Unger’s qualifications include: government and public policy experience; legal and regulatory experience; extensive leadership experience at government agencies; and public company governance experience as a member or chair of boards and board committees of public companies.

ARTHUR F. WEINBACH	Director since 2008	Age 69

Mr. Weinbach has been Chairman of the Board of the Company since May 2010. From 2007 to June 2010, Mr. Weinbach was Executive Chairman and from July 2010 to November 2011 non-executive Chairman of Broadridge Financial Solutions, Inc., a provider of products and services for securities processing, clearing and outsourcing which was spun off from Automatic Data Processing, Inc. (“ADP”), a provider of business outsourcing solutions. Prior to the spin-off, Mr. Weinbach was associated with ADP from 1980 to 2007, serving as executive Chairman and Chief Executive Officer from 1996 to 2006 and as non-executive Chairman until November 2007. Prior to joining ADP, Mr. Weinbach held various positions at Touche Ross & Co., an accounting firm and a predecessor of Deloitte Touche Tohmatsu, and was a partner from 1975 to 1979. He has been a director of The Phoenix Companies, Inc., a provider of life insurance and annuity products, since 2008, chairman of its audit committee since 2009 and a member of its compensation committee since 2008. Previously, Mr. Weinbach served as a director of First Data Corporation, a provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers, from 2000 to 2006, and as a member of its audit committee for much of that period. He was also a director of Schering-Plough Corporation, a pharmaceutical manufacturer, from 1999 to 2009, at which he chaired its audit and finance committees during various times. He is currently a Trustee of New Jersey SEEDS, a non-profit organization providing academic enrichment and leadership programs for high-achieving, low-income youth.

Qualifications

Mr. Weinbach’s qualifications include: extensive financial, accounting and auditing experience; international experience; technology experience; and public company governance experience as a member or chair of boards and board committees of public companies.

RENATO (RON) ZAMBONINI	Director since 2005	Age 65

Mr. Zambonini was Chairman of the Board of Cognos Incorporated (“Cognos”), a developer of business intelligence software, from 2004 until 2008, and a director from 1994 until 2008. Mr. Zambonini was Chief Executive Officer of Cognos from 1995 to 2004, President from 1993 to 2002, and Senior Vice President, Research and Development from 1990 to 1993. Prior to joining Cognos, Mr. Zambonini served as Vice President, Research and Development of Cullinet Software, Inc., a software developer, from 1987 to 1989. Mr. Zambonini has served as a director of Parametric Technology Corporation, a company that develops, markets and supports product development software solutions and related services, since May 2011. Mr. Zambonini served as a director of Reynolds & Reynolds, a software company servicing automotive dealerships, from 2003 to 2006, and a director of Emergis, Inc., an electronic commerce business, from 2004 to 2008. Mr. Zambonini served on the audit committee of Reynolds & Reynolds and the compensation committee of Emergis, Inc.

Qualifications

Mr. Zambonini’s qualifications include: extensive executive leadership experience at a large, complex, public company; extensive technology experience; and public company governance experience as a member or chair of boards and board committees of public companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (PROPOSAL 1).

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013. KPMG LLP has been the Company’s independent registered public accounting firm since the fiscal year ended March 31, 2000. The Audit Committee believes that the continued retention of KPMG LLP is in the best interests of the Company and our stockholders. As provided in the Audit Committee’s Charter, (1) the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements; and (2) the Audit Committee is directly involved in the selection of its independent registered public accounting firm’s lead engagement partner. Our Audit Committee Charter also provides that periodically the Audit Committee “will consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.”

Our engagement letter with KPMG LLP contains procedures for the resolution of disputes between us and KPMG LLP. These procedures provide for the submission of a dispute to mediation if requested by us or if we agree to KPMG LLP’s request for mediation. If we do not agree to KPMG LLP’s request for mediation, if a dispute is not resolved by mediation within 90 days of the commencement of the mediation (or by the end of a longer period if agreed to by the parties) or if one of the parties declares that mediation is inappropriate to resolve the dispute, the engagement letter provides that arbitration will be used to resolve the dispute. In such an arbitration, the engagement letter provides that the panel of arbitrators will have no power to award non-monetary or equitable relief. Mediation or arbitration procedures and relief provisions of the type in our engagement letter with KPMG are common in engagement letters with large independent registered public accounting firms representing public companies, and we believe these customary provisions are in the best interests of our stockholders.

Although our By-laws do not require the submission of the selection of our independent registered public accounting firm to our stockholders for approval or ratification, the Audit Committee considers it desirable to obtain the views of our stockholders on that appointment. If our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2).

Audit and Other Fees Paid to KPMG LLP

The fees billed by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2012 and March 31, 2011 are reflected in the following table:

Fee Category	Fiscal Year 2012 Fees	Fiscal Year 2011 Fees
Audit Fees	$11,581,000	$11,948,000
Audit-Related Fees	673,000	1,175,000
Tax Fees	1,230,000	603,000
All Other Fees	351,000	—
Total Fees	$13,835,000	$13,726,000

Audit Fees

Audit fees relate to: audit work performed in connection with the audit of our financial statements for the fiscal years ended March 31, 2012 and 2011 included in our Annual Reports on Form 10-K; the audit of the effectiveness of our internal control over financial reporting at March 31, 2012 and 2011; the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended March 31, 2012 and 2011; as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters to underwriters and lenders, statutory audits of foreign subsidiaries, review of consent letters, SEC filings and comment letters, and discussions surrounding the proper application of financial accounting and reporting standards.

Audit-Related Fees

Audit-related fees are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements. The audit-related fees for fiscal year 2012 primarily include services in connection with: business combinations; benefit plan audits; eXtensible Business Reporting Language (“XBRL”) reporting; software license compliance; and engagements under Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization (formerly Statement on Auditing Standards (“SAS”) No. 70). The audit-related fees for fiscal year 2011 primarily include services in connection with: business combinations; benefit plan audits; XBRL reporting; software license compliance; International Accounting Standards Board convergence of accounting standards; and an engagement under SAS No. 70, Service Organizations.

Tax Fees

Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including: assisting with tax planning; supporting other tax-related regulatory requirements; and assisting with tax compliance and reporting matters. The tax fees for fiscal years 2012 and 2011 primarily include services in connection with international and U.S. tax compliance matters.

All Other Fees

All other fees represent fees for services related to the Company’s compliance program, the Company’s greenhouse gas emissions reporting and information systems compliance with the Federal Information Security Management Act.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring Audit Committee pre-approval of the performance of all audit, audit-related and non-audit services (including tax services) by our independent registered public accounting firm. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations. The Audit Committee has also delegated to its Chairman the authority to pre-approve the performance of audit, audit-related and non-audit services by our independent registered public accounting firm (provided that tax services may be pre-approved only up to $100,000), if such approval is necessary or desirable in between meetings, provided that the Chairman must advise the Audit Committee no later than its next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and internal controls for the fiscal year ended March 31, 2012 with management.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond J. Bromark, Chair

Jens Alder

Rohit Kapoor

Ron Zambonini

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee (the “Compensation Committee”) has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Gary J. Fernandes, Chair

Kay Koplovitz

Richard Sulpizio

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement contains the Company’s discussion and analysis of the fiscal year 2012 compensation of the executive officers of the Company who are required by SEC rules to be named in our Summary Compensation Table that appears later in this Proxy Statement. The SEC rules require disclosure of compensation information for any individual who served as the Company’s Chief Executive Officer or Chief Financial Officer during the fiscal year, as well as its three most highly-compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer). The Company must also provide compensation information for up to two additional individuals who would have been included but for the fact that they were not executive officers at the end of the fiscal year. We refer to these executives as our “Named Executive Officers.”

For fiscal year 2012, the Company’s Named Executive Officers are the Company’s current Chief Executive Officer and Chief Financial Officer, the three most highly-compensated executive officers, as well as our former Chief Financial Officer, and a former executive officer who would have been included but for the fact that he was not serving as an executive officer as of the end of the fiscal year.

For fiscal year 2012, our Named Executive Officers were:

•	William E. McCracken, Chief Executive Officer;

•	Richard J. Beckert, Executive Vice President and Chief Financial Officer;

•	George J. Fischer, Executive Vice President and Group Executive, Worldwide Sales and Services;

•	Peter JL Griffiths, Executive Vice President and Group Executive, Enterprise Solutions and Technology Group;

•	Amy Fliegelman Olli, Executive Vice President and General Counsel;

•	Nancy E. Cooper, former Executive Vice President and Chief Financial Officer, who retired as Chief Financial Officer on May 18, 2011; and

•	David C. Dobson, former Executive Vice President and Group Executive, Customer Solutions Group, who was not serving as an executive officer as of the end of fiscal year 2012.

This Compensation Discussion and Analysis is organized in six key sections:

•	Philosophy

•	Fiscal Year 2012 Year in Review

•	Compensation Decisions Based on Fiscal Year 2012 Performance

•	How Compensation is Set and Determined

•	Elements of Compensation

•	Other Important Compensation Policies and Matters Affecting Named Executive Officers

Philosophy

The Company maintains a pay-for-performance compensation philosophy and expects all executives to satisfy their respective performance objectives established by the Compensation Committee. Through this philosophy, the Compensation Committee intends to hold Named Executive Officers accountable for the Company’s performance and for business decisions made during each fiscal year. To implement this philosophy, the Compensation Committee ties a substantial portion of each Named Executive Officer’s compensation to the Company’s performance. The Company’s compensation program is designed to appropriately balance the annual and long-term performance objectives of the Company and to promote the interests of our stockholders by aligning a substantial portion of executive compensation to the Company’s short- and long-term financial, strategic and operational performance, as well as stock price.

The Company compensates its Named Executive Officers based largely on the achievement of the Company’s financial, operational and strategic objectives. We believe that our executive compensation program played a meaningful role in helping us achieve solid financial performance in fiscal year 2012.

Fiscal Year 2012 Year in Review

Company Performance

The Company achieved solid results in fiscal year 2012, both in terms of financial performance and the achievement of certain key operational and strategic objectives for the Company. Among the achievements:

•	Revenue grew 7% from fiscal year 2011 in constant currency and 9% as reported to $4.8 billion;

•	GAAP diluted earnings per share from continuing operations grew 14% from fiscal year 2011 in constant currency and 19% as reported to $1.90; and

•	Cash flow from continuing operations grew 6% from fiscal year 2011 in constant currency and 9% as reported to $1.5 billion.[1]

The Company’s solid earnings and operational performance helped to facilitate a capital allocation program announced this year which targets the return of up to $2.5 billion to stockholders through the end of fiscal year 2014. This program plans to return approximately 80% of expected cumulative free cash flow to stockholders through increased dividends and share repurchases.

Overall, the Company’s fiscal year 2012 business performance demonstrates the Company’s and executive management’s commitment to consistently delivering innovative solutions and services to our customers, solid revenue and earnings growth and attractive, sustainable returns to stockholders.

Compensation Highlights

The following compensation highlights for fiscal year 2012 demonstrate the Company’s commitment to pay-for-performance and to corporate governance best practices relating to compensation:

•

Elements of compensation.    The Company’s compensation program is designed to appropriately balance the annual and long-term performance objectives of the Company, as well as promote the interests of our stockholders. The elements of fiscal year 2012 regular direct compensation for the Named Executive Officers were:

¡	base salary;

¡	annual performance cash incentive;

¡	long-term performance equity-based incentive (“FY2012 LTIP”), composed of the following (and in the proportions and with the measures shown in the illustration below):

¡	stock options, subject to three-year vesting;

¡	one-year performance shares, a portion of which remains subject to vesting after the end of the one-year performance cycle; and

1 Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2012 financial results.

¡	three-year performance shares, settled in shares of Company Common Stock after the completion of a three-year performance cycle.

•

Focus on Long-Term Performance.    In fiscal year 2012, the Compensation Committee began to replace the one-year performance share component of the LTIP with additional three-year performance shares for members of the Company’s Executive Management Team (which includes the Named Executive Officers). The purpose of this change is to more closely align executive compensation with long-term Company performance. For fiscal year 2012, the three-year performance share component was increased; the one-year performance share component was eliminated for newly-hired members of the Executive Management Team; and for current members of the Executive Management Team, to mitigate a decrease in their annual vested compensation, the one-year performance share component was reduced but not eliminated and the stock options component was temporarily reduced. For fiscal year 2013, the one-year performance share component will be completely replaced by three-year performance shares for all members of the Executive Management Team.

•

Pay for Performance.    As reflected in the chart above and described in more detail below under “Performance-Based Compensation,” in structuring our annual performance cash incentive award and the one-year performance share award, we use non-GAAP revenue, non-GAAP operating margin and cash flow from operations as the financial objectives because they (1) focus the Executive Management Team on overall business growth and profitability; (2) hold the Executive Management Team accountable for business decisions; and (3) are three key factors that influence stockholder value. For fiscal year 2012, the Company achieved 6.1% revenue growth, 34.8% operating margin and $1,505 million in cash flow from operations, as defined under the incentive plans and described in more detail below under “Performance-Based Compensation.” In the aggregate, the Company exceeded the financial performance goals and targets established by the Compensation Committee at the beginning of the fiscal year, resulting in formulaic payouts to the Named Executive Officers ranging between 102.0%-117.6% of target for the annual performance cash incentive award and 112.8% of target for the one-year performance share award. The Compensation Committee determined that, consistent with the incentive program design, the Named Executive Officers’ annual performance cash incentive award payouts and one-year performance share award payouts for fiscal year 2012 would be above the target amounts established at the beginning of fiscal year 2012. The three-year performance share award for the fiscal year 2010-2012 performance period (ending March 31, 2012) met the target goals established at the beginning of the three-year performance period.

•

A substantial majority of Named Executive Officer compensation is performance-based or “at-risk.”    The Company’s executive compensation program encourages executives to balance efforts to increase financial performance and shareholder value over the year with achievement of the Company’s long-term financial goals. For fiscal year 2012, the Compensation Committee awarded a substantial percentage of total compensation of Named Executive Officers in the form of long-term incentive awards — namely, stock options, which are subject to market risk, as well as “at-risk” performance shares, which deliver value only if the Company achieves specific performance goals over one-year and three-year performance periods. The annual performance cash incentive was also linked primarily to corporate financial measures. This compensation structure reinforces the Named Executive Officers’ accountability for the Company’s future financial, operating and strategic goals by tying a greater portion of compensation directly to certain core financial metrics.

¡

As illustrated by the following table, a substantial majority (approximately 82% on weighted average at target levels) of Named Executive Officer fiscal year 2012 total direct compensation is “at-risk” or performance-based. For the Chief Executive Officer, approximately 87% of his fiscal year 2012 target total direct compensation is “at-risk” or performance-based.

Note: Ms. Cooper is not shown in the table. She did not receive fiscal year 2012 incentive compensation awards because her consideration of potential retirement was known to the Compensation Committee at the time those awards were approved. As a result, she received only her base salary for the period in fiscal year 2012 that she was employed prior to her retirement from the Company. A one-time cash equalization payment and equity grants made to Mr. Griffiths at the commencement of his employment, as reflected in the Fiscal Year 2012 Summary Compensation Table, are also not reflected in the table as they are not elements of Mr. Griffiths’ regular direct compensation for fiscal year 2012.

•

Compensation is closely aligned with Company stockholder interests.    Long-term incentives are used to align executive actions with long-term management and stockholder goals, providing rewards consistent with the creation of stockholder value. The Compensation Committee believes that linking compensation to Company financial results and delivering it primarily in the form of equity-based long-term incentive awards that are subject to market risk motivates executives to achieve financial and strategic goals. This philosophy is further reinforced by the fact that all long-term incentives are paid with shares of Company Common Stock.

¡

Stock options, subject to three-year vesting, were included as an equity award component of fiscal year 2012 compensation. These awards are subject to market risk, as their value fluctuates with the price of the underlying Company Common Stock and they can lose all value if our stock price falls and remains below the closing price of the Company’s Common Stock on the grant date.

¡

A substantial majority of fiscal year 2012 performance-based compensation is paid in Company Common Stock (approximately 62% for the Named Executive Officers shown in the table below) and is weighted towards a focus on long-term performance, as set forth in the table below.

¡	100% of the long-term performance-based awards is paid in Company Common Stock, further aligning the interests of Named Executive Officers with our stockholders.

¡

The Company also promotes our stockholders’ interests by maintaining minimum stock ownership requirements applicable to the Named Executive Officers, ranging from two to five times base salary, depending on the position. The ownership requirement for the Chief Executive Officer was increased in January 2012 from four to five times base salary.

Note: Ms. Cooper is not shown in the table. She did not receive fiscal 2012 incentive compensation awards because her consideration of potential retirement during fiscal year 2012 was known to the Compensation Committee at the time those awards were approved. As a result, she received only her base salary for the period in fiscal year 2012 that she was employed prior to her retirement from the Company. A one-time cash equalization payment and equity grants made to Mr. Griffiths at the commencement of his employment, as reflected in the Fiscal Year 2012 Summary Compensation Table, are also not reflected in the table as they are not elements of Mr. Griffiths’ regular direct compensation for fiscal year 2012.

•

Strong corporate governance practices.    All compensation of the Named Executive Officers is determined by the Compensation Committee, which is composed entirely of independent directors. Also, in fiscal year 2012, the Compensation Committee engaged an executive compensation consultant that the Committee determined to be independent of Company management. Among some other strong practices:

¡

The Company has a “clawback” policy that applies in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. The policy permits the Compensation Committee to seek to reclaim certain compensation from executives under those circumstances. The Company also incorporated additional “clawback” provisions in equity grant agreements for restricted stock awards, restricted stock units and stock option awards entered into in fiscal year 2013, to further protect Company and stockholder interests. These additional provisions allow the Company to seek to reclaim any shares or gain realized by an employee who breaches certain non-competition and other restrictive covenant provisions.

¡

The Company’s Chief Risk Officer reviewed management’s assessment of the Company’s incentive compensation programs, including all of the executive compensation plans that cover our Named Executive Officers, and reviewed his findings with the Compensation Committee. The Compensation Committee and the Chief Risk Officer concurred that the incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company because, among other things: (1) the majority of the compensation is tied to the Company’s long-term goals and is subject to vesting; (2) the Company maintains its “clawback” policy; and (3) the Compensation Committee has discretion to reduce a Named Executive Officer’s compensation payouts for any reason, including to avoid rewarding an executive for excessive or inappropriate risk-taking.

Compensation Decisions Based on Fiscal Year 2012 Performance

Incentive Compensation Payout Levels

The following table shows for each of the Named Executive Officers the payout level as a percentage of target with respect to compensation based entirely or partially on fiscal year 2012 performance. As described in more detail below, the fiscal year 2012 incentive payouts were determined based on the actual formulaic attainment of the financial performance goals set by the Compensation Committee at the beginning of the applicable performance cycle. This table shows the payout as a percentage of target for the annual performance cash incentive and the one-year performance share awards that were paid after the conclusion of the fiscal year 2012 performance cycle, as well as the three-year performance share awards that were paid after the conclusion of the fiscal year 2010-2012 performance cycle. The table does not show the fiscal year 2012-2014 three-year performance shares that were granted in fiscal year 2012, because the shares underlying the awards will not be issued until after the conclusion of the three-year performance cycle on March 31, 2014, subject to attainment of the applicable performance goals.

	FY 2010-2012000	FY 2010-2012000	FY 2010-2012000
	Payout as a Percentage of Target
Name	FY 2012 Annual Performance Cash Incentive	FY 2012 1-Year Performance Shares(1)	FY 2010-2012 3-Year Performance Shares(2)
W.E. McCracken	117.60%	112.80%	—
R.J. Beckert	117.60%	112.80%	—
G.J. Fischer	117.60%	112.80%	100.00%
P. JL Griffiths	112.00%	—	—
A. Fliegelman Olli	117.60%	112.80%	100.00%
D.C. Dobson	102.00%	112.80%	—

Note: Ms. Cooper is not shown in the table. She did not receive fiscal 2012 incentive compensation awards because her consideration of potential retirement during fiscal year 2012 was known to the Compensation Committee at the time those awards were approved. As a result, she received only her base salary for the period in fiscal year 2012 that she was employed prior to her retirement from the Company.

(1)	Mr. Griffiths did not receive a fiscal year 2012 one-year performance share award because he was newly hired in fiscal year 2012 and was, therefore, not eligible for the transitional one-year performance share award granted to the Named Executive Officers who were not newly hired in fiscal year 2012.

(2)	Because Messrs. McCracken, Griffiths and Dobson began employment after the beginning of the performance cycle, they were not eligible for a fiscal year 2010-2012 three-year performance share award. Mr. Beckert was also not eligible for this award because he was not an executive officer at the beginning of the performance cycle.

Fiscal Year 2012 Realized and Unrealized Compensation

The following table shows the actual amounts, in cash and equity, earned or received by the Named Executive Officers with respect to fiscal year 2012. The table identifies compensation that is not subject to forfeiture (i.e., vested or “actual-realized”) and compensation that remains subject to forfeiture (i.e., “actual-unrealized”).

The table demonstrates that:

•	A substantial majority of the Named Executive Officers’ total direct compensation is performance-based.

•

A substantial portion of the Named Executive Officers’ total direct compensation is at-risk and weighted towards long-term performance, because the compensation remains unrealized due to a combination of long-term performance cycles and vesting terms.

•	A substantial portion of the Named Executive Officers’ performance-based compensation is paid in Company Common Stock or stock options.

•	The Compensation Committee is implementing the Company’s pay-for-performance philosophy.

(1)	Fiscal 2012 Base Salary	Fiscal 2012 Annual Performance Cash Incentive	Fiscal 2012 One-Year Performance Shares(2)		Stock Options(3)		Fiscal 2010-2012 Three-Year Performance Shares(2)(4)(5)
			Shares	Value	Shares	Value	Shares	Value
W.E. McCracken
Target	$1,000,000	$1,500,000	45,913		137,739		—	—
Actual-realized	$1,000,000	$1,764,000	12,948	$341,698	46,832	$215,896	—	—
Actual-unrealized			38,841	$1,025,014	90,907	$419,081	—	—
R.J. Beckert(6)
Target	$500,000	$461,667	8,187		24,561		—	—
Actual-realized	$487,500	$542,920	2,309	$60,935	8,351	$38,498	—	—
Actual-unrealized			6,925	$182,751	16,210	$74,728	—	—
G.J. Fischer
Target	$700,000	$700,000	22,038		66,114		41,438
Actual-realized	$700,000	$823,200	6,215	$164,014	22,479	$103,628	41,438	$1,093,549
Actual-unrealized			18,643	$491,989	43,635	$201,157
P. JL Griffiths(6)
Target	$700,910	$595,582	—		95,505		—	—
Actual-realized	$593,823	$667,052	—	—	32,472	$149,696	—	—
Actual-unrealized			—	—	63,033	$290,582	—	—
A. Fliegelman Olli
Target	$600,000	$600,000	11,019		33,057		28,808
Actual-realized	$600,000	$705,600	3,107	$81,994	11,240	$51,816	28,808	$760,243
Actual-unrealized			9,321	$245,981	21,817	$100,576
N.E. Cooper(7)
Target	$600,000	—	—		—	—	—	—
Actual-realized	$250,000	—	—	—	—	—	—	—
Actual-unrealized			—	—	—	—	—	—
D.C. Dobson(7)
Target	$700,000	$700,000	22,038		66,114		—	—
Actual-realized	$700,000	$714,000	6,215	$164,014	22,479	$103,628	—	—
Actual-unrealized			18,643	$491,989	43,635	$201,157	—	—

(1)	“Actual-realized” compensation is compensation that is vested (i.e., no longer subject to forfeiture under the terms of the award) and “actual-unrealized” compensation is unvested (i.e., subject to forfeiture under the terms of the award).

(2)	The actual-realized value of the shares of the Company’s Common Stock underlying the one-year and three-year performance share awards is based on the closing price of the Company’s Common Stock on May 8, 2012 ($26.39), the date the Compensation Committee issued the Common Stock underlying the awards.

(3)	Stock option awards granted during fiscal year 2012 vest in approximately equal installments on the first three anniversaries of the date of grant (June 14, 2011). For purposes of providing an illustrative value of the stock options, this table shows the difference between the closing price of the Company’s Common Stock on the June 14, 2011 date of grant ($21.78) and the closing price of the Company’s Common Stock on May 8, 2012 ($26.39), the date the Compensation Committee approved the payout for all long-term incentive awards for fiscal year 2012, i.e., the stock option spread as of May 8, 2012. This illustrative value could differ from the actual value of the stock options on the dates on which the stock options actually vest.

(4)	This table does not show the fiscal year 2012-2014 three-year performance shares that were awarded in fiscal year 2012 because they will not be issued until the conclusion of the three-year performance cycle on March 31, 2014, subject to attainment of the applicable performance goals.

(5)	Because Messrs. McCracken, Griffiths and Dobson joined the Company after the commencement of the performance cycle, they were not eligible for an award of fiscal year 2010-2012 three-year performance shares. Mr. Beckert was also not eligible for this award because he was not an executive officer at the commencement of the performance cycle.

(6)	Messrs. Beckert and Griffiths’ fiscal year 2012 target annual performance cash incentive awards are prorated to reflect the portion of the fiscal year that each executive served as an executive vice president of the Company. Mr. Griffiths’ base salary and annual performance cash incentive are paid in Canadian dollars and the amounts shown in this table have been converted into U.S. dollars, using the March 31, 2012 closing rate of Can$1 to US$1.0013, as reported on bloomberg.com. This table does not reflect the one-time cash equalization payment and equity grants made to Mr. Griffiths at the commencement of his employment, as described in the Fiscal Year 2012 Summary Compensation Table below, as they are not related to fiscal year 2012 performance. Mr. Griffiths was not eligible for a fiscal year 2012 one-year performance share award because he was a newly-hired executive in fiscal year 2012.

(7)	Ms. Cooper did not receive fiscal year 2012 incentive compensation awards because her consideration of potential retirement during fiscal year 2012 was known to the Compensation Committee at the time those awards were approved. As a result, she received only her base salary for the period in fiscal year 2012 that she was employed prior to her retirement from the Company. The table excludes the anticipated severance amount for Mr. Dobson, as set forth in the “All Other Compensation” column of the Fiscal Year 2012 Summary Compensation Table below, as that amount was not part of Mr. Dobson’s regular compensation for fiscal year 2012 and is expected to be paid in fiscal year 2013.

A substantial portion of the compensation of the Named Executive Officers shown above in relation to fiscal year 2012 performance remains unrealized because it is subject to time-vesting conditions. These vesting conditions strengthen the alignment of our Named Executive Officers’ compensation with stockholder value because the ability to realize the value remains at-risk for a longer period. The graphs below compare realized performance-based compensation and unrealized performance-based compensation for fiscal year 2012. Equity values shown on the graphs are based on the closing price of the Company’s Common Stock on May 8, 2012, the date the Compensation Committee approved the payout for all long-term incentive awards for fiscal year 2012. The stock options shown as “realized” will not vest until June 14, 2012, the first anniversary of the date of grant, provided that the Named Executive Officer remains employed by the Company through the vesting date. For purposes of providing an illustrative value of the stock options, the graphs below show the difference between the closing price of the Company’s Common Stock on the June 14, 2011 date of grant ($21.78) and the closing price of the Company’s Common Stock on May 8, 2012 ($26.39), the date the Compensation Committee approved the payout for all long-term incentive awards for fiscal year 2012, i.e., the stock option spread as of May 8, 2012. This illustrative value could differ from the actual value of the stock options on the dates on which the stock options actually vest.

Note: A one-time cash equalization payment and equity grants made to Mr. Griffiths at the commencement of his employment, as reflected in the Fiscal Year 2012 Summary Compensation Table, are not reflected in the table as they are not related to fiscal year 2012 performance.

How Compensation is Set and Determined

Consistent with the Company’s pay-for-performance compensation philosophy, in determining compensation for the Named Executive Officers, the Compensation Committee has adopted the fundamental principles described below. The Compensation Committee determines the appropriate strategy to incorporate these principles in our Named Executive Officers’ compensation program and seeks to achieve the outcomes described below.

Principle	Strategy	Outcome
Support a performance-based culture	Annually assess and appropriately reward executive performance against short-term and long-term financial, operating and strategic goals.

•    Attract and retain talented senior executives whose judgment is vital to the continued success of the Company;

•    Deliver stockholder return;

•    Incentivize executives to provide strong financial results;

•    Engage and incentivize executives to achieve short-term and long-term goals; and

•    Conduct business in an ethical manner.

Adopt a total rewards holistic view	Promote the various components of an employment experience including compensation, benefits, perquisites and career development.
Include substantial portion of “at-risk” compensation	Set aggressive levels of performance-based compensation only to be paid when financial and operational criteria are achieved. Establish alignment of a substantial portion of our executives’ compensation to the Company’s financial, strategic, operational and stock price performance.
Ensure appropriate compensation component mix	Balance the base salary, annual performance cash incentive, and long-term incentive compensation components of an executive’s overall compensation package to the competitive market.
Align to Company strategy	Annually review, assess, and implement change needed to ensure that the executive compensation program aligns with the Company’s short-term and long-term strategy.
Align with stockholders’ interests	Establish programs and policies that are transparent and meet governance and fiduciary commitments to our stockholders. Design programs that seek to deliver stockholder return. Deliver a substantial portion of compensation in stock. Maintain executive stock ownership requirements.
Mitigate excessive risk taking	Retain discretion to reduce any annual performance cash incentive or performance share award for any reason, including the quality and long-term strategic alignment of the results underlying the achievement of performance goals. Mandatory 10% reduction of target performance incentive for failure to complete annual ethics training. “Clawback” of compensation in the case of substantial Company financial restatements as a direct result of intentional misconduct or fraud.

The process for determining compensation targets for our Named Executive Officers involves a three-tier review that includes:

•

recommendations from the Chief Executive Officer and the Chief Human Resources Officer regarding each Named Executive Officer other than the Chief Executive Officer based on available competitive market data and their assessment of each executive’s individual contribution, experience and potential;

•	recommendations from the Company’s independent compensation consultant, Towers Watson; and

•	approval by the independent Compensation Committee.

The Role of the Compensation Committee

The responsibilities of the Compensation Committee are set forth in the Compensation Committee’s charter, which is available on our website at www.ca.com/invest. The Compensation Committee:

•	develops an executive compensation philosophy and objectives and establishes principles to guide the design and select the components of executive compensation;

•

approves the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers;

•	evaluates, in coordination with the Corporate Governance Committee, the performance of the Chief Executive Officer; and

•	recommends to the Board approval of all executive compensation plans and programs.

The Compensation Committee may delegate its authority to one or more members or subcommittees, when deemed appropriate. The Compensation Committee consists entirely of directors who are “independent” as described in applicable NASDAQ rules and the Company’s Corporate Governance Principles.

The Compensation Committee also oversees executive management development and succession planning.

The Compensation Committee meets regularly in executive session, without management present, and reports to the full Board at each regular Board meeting.

In evaluating compensation data and exercising its judgment in making decisions regarding executive incentive compensation matters for any fiscal year, the Compensation Committee considers, among other factors:

•	the Company’s financial performance and financial, strategic and operational goals;

•	each executive’s individual contribution, experience and potential;

•	feedback from the independent members of the Board of Directors with regard to the performance and compensation of the Chief Executive Officer and the other Named Executive Officers;

•	competitive market data (as described below under “Use of Compensation Benchmarking Data”);

•	recommendations from its independent compensation consultant;

•	recommendations from the Chief Executive Officer and Chief Human Resources Officer; and

•	the principles and strategies summarized above, as well as other factors summarized below under “Other Important Compensation Policies and Matters Affecting Named Executive Officers.”

The Compensation Committee also considers the results of the advisory vote on the compensation of our Named Executive Officers (“say-on-pay”). In light of the high level of support that the Company’s say-on-pay proposal received at the Company’s 2011 Annual Meeting of Stockholders, the Compensation Committee continues to follow the compensation philosophy outlined in this Compensation Discussion and Analysis with respect to the compensation of our Named Executive Officers. The Company will provide a say-on-pay advisory vote to stockholders on an annual basis.

The Compensation Committee considers the abovementioned factors in establishing target total direct compensation opportunities for our Named Executive Officers, which is generally targeted to be within the 50th to 75th percentiles of compensation of executives in the selected compensation benchmarking group (as described below under “Use of Compensation Benchmarking Data”). For fiscal year 2012, our Chief Executive Officer’s total target direct compensation opportunity was within the 50th percentile of compensation for chief executive officers within our compensation benchmarking group.

The Compensation Committee also determines the form in which the compensation will be paid — i.e., cash or equity — and determines the form of equity, including stock options, stock appreciation rights, restricted stock, restricted stock units or performance shares. In each year, including fiscal year 2012, the Compensation Committee approves a compensation program that it believes: (1) incorporates a well-balanced mix of short-term and long-term incentives and cash and non-cash components; (2) links pay to the achievement of goals that are tied to our financial, strategic and operational performance; and (3) helps achieve the objectives of our compensation policies that are described elsewhere in this Compensation Discussion and Analysis, including increasing the value that our Company returns to its stockholders. The Compensation Committee also approves the performance metrics that will apply in the annual and long-term incentive programs. The performance metrics for the fiscal year 2012 incentive programs were established at the beginning of the fiscal year and are described below.

The Role of the Compensation Consultant

During fiscal year 2012, the Compensation Committee engaged Towers Watson as its independent executive compensation consultant. Towers Watson provided the Compensation Committee with the following services:

•	Advised with respect to the design, form, components and amounts of compensation for executive officers;

•	Advised on the appropriate composition of the Company’s compensation benchmarking group;

•	Reviewed the Company’s current compensation programs and opined on whether those programs were competitive and well-balanced;

•	Reviewed and advised with respect to market trends, regulatory issues and developments and their potential effect on executive compensation programs; and

•	Consulted with the Compensation Committee on appropriate performance metrics for the annual performance cash incentive and long-term incentive awards.

The terms on which the Compensation Committee engages Towers Watson to perform work are set forth in a formal agreement containing a description of the scope of Towers Watson’s services. The Compensation Committee engaged Towers Watson based on its experience, expertise and familiarity with the Company. A representative of Towers Watson usually attends sessions of the Compensation Committee that deal with executive compensation matters. In addition, management also works with Towers Watson at the direction of the Compensation Committee to prepare materials with respect to market data and best practices for the Compensation Committee’s consideration when making compensation decisions.

The Role of Executive Management

The Compensation Committee considers the views and insights of the Chief Executive Officer and the Chief Human Resources Officer in making compensation decisions for Named Executive Officers and other executives. The Compensation Committee believes that the input of these officers with respect to the business environment, the Company’s competitive status in various business areas, and the attributes and performance of individual executives is an essential component of the Compensation Committee’s process. No Named Executive Officer provides any recommendation regarding the determination of his or her own compensation.

In fiscal year 2012, the Chief Executive Officer and the Chief Human Resources Officer made recommendations to the Compensation Committee with regard to each executive officer’s base salary levels and individual incentive compensation targets (i.e., annual performance cash incentive target and long-term incentive award target amounts), based on each executive’s experience, role, potential and performance. The recommendations of the Chief Executive Officer and the Chief Human Resources Officer were then reviewed by the Compensation Committee with the assistance of Towers Watson.

Other executives who have a role in the Compensation Committee’s process include the Company’s Chief Financial Officer, who provides insight on the Company’s key financial drivers and goals in the short- and long-term and who certifies the level of attainment of the pre-established financial performance goals for the annual and long-term incentive components of the executive compensation programs. Based on the input of the Chief Financial Officer, the Compensation Committee approved the level of attainment of the fiscal year 2012 performance goals and the payouts based on that level of attainment. The final assessment of an executive’s performance regarding the line-of-sight metric for certain Named Executive Officers, including Messrs. Griffiths and Dobson, was recommended by the Chief Executive Officer and approved by the Compensation Committee.

Use of Compensation Benchmarking Data

To design and determine the amount and mix of compensation payable to the Company’s executive officers, including the Named Executive Officers, the Compensation Committee, with the assistance of Towers Watson, annually reviews a variety of data, including competitive market data for the most comparable positions at a sample of other companies that the Company considers as its “peer group.” Using a methodology recommended by Towers Watson, and with their assistance, the Compensation Committee selected a competitive benchmarking group that included the following attributes:

•	Companies in the industry in which the Company’s business competes (i.e., systems software);

•	Companies in other similar technology industries (e.g., applications software, IT services, computer storage and peripherals, etc.) in which the Company competes for executive talent;

•

A sample of companies of these types that has median revenues that approximate the Company’s revenue, since revenue size is considered by compensation consultants to have a high correlation with the scale and complexity of a business, which often dictates compensation levels; and

•	A company sample size that is sufficiently robust to offer a reasonable measure of statistical integrity.

The competitive benchmarking group for fiscal year 2012 selected by the Compensation Committee was the same as the group for fiscal year 2011, as follows:

Fiscal Year 2012 Compensation Benchmarking Group

Adobe Systems Incorporated	Compuware Corporation	QUALCOMM Incorporated

Autodesk, Inc.	EMC Corporation	salesforce.com, inc.

Automatic Data Processing, Inc.	Intuit Inc.	Seagate Technology plc

BMC Software, Inc.	Juniper Networks, Inc.	Sybase, Inc.*

Cadence Design Systems, Inc.	McAfee, Inc.*	Symantec Corporation

Citrix Systems, Inc.	Microsoft Corporation	Unisys Corporation

Computer Sciences Corporation	Oracle Corporation	VMware, Inc.

*	McAfee, Inc. and Sybase, Inc. were acquired by other companies after the benchmarking group was composed.

Elements of Compensation

The elements of regular compensation for the Company’s Named Executive Officers for fiscal year 2012, except for Ms. Cooper, were base salary, annual performance cash incentive compensation, long-term incentive compensation, broad-based employee benefit programs and limited perquisites. Ms. Cooper only received her base salary for the period of time she worked in fiscal year 2012 prior to her retirement from the Company. The following table briefly summarizes these elements of compensation, which are described in greater detail elsewhere in this Compensation Discussion and Analysis section.

TOTAL DIRECT COMPENSATION					TOTAL INDIRECT COMPENSATION
(Generally targeted between the 50th and 75th percentiles of compensation benchmark group)
Cash Compensation		Equity Compensation (Long-Term Incentive Awards)			All Other Compensation
	Annual Performance Cash Incentive	Stock Options	1-Year Performance Shares	3-Year Performance Shares	Benefits & Perquisites
Base Salary	-At-Risk-	-At-Risk-	-At-Risk-	-At-Risk-
Purpose:	Purpose:	Purpose:	Purpose:	Purpose:	Purpose:

To provide a competitive base level of fixed compensation recognizing the executive’s responsibilities, skills, and contributions.	To recognize an executive’s contributions in achieving the current fiscal year’s goals.	To provide motivation to deliver stock price growth to stockholders.	To provide motivation to deliver on pre-established annual goals with payout that aligns to stockholder value.	To provide motivation to deliver on pre-established long-term goals with payout that aligns to stockholder value.	To aid in the attraction of executives by providing a limited number of personal benefits allowing greater focus on business matters and increased productivity.
Description:	Description:	Description:	Description:	Description:	Description:
Base salaries are reviewed annually by the Compensation Committee.	A cash bonus. Paid only if current fiscal year goals are achieved. Cash incentive targets are established annually by the Compensation Committee. The Compensation Committee retains complete discretion to limit any award payouts.	A time-based equity award that will have value to grantee only if the stock price appreciates. 34% of the shares vest on the first anniversary of the stock option grant date and an additional 33% of the shares vest on each of the second and third anniversaries of the option grant date.	A performance-based equity award in recognition of achievement of pre-established annual performance goals. In fiscal year 2012, 25% of the shares vest on the date of grant (i.e., after the 1-year performance cycle goals are certified) and 75% of the shares vest on the first anniversary of the stock grant date. The Compensation Committee retains complete discretion to limit any award payouts.	A performance-based equity award in recognition of achievement of pre-established performance goals over a 3-year performance cycle. 100% of the shares vest on the date of grant (i.e., after the 3-year performance cycle goals are certified). The Compensation Committee retains complete discretion to limit any award payouts.

E.g., retirement benefits; deferred compensation arrangements;

relocation-alternative housing and transportation arrangements;

personal use of Company transportation; severance benefits;

supplemental change in control benefits; and

financial planning.

Not all Named Executive Officers participate in these example perquisites.

The charts below further illustrate that the most significant portion of the Named Executive Officers’ compensation, as set forth in the Fiscal Year 2012 Summary Compensation Table below, is based on Company performance, with approximately 83% of the Chief Executive Officer’s total compensation and approximately 79% of the other Named Executive Officers’ total compensation being based on Company performance.

Note: The Other Named Executive Officers chart excludes Ms. Cooper since she received only her base salary for the period of time she worked in fiscal year 2012 prior to her retirement from the Company and excludes the anticipated severance amount for Mr. Dobson, as set forth in the “All Other Compensation” column of the Fiscal Year 2012 Summary Compensation Table below, as that amount was not part of Mr. Dobson’s regular compensation for fiscal year 2012 and is expected to be paid in fiscal year 2013 pursuant to his employment agreement. The chart includes the one-time cash equalization payment and equity grants made to Mr. Griffiths at the commencement of his employment, as set forth in the Fiscal Year 2012 Summary Compensation Table below.

Performance-Based Compensation

The Company maintains a pay-for-performance compensation philosophy. The underlying principle of this philosophy is that executives should be compensated in a manner that will align executive compensation with stockholder interests and share price growth. Consistent with this philosophy, the Company has allotted the most substantial portion of Named Executive Officers’ compensation to Company Common Stock. In addition, the Company’s performance-based compensation program includes an annual performance cash incentive and long-term incentive awards that are intended to satisfy the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code (see “Other Important Compensation Policies and Matters Affecting Named Executive Officers — Tax Deductibility of Performance-Based Compensation,” below).

In fiscal year 2012, the Compensation Committee began to replace the one-year performance share component of the LTIP with additional three-year performance shares for members of the Company’s Executive Management Team (which includes the Named Executive Officers). The purpose of this change is to more closely align executive compensation with long-term Company performance. As shown in the table below, for fiscal year 2012, the three-year performance share component was increased; the one-year performance share component was eliminated for newly-hired members of the Executive Management Team; and for current members of the Executive Management Team, to mitigate a decrease in their annual vested compensation, the one-year performance share component was reduced but not eliminated and the stock options component was temporarily reduced. For fiscal year 2013, the one-year performance share component will be completely replaced by three-year performance shares for all members of the Executive Management Team.

	Stock Options	One-Year Performance Shares	Three-Year Performance Shares
FY2011 LTIP Design	34%	33%	33%
FY2012 LTIP Design
Newly-hired executives	34%	—	66%
Current executives (“transition LTIP”)	20%	20%	60%
FY 2013 LTIP Design	34%	—	66%

Mr. Griffiths was the only newly-hired Named Executive Officer in fiscal year 2012. Other than Ms. Cooper, the other Named Executive Officers participated in the transition LTIP. Ms. Cooper did not receive fiscal year 2012 incentive compensation since her consideration of potential retirement during fiscal year 2012 was known to the Compensation Committee at the time those awards were approved.

Stock options have become a more significant component of target long-term compensation, providing additional direct alignment of the Company’s compensation incentives with increases in stockholder value. The fiscal year 2012 stock options vest 34%, 33% and 33% on the first, second and third anniversaries of the date of grant, respectively. The one-year performance share awards are payable in the form of restricted stock that vests 25% upon issuance on the date the Compensation Committee certifies the achievement of performance goals for the fiscal year 2012 performance cycle and 75% on the first anniversary of the issuance of those shares. The three-year performance share awards vest on the date the Compensation Committee certifies the achievement of performance goals for the three-year performance cycle ending on March 31, 2014.

Fiscal Year 2012 Annual Performance Cash Incentive Awards

The annual performance cash incentive award is an opportunity granted to an executive at the beginning of a fiscal year to earn an amount of cash after the end of the fiscal year, based on the level of attainment of financial, operational and strategic performance goals for the fiscal year.

The following performance metrics for the fiscal year 2012 annual performance cash incentive awards were approved by the Compensation Committee at the beginning of the fiscal year 2012 performance cycle:

•	Revenue Growth: Growth in SEC-disclosed total revenue for fiscal year 2012, excluding the impact of foreign currency exchange.

•

Operating Margin:    Operating income divided by total revenue for fiscal year 2012. Operating Income is defined as income from continuing operations before interest and income taxes plus non-GAAP operating adjustments, including purchased software amortization, intangibles amortization, share-based compensation and hedging gains/losses as reported in the “Reconciliation of GAAP Results to Non-GAAP Net Income” table of the Company’s Fiscal Year 2012 fourth quarter financial results press release.

The Revenue and Operating Margin metrics exclude: (1) SEC-disclosed results from discontinued operations (adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results); and (2) internally reported results from any acquisition that is included in SEC-disclosed results as a purchase transaction during fiscal year 2012 and that was not contemplated at the time the target performance goals were established.

•

Line-of-Sight:    Qualitative and quantitative targets pre-established by the Chief Executive Officer for the Named Executive Officers focused on technology and development and customer solutions, which include scheduled delivery dates, features, functionality and localization for specified products. Depending on performance, the payout range for this metric could be 0% to 200% of target. In addition to the qualitative and quantitative measures set by the Chief Executive Officer, payment in respect of the line-of-sight metric is subject to achievement in fiscal year 2012 of a minimum 3.2% revenue growth over fiscal year 2011. Failure to achieve the minimum revenue threshold would result in no payout in respect of this metric.

The line-of-sight metric is intended to hold business unit executives accountable not only for the financial performance of the Company, but also for the operating performance of the businesses they directly oversee.

Other than Messrs. Griffiths and Dobson, the Named Executive Officers who received an annual performance cash incentive bonus target for fiscal year 2012 were subject to the following metrics and weightings:

Corporate Performance Metrics:

Metric	Weighting
Revenue	60%
Operating Margin	40%

These executives were assigned these metrics and weightings because it more closely aligns them with the Company’s overall business plan for fiscal year 2012, which is consistent with their overall corporate responsibilities.

For Messrs. Griffiths and Dobson, the Compensation Committee determined that these executives should also be subject to the same corporate-focused measures, as well as a line-of-sight performance metric that could directly tie them to product delivery, features, functionality, localization and any other measures appropriate for those businesses, subject to achievement of a minimum revenue threshold for the Company. Their metrics and weightings were as follows:

Technology and Development/Customer Solutions Metrics:

Metric	Weighting
Revenue	50%
Operating Margin	30%
Line-of-Sight*	20%

*	Subject to achievement of 3.2% revenue growth in fiscal year 2012

Determining Annual Performance Cash Incentive Award Payouts

At the end of fiscal year 2012, the Compensation Committee reviewed the Company’s actual performance against both the financial goals and the line-of-sight performance goals. The Compensation Committee discussed these results with the Chief Executive Officer and Chief Financial Officer, including the level of difficulty in achieving the targeted performance goals for fiscal year 2012. The Compensation Committee determined that the annual performance cash incentive awards would be paid out at actual formulaic attainment of the financial performance goals, and that the Compensation Committee would not exercise its discretion to reduce the payouts below the core plan formulaic attainment level. The line-of-sight metric was paid at target for Mr. Griffiths and at 50% of target for Mr. Dobson, based on the change in his role due to the Company’s business realignment and management reorganization in February 2012.

The table below shows the relationship of Company or individual performance against the performance goals to the level of attainment of the applicable performance goal, which is the formulaic basis for the payout of the annual performance cash incentive awards.

Performance Metrics (Core Plan)	Relationship of Performance to Payout							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
Corporate	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
Revenue Growth	5.2%	45%	8.3%	100%	12.4%	200%	6.1%	76%	60%	45.6%
Operating Margin	33.5%	25%	34.1%	100%	35.0%	200%	34.8%	180%	40%	72.0%

Total Payout Factor										117.6%
Technology and Development and Customer Solutions Groups	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
Revenue Growth	5.2%	45%	8.3%	100%	12.4%	200%	6.1%	76%	50%	38.0%
Operating Margin	33.5%	25%	34.1%	100%	35.0%	200%	34.8%	180%	30%	54.0%
Line-of-Sight	N/A		N/A		N/A		N/A	100%	20%	20.0%

Total Payout Factor										112.0%

Note: For purposes of this table, the payout factor for the Line-of-Sight metric for the Technology and Development and Customer Solutions Groups Named Executive Officers assumes payout at target. A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information,” below.

Fiscal Year 2012 Long-Term Incentive Awards

Consistent with the Company’s fundamental pay-for-performance compensation philosophy, the Company allocates a substantial portion of its executive compensation to performance-based equity awards in the form of Company Common Stock so that our executives’ interests are aligned with our stockholders’ interests. For fiscal year 2012, the total target value of each Named Executive Officer’s long-term incentives (“LTIP”) consisted of a combination of stock options, one-year performance shares and three-year performance shares, depending on whether the Named Executive Officers were newly hired or in the transition LTIP for fiscal year 2012. Ms. Cooper did not receive fiscal year 2012 incentive compensation awards since her consideration of potential retirement during fiscal year 2012 was known to the Compensation Committee at the time those awards were approved.

All Named Executive Officers who received a fiscal year 2012 LTIP, other than Mr. Griffiths, were part of the transition LTIP under which 20% of their target LTIP award was granted in stock options, 20% in one-year performance shares and 60% in three-year performance shares. For Mr. Griffiths, who was newly hired in fiscal year 2012, 34% of his targeted LTIP was granted in stock options and 66% was granted in three-year performance shares.

Stock Options

The stock options were granted at the beginning of fiscal year 2012 and vest 34% on the first anniversary of the grant date of June 14, 2011 and 33% on each of the second and third anniversaries of the grant date (provided the executive remains employed through the respective vesting dates). The objective of the stock option grants and the three-year vesting schedule is to align the interests of our executives with the long-term performance of our stock price and the interests of our stockholders. The stock options have a term of seven years.

Fiscal Year 2012 One-Year Performance Share Awards

For the Named Executive Officers who participated in the transition LTIP – Messrs. McCracken, Beckert, Fischer and Dobson and Ms. Fliegelman Olli – these shares are issued on the date the Compensation Committee certifies the attainment of performance goals for the one-year performance cycle, with 25% of the shares being delivered unrestricted and the remainder vesting on the first anniversary of the date of issuance (provided the executive remains employed through that date). The objective of the one-year performance share awards was to align the interests of the Company’s executives with the long-term performance of the Company’s stock price and the interests of our stockholders and to promote retention.

The performance metrics for the one-year performance share awards were weighted as follows for each of the Named Executive Officers who received a transition LTIP award: 50% on revenue growth, 30% on operating margin and 20% on cash flow from operations. The following describes the performance metrics for the fiscal year 2012 one-year performance share awards as approved by the Compensation Committee at the beginning of the performance cycle:

•	Revenue Growth: As defined under “Fiscal Year 2012 Annual Performance Cash Incentive Awards,” above.

•	Operating Margin: As defined under “Fiscal Year 2012 Annual Performance Cash Incentive Awards,” above.

•

Cash Flow From Operations (“CFFO”):    SEC-disclosed net cash provided by continuing operations for fiscal year 2012 excluding (1) SEC-disclosed results from discontinued operations (and adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results); and (2) internally reported results from any acquisition that is included in SEC-disclosed results as a purchase transaction during fiscal year 2012 and that was not contemplated at the time the targets were established.

Determining Payout of Fiscal Year 2012 One-Year Performance Share Awards

At the end of fiscal year 2012, the Compensation Committee reviewed the Company’s actual performance against the performance measures established at the beginning of fiscal year 2012 for the one-year performance share awards. The Compensation Committee discussed these results with the Chief Executive Officer and Chief Financial Officer, including the level of difficulty in achieving the targeted performance goals for fiscal year 2012. The Compensation Committee determined that the one-year performance share awards would be paid out at actual formulaic attainment of the performance goals, as shown in the table below, and that the Compensation Committee would not exercise its discretion to reduce the payouts below the core plan formulaic attainment level.

Fiscal Year 2012 One-Year Performance Shares Performance Metrics (Core Plan)	Relationship of Performance to Payout (dollars in millions)							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
Revenue Growth	5.2%	45%	8.3%	100%	12.4%	200%	6.1%	76.0%	50%	38.00%
Operating Margin	33.5%	25%	34.1%	100%	35.0%	200%	34.8%	180.0%	30%	54.00%
CFFO	$1,377	25%	$1,485	100%	$1,629	200%	$1,505	104.0%	20%	20.80%

Total Payout Factor										112.80%

Note: A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information,” below.

Fiscal Year 2010-2012 Three-Year Performance Share Awards

Fiscal year 2010-2012 three-year performance shares were granted in fiscal year 2010 to be settled by the issuance of unrestricted shares of Common Stock at the conclusion of the three-year performance cycle ended March 31, 2012, based on the Company’s performance for that three-year performance cycle. Mr. Fischer and Ms. Fliegelman Olli are Named Executive Officers who received a grant of the fiscal year 2010-2012 three-year performance share awards and who are still employed with the Company. The other Named Executive Officers were ineligible for this award because they were either not executive officers at the beginning of the performance cycle or they were not employed by the Company at the beginning or the end of the three-year performance cycle. The awards were settled after the Compensation Committee certified the level of attainment of the performance goals established at the beginning of the performance cycle. The objective of the three-year performance share awards was to align the interests of executives with the long-term performance of the Company’s stock price and the interests of our stockholders and to promote retention of the Named Executive Officers.

The performance metrics for the three-year performance share awards for all of the Named Executive Officers were weighted: 50% on three-year revenue growth, 25% on three-year growth in operating income and 25% on three-year growth in adjusted cash flow from operations. These three-year performance shares were granted to the Executive Management Team, which includes the Named Executive Officers, because the Compensation Committee believed that these executives are principally responsible for leading the execution of the Company’s long-term strategy.

The following describes the performance metrics for the fiscal year 2010-2012 three-year performance cycle, which concluded on March 31, 2012 and which were approved by the Compensation Committee at the beginning of the performance cycle:

•	Three-Year Revenue Growth: Growth in SEC-disclosed total revenue over three-year performance period (fiscal years 2010, 2011 and 2012).

•

Three-Year Adjusted CFFO Growth:    Growth in SEC-disclosed net cash provided by continuing operating activities over three-year performance period (fiscal year 2010, 2011 and 2012), plus restructuring and other payments for those fiscal years as reported in the Company’s Supplemental Financials provided at www.ca.com/invest.

•

Three-Year Operating Income:    Growth in SEC-disclosed income from continuing operations before interest and income taxes over three-year performance period (fiscal years 2010, 2011 and 2012), plus SEC-disclosed non-GAAP operating adjustments, including but not limited to, purchased software amortization, intangibles amortization, acquired in-process research and development and hedging adjustments.

Determining Payout of Fiscal Year 2010-2012 Three-Year Performance Share Awards

At the end of fiscal year 2012, the Compensation Committee reviewed the Company’s actual performance against the performance measures established at the beginning of fiscal year 2010 for the fiscal year 2010-2012 three-year performance share awards. The Compensation Committee discussed the results with the Chief Executive Officer and Chief Financial Officer, including the degree and level of difficulty in achieving the targeted performance goals. The Compensation Committee determined that the three-year performance share awards would be paid out at actual formulaic attainment of the performance goals, as shown in the table below, and that it would not exercise its discretion to reduce the awards below that level.

Fiscal Year 2010-2012 Three-Year Performance Shares Performance Metrics	Relationship of Performance to Payout (dollars in millions)							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
3-Year Revenue Growth	$4,434	25%	$4,810	100%	$5,061	150%	$4,814	101%	50%	50.50%
3-Year Adjusted CFFO Growth	$1,382	25%	$1,560	100%	$1,678	150%	$1,521	83%	25%	20.75%
3-Year Operating Income Growth	$1,422	25%	$1,610	100%	$1,735	150%	$1,647	115%	25%	28.75%

Total Payout Factor										100.00%

Note: A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information,” below.

Fiscal Year 2012-2014 Three-Year Performance Share Awards

At the beginning of fiscal year 2012, the Compensation Committee awarded fiscal year 2012-2014 three-year performance shares. The Compensation Committee established the performance metrics as average three-year growth in: revenue in constant currency, operating margin and cash flow from operations over the performance cycle consisting of fiscal years 2012, 2013 and 2014. Subject to the similar exclusions described above with respect to the fiscal year 2012 annual performance cash incentive and one-year performance share awards, the performance metrics are weighted: 50% on average three-year revenue growth, 30% on average three-year operating margin growth and 20% on average three-year cash flow from operations growth. Other than for Ms. Cooper who did not receive any incentive compensation for fiscal year 2012, the fiscal year 2012-2014 three-year performance shares comprise (i) 60% of the targeted total value of each executive on a transition LTIP for fiscal year 2012 and (ii) 66% of the targeted total value of Mr. Griffiths’ LTIP for fiscal year 2012. The three-year performance share awards are to be settled in the form of shares of Common Stock, which will be issued only after the Compensation Committee certifies the level of attainment of the applicable performance goals. The objective of the three-year performance share awards is to align the interests of the executives with the long-term performance of the Company’s stock price and the interests of our stockholders, and to promote retention of the Named Executive Officers. The fiscal year 2012-2014 three-year performance shares were granted to Named Executive Officers because the Compensation Committee believes that executive management is principally responsible for leading the execution of the Company’s long-term strategy.

The number of shares of Common Stock underlying fiscal year 2012-2014 three-year performance shares that the Named Executive Officers may earn is reflected in the “Estimated Future Payouts under Equity Incentive Plan Awards” column of the Fiscal Year 2012 Grants of Plan-Based Awards table, below. Because the three-year performance cycle ends with fiscal year 2014, the results for that performance cycle are not yet available and no payout will occur until after fiscal year 2014. The financial objectives for the fiscal year 2012-2014 three-year performance cycle reflected our internal, confidential business plan at the time the awards were established. At the time the fiscal year 2012-2014 three-year performance objectives were formulated, there was a substantial degree of difficulty with respect to achieving those objectives, since the threshold payout level would require performance above the level of our results for the fiscal year that ended immediately prior to the beginning of the three-year performance cycle.

Other Important Compensation Policies and Matters Affecting Named Executive Officers

Compensation Committee Discretion to Reduce Performance-Based Award Payouts

The Compensation Committee retains discretion to reduce the amount of any incentive compensation payout (including annual performance cash incentive and performance share awards) for any reason, including the results of the Compensation Committee’s review of the basis on which the performance goals were achieved. This review includes an examination of, among other things, the quality and long-term strategic alignment of the performance underlying the attainment of the performance goals, as well as the long-term risks associated with the manner in which the performance goals were attained.

Executive compensation is also tied to the ethical standards of the Company. A failure to complete annual ethics training results in a mandatory 10% reduction of an executive’s target performance incentive. Moreover, in determining whether to exercise additional discretion to reduce payouts on the basis of issues relating to ethical standards, the Compensation Committee considers each executive’s contribution to the establishment and maintenance of high ethical and compliance standards throughout his or her organization and, in general, throughout the Company. Management also notifies the Compensation Committee of any incidents or reports of unethical behavior or other misconduct. No reductions were made to any Named Executive Officer’s annual performance cash incentive for ethical or other reasons with respect to payouts made for fiscal year 2012.

Policy on Adjustments or Recovery of Compensation

In April 2007, the Compensation Committee approved a compensation recovery (“clawback”) policy that is applicable in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. Under this policy, the Compensation Committee can, in its discretion, direct that we recover all or a portion of any award (which includes any cash or equity-based award or incentive compensation award) made to any executive officer or other senior executive who engaged in such intentional misconduct and/or fraud for any fiscal year that is negatively affected by such restatement. The amount the Compensation Committee can seek to recover is the amount by which the affected award exceeds the amounts that would have been payable to such person had the financial statements been initially filed as restated, or any greater or lesser amount (but not greater than the entire affected awards in the given period). The Compensation Committee will determine how we may recover this compensation, including by seeking repayment, reduction of any potential future payments and/or an adjustment of what otherwise might have been a future increase in compensation or a compensatory grant.

In addition, “clawback” provisions were incorporated in grant agreements evidencing grants of restricted stock awards, restricted stock units and stock option awards entered into in fiscal year 2013, under the Company’s incentive programs (including for the Named Executive Officers). These provisions generally permit the Company to recover shares or gains from restricted stock awards, restricted stock units and stock options granted to an employee who violates the Company’s non-competition and non-solicitation provisions. The Compensation Committee believes that these provisions are important to the Company and its stockholders because they provide a means by which to recover compensation that was paid to an employee who subsequently breached restrictive covenant provisions intended to protect the Company and its assets.

Tax Deductibility of Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits the annual deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and to the other three highest-paid executive officers (other than the Chief Financial Officer) unless this compensation qualifies as “performance-based.” For purposes of Section 162(m), compensation derived from the exercise of stock options generally qualifies as performance-based. In addition, we generally intend that incentive compensation paid in cash or in the form of restricted stock, restricted stock units or performance shares should qualify as performance-based and we believe that, for fiscal year 2012, incentive compensation paid to the Named Executive Officers in cash and equity qualified as performance-based. However, the Compensation Committee retains discretion to approve or revise annual, long-term or other compensation arrangements in a manner that does not permit the compensation to qualify for tax deductibility under Section 162(m).

In fiscal year 2011, the Compensation Committee redesigned the operation of the Company’s annual performance cash incentive and long-term incentive plan to give additional flexibility in the payout of awards while also satisfying the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of performance-based compensation. The same approach was followed for fiscal year 2012 compensation. Under this design, at the beginning of the performance cycle for an award, the Compensation Committee:

•	Establishes the performance metrics and objective performance goals relating to each award;

•	Establishes a “maximum plan” funding level that reflects the maximum amounts of cash or stock that may be payable upon achievement of those performance goals;

•	Retains discretion to pay out the awards at a level below the maximum plan funding level; and

•	Establishes a “core plan” funding level that reflects the expected payout of the awards upon achievement of those performance goals, which payout is lower than the maximum plan funding level.

After completion of the performance cycle and certification of the extent to which the performance goals were achieved, the awards are determined under the maximum plan funding level based on the certified extent of achievement. The Compensation Committee then considers other factors relating to the manner in which the performance goals were attained, including the effect of events that were unforeseeable when the performance goals were established, and the Compensation Committee may exercise its discretion to pay out the awards at a lower level than the maximum plan. After the Compensation Committee’s evaluation of these matters for the performance relating to the fiscal year 2012 annual performance cash incentive and the fiscal year 2012 one-year performance shares, the Compensation Committee exercised its discretion to pay out the awards at the core plan funding level.

Executive Stock Ownership Requirements

The objective of our Executive Stock Ownership Requirements is to align senior executives’ interests with those of stockholders and encourage growth in stockholder value. Our Executive Stock Ownership Requirements are applicable to a group of executives that includes the Named Executive Officers.

Under the Executive Stock Ownership Requirements, the amount of Common Stock each executive is required to own, which is stated as a multiple of the executive’s base salary, reflects each executive’s role and level of responsibility at the Company. As of January 2012, the Company increased the multiple for the Chief Executive Officer from four times base salary to five times base salary.

The multiples applicable to the Named Executive Officers are as follows: (i) Chief Executive Officer — five times, (ii) the Chief Financial Officer — three times and (iii) the other Named Executive Officers — two times. A Named Executive Officer may dispose of shares of Company Common Stock only so long as such Named Executive Officer’s remaining ownership of Company Common Stock equals or exceeds the applicable stock ownership requirement. If a Named Executive Officer is not in compliance with the applicable stock ownership requirement, the Named Executive Officer must maintain a minimum retention ratio of 75% of the after tax value of any Company Common Stock that the Named Executive Officer receives upon vesting of any Company incentive award. Additionally, the Compensation Committee may, among other things, elect to reduce future equity awards or require cash incentives to be paid in shares of Company Common Stock for executives who do not meet the minimum stock ownership requirement.

In addition to the executive stock ownership requirements, as part of our insider trading policy, our employees are prohibited from purchasing or selling short-term or speculative securities that are based on Company securities, including puts or calls and other exchange-traded options, swaps, collars and other derivative securities. “Short-sales” of Company securities are also prohibited.

Effect of Termination of Employment on Performance-Based Compensation

If an executive’s employment terminates prior to the end of the applicable performance cycle, the executive generally ceases to be eligible for any portion of his or her performance-based award, except as described below. Certain executive contracts may provide for the executive whose employment terminates prior to payout to be paid a prorated portion of his or her annual performance cash incentive bonus after the end of the performance cycle, based on the actual attainment of applicable performance goals. In addition, consistent with the terms of our long-term incentive awards, unless otherwise provided in an executive’s employment contract, an executive forfeits any unvested one-year performance share awards and any stock options upon termination of employment. If employment is terminated due to disability or by the Company without “cause,” an executive may be eligible for a prorated portion of the three-year performance shares after the three-year performance cycle based on the Company’s actual performance. In the event of the executive’s death, the executive’s estate would receive a prorated portion of the target award only with respect to three-year performance share awards (based on the portion of the period completed through the date of death). All termination terms are also subject to the Compensation Committee’s discretion. For further information please see “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers,” below.

Employment Agreements

Detailed descriptions of any employment arrangements with the Named Executive Officers are provided below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Employment Agreements.”

In each of the cases where there is an employment agreement, the use of an employment agreement was deemed to be necessary to recruit or retain the executive. The Company intends to limit the use of employment agreements, except where necessary to recruit or retain the executive or where customary or required under local rules.

Deferred Compensation Arrangements

The Company maintains a non-qualified Executive Deferred Compensation Plan, under which our executive officers, including the Named Executive Officers, may be eligible to defer a portion of their annual performance cash incentive award. In addition, upon Ms. Cooper’s hiring in 2006, the Company credited certain amounts to deferred compensation accounts for her benefit to compensate for retirement and other benefits that were being forfeited with her prior employer.

Change in Control Severance Policy

As described below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Change in Control Severance Policy,” the Change in Control Severance Policy is intended to maintain continuity of management in the event of a change in control. The Compensation Committee has broad latitude to amend this policy and to add or remove executives as participants under the policy, as it deems appropriate. In fiscal year 2011 the Compensation Committee determined that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Fiscal Year 2012 Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, as well as our former Chief Financial Officer and a former executive officer who would have been included but for the fact that he was not serving as an executive officer as of the end of the fiscal year (the “Named Executive Officers”), for the fiscal year ended March 31, 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation (3)($)	All Other Compensation (4)($)	Total ($)
William E. McCracken(5) Chief Executive Officer	2012	1,000,000	—	3,909,219	821,710	1,764,000	282,672	7,777,601
	2011	1,000,000	—	4,073,518	1,473,826	1,266,000	214,091	8,027,435
	2010	1,114,584	1,300,000	561,879	492,621	242,507	36,627	3,748,218
Richard J. Beckert(6) EVP & Chief Financial Officer	2012	487,500	—	697,109	146,524	542,920	92,853	1,966,906
George J. Fischer(7) EVP & Group Executive, Worldwide Sales & Services	2012	700,000	—	1,876,405	394,416	823,200	63,636	3,857,657
	2011	700,000	600,000	1,955,254	707,439	583,100	47,742	4,593,533

Peter JL Griffiths(8) EVP & Group Executive, Enterprise Solutions & Technology Group	2012	593,823	250,325	2,878,753	1,036,434	667,052	95,215	5,521,602
Amy Fliegelman Olli EVP & General Counsel	2012	600,000	—	938,193	197,208	705,600	194,331	2,635,332
	2011	587,500	500,000	977,627	353,719	506,400	175,990	3,101,236
	2010	550,000	—	1,697,154		618,200	162,398	3,027,752
Nancy E. Cooper(9) Former EVP & Chief Financial Officer	2012	250,000	—	—	—	—	19,891	269,891
	2011	600,000	600,000	1,629,378	589,527	506,400	42,048	3,967,353
	2010	600,000	—	2,386,153	—	674,400	53,778	3,714,331
David C. Dobson(10) Former EVP & Group Executive, Customer Solutions Group	2012	700,000	—	1,876,405	394,416	714,000	1,443,782	5,128,603

(1)

This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all restricted stock, restricted stock units and performance shares granted in fiscal years 2012, 2011 and 2010. These award fair values have been determined based on the assumptions set forth in Note 15, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our fiscal year 2012 Annual Report on Form 10-K (“Form 10-K”) and Note 15 and Note 11 in our fiscal year 2011 and fiscal year 2010 Form 10-Ks, respectively. The following amounts are the grant date fair values of the stock underlying the fiscal year 2012 one-year performance share awards authorized for issuance at the conclusion of the fiscal year 2012 performance cycle: Mr. McCracken, $990,813; Mr. Beckert, $176,677; Mr. Fischer, $475,585; Ms. Fliegelman Olli, $237,793; and Mr. Dobson, $475,585. The following amounts are the grant date fair values of the stock underlying the fiscal year 2012-2014 three-year performance share awards assuming target payouts: Mr. McCracken, $2,918,406; Mr. Beckert, $520,432; Mr. Fischer, $1,400,820; Mr. Griffiths, $1,309,353; Ms. Fliegelman Olli, $700,400; and Mr. Dobson, $1,400,820. The grant date fair value of the stock underlying the restricted stock unit award received by Mr. Griffiths upon his hire is $1,569,400. Additional information about the awards reflected in this column is set forth in the notes to the Fiscal Year 2012 Grants of Plan-Based Awards table and the Outstanding Equity Awards at Fiscal Year-End table, below.

(2)	This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718 for all stock option awards granted in fiscal years 2012, 2011 and 2010. These award fair values have been determined based on the assumptions set forth in Note 15, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our fiscal year 2012 Form 10-K and Note 15 and Note 11 in our fiscal year 2011 and fiscal year 2010 Form 10-Ks, respectively.

(3)	The amounts in this column for fiscal year 2012 represent the annual performance cash incentives described under “Compensation Discussion and Analysis — Performance-Based Compensation — Fiscal Year 2012 Annual Performance Cash Incentive Awards — Determining Annual Performance Cash Incentive Award Payouts,” above. These amounts were paid early in fiscal years 2013, 2012 and 2011 for performance in fiscal years 2012, 2011 and 2010, respectively. We also accrued these amounts for financial reporting purposes in fiscal years 2012, 2011 and 2010, respectively. Pursuant to the terms of his employment agreement, Mr. McCracken was paid a prorated portion of his fiscal year 2010 annual performance cash incentive based on (1) the portion of the fiscal year during which he served as Chief Executive Officer and (2) the actual level of attainment of the our performance goals.

(4)	The “All Other Compensation” column includes for fiscal year 2012 the perquisites and other personal benefits detailed below, as well as contributions we made under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans. Footnote (10) to this Fiscal Year 2012 Summary Compensation Table also discloses an additional item that is included in the “All Other Compensation” column.

	McCracken $	Beckert $	Fischer $	Griffiths $	Fliegelman Olli $	Cooper $	Dobson $
Company automobile use(a)	113,057						24,361
Company aircraft use(b)	98,124		13,549	6,312	1,744
Relocation-alternative Company accommodations(c)		54,000		70,171	86,500
Relocation-alternative transportation benefits(d)	3,010				60,000		1,136
Financial planning(e)		10,825	18,048		18,059	17,339	2,500
Employer contributions to tax-qualified and nonqualified retirement plans(f)	20,731	23,028	23,539		23,028	2,552	14,647
Matching charitable contributions(g)	47,750	5,000	8,500		5,000
Company-paid legal fees(h)				18,732
Misc (Other Personal Benefits)(i)							1,138

(a)	In order to help maintain the confidentiality of business matters and to increase productivity when traveling, certain Named Executive Officers had personal use of Company-provided automobile transportation or were provided alternative personal automobile transportation. The amount reported reflects the incremental cost to the Company for the Named Executive Officer’s personal commutation and other non-business use of a Company-provided automobile.

(b)	Mr. McCracken used our corporate aircraft for personal travel in fiscal year 2012 in accordance with our Aircraft Use Policy. The Policy required Mr. McCracken to use the corporate aircraft for personal travel for security reasons and permits other executives to use the corporate aircraft for personal purposes. For fiscal year 2012, we determined, based on the incremental cost to us, that the value of such use was: (1) for Mr. McCracken, $73,490, plus additional charges for family members of $24,634, for a total value of $98,124; (2) for Mr. Fischer, $13,549; (3) for Mr. Griffiths, charges of $6,312 for family members; and (4) for Ms. Fliegelman Olli, $1,744. The incremental cost is based on the “direct operating cost” as calculated by a third-party provider, based on a number of variables, including fuel, fuel additives, maintenance, labor, parts and landing and parking fees. Although we believe there is no incremental cost for use by family members who travel with an executive, for purposes of this table, we assume and reflect charges comparable to business-class airfare for family members. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.

(c)	Reflects the amount we paid to Ms. Fliegelman Olli and Messrs. Beckert and Griffiths pursuant to a corporate housing policy that provides certain executives with a corporate housing allowance in lieu of relocation of the executive to the vicinity of our corporate headquarters.

(d)	As an alternative to relocation to the vicinity of our corporate headquarters, pursuant to her employment agreement, Ms. Fliegelman Olli receives a monthly transportation stipend of $5,000. See “Other Compensation Arrangements Provided to Our Named Executive Officers — Employment Agreements,” below. The amounts shown for Messrs. McCracken and Dobson reflect Company-paid parking fees.

(e)	We offer to pay the cost of financial planning services provided by a third party to certain of our executives to assist them in managing complex investment, tax, legal and estate planning matters so the executives remain focused on our business priorities rather than personal financial concerns.

(f)	The amount reflects our matching contributions under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans. The amount also reflects our annual discretionary contribution under the tax-qualified 401(k) plan, which was made in fiscal year 2013, but relates to fiscal year 2012. We offer a tax-qualified 401(k) plan, related non-qualified supplemental retirement plans and a nonqualified deferred compensation plan for our executives to promote retention of key executives by providing a competitive long-term retirement savings opportunity on a tax-efficient basis.

(g)	Under our charitable gift matching program, we offer to match up to $5,000 per fiscal year of charitable contributions for any full-time U.S. employee and $25,000 per fiscal year of charitable contributions for any director. The amounts in the table represent the Company’s matching contributions made or accrued for in fiscal year 2012 with respect to charitable contributions made in fiscal year 2012. This table also includes matching contributions made in fiscal year 2012 with respect to charitable contributions made in fiscal year 2011.

(h)	Reflects the amount we paid in fiscal year 2012, pursuant to Mr. Griffiths’ employment agreement, for legal expenses incurred by Mr. Griffiths in connection with the commencement of his employment with us. The expenses were paid in Canadian dollars but have been converted into U.S. dollars for purposes of this table, using the March 31, 2012 closing rate of Can$1 to US$1.0013, as reported on bloomberg.com.

(i)	The amount reflects reimbursement of a personal expense incurred at a Company event. We also purchase tickets to certain charity, sporting and entertainment events. The tickets are primarily used for business development and partnership building; however, if the tickets are not used for business and may otherwise go unused, Company employees, including Named Executive Officers, may have access to the tickets. Because these tickets have already been purchased by the Company, we believe that there is no incremental cost associated with the use of such tickets by a Named Executive Officer.

(5)	Because Mr. McCracken became Chief Executive Officer in January 2010, the amounts for fiscal year 2010 represent compensation for a partial fiscal year. The amount shown in the “Bonus” column represents Mr. McCracken’s sign-on bonus pursuant to the terms of his employment agreement.

(6)	Information for Mr. Beckert is shown only for fiscal year 2012 because he was not a Named Executive Officer prior to fiscal year 2012. Mr. Beckert was appointed Chief Financial Officer on May 18, 2011. Prior to that date, he served as our Corporate Controller during fiscal year 2012.

(7)	Information for Mr. Fischer is shown only for fiscal years 2011 and 2012 because he was not a Named Executive Officer prior to fiscal year 2011. Prior to February 2012, Mr. Fischer served as Executive Vice President, Worldwide Sales and Operations during fiscal year 2012.

(8)	Information for Mr. Griffiths is shown only for fiscal year 2012 because he was not a Named Executive Officer prior to fiscal year 2012. The amount for Mr. Griffiths in the Bonus column represents a cash equalization payment equal to Can$250,000, paid in lieu of forfeited benefits associated with his previous employment, which was paid to him in two equal installments at the end of one month and six months after his employment commencement date. Mr. Griffiths’ base salary, cash equalization payment and annual performance cash incentive are paid in Canadian dollars and the amounts shown in the Summary Compensation Table have been converted into U.S. dollars, using the March 31, 2012 closing rate of Can$1 to US$1.0013, as reported on bloomberg.com. The amounts in the “Stock Awards” and “Option Awards” columns also reflect the grant date fair values of the sign-on equity awards granted to Mr. Griffiths at the commencement of his employment. Mr. Griffiths was granted 70,000 restricted stock units and stock options to purchase 75,000 shares of our Common Stock on May 26, 2011, which in each case, vest 34%, 33% and 33% on May 26, 2012, 2013 and 2014, respectively.

(9)	On May 18, 2011, Ms. Cooper retired as our Chief Financial Officer. She remained employed with us in a non-executive officer capacity until August 2011 to assist with the transition of the function to her successor.

(10)	As a result of a business realignment and management reorganization in February 2012, Mr. Dobson concluded his role as Group Executive, Customer Solutions Group and an executive officer. Mr. Dobson is expected to remain an employee through July 15, 2012 to assist with the transition of his previous function and to work on a special project assigned by the Chief Executive Officer. Following his termination of employment, Mr. Dobson is expected to receive a $1,400,000 cash payment pursuant to his employment agreement, which we expect will be paid in fiscal year 2013 (subject to his execution of a separation and release agreement). This expected cash payment is reflected in the “All Other Compensation” column of this table because the amount was accrued for financial reporting purposes in fiscal year 2012. See also, “Other Compensation Arrangements Provided to our Named Executive Officers — Employment Agreements,” below for additional details.

Fiscal Year 2012 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards, equity incentive plan awards and non-equity incentive plan awards granted to the Named Executive Officers during the fiscal year ended March 31, 2012. The compensation plans under which the grants in the following table were made are described in the “Compensation Discussion and Analysis” section above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
W.E. McCracken	6/14/2011	(2)								137,739	21.78	821,710
	6/14/2011	(3)				16,069	45,913	91,826				990,813
	6/14/2011	(4)				48,209	137,741	275,482				2,918,406
	6/14/2011	(5)	555,000	1,500,000	3,000,000
R.J. Beckert	6/14/2011	(2)								24,561	21.78	146,524
	6/14/2011	(3)				2,865	8,187	16,374				176,677
	6/14/2011	(4)				8,597	24,563	49,126				520,432
	6/14/2011	(5)	170,817	461,667	923,333
G.J. Fischer	6/14/2011	(2)								66,114	21.78	394,416
	6/14/2011	(3)				7,713	22,038	44,076				475,585
	6/14/2011	(4)				23,140	66,115	132,230				1,400,820
	6/14/2011	(5)	259,000	700,000	1,400,000
P. JL Griffiths	5/26/2011	(6)							70,000			1,569,400
	5/26/2011	(6)								75,000	22.81	466,680
	6/14/2011	(2)								95,505	21.78	569,754
	6/14/2011	(3)				21,629	61,798	123,596				1,309,353
	6/14/2011	(5)	178,675	595,582	1,191,164
A. Fliegelman Olli	6/14/2011	(2)								33,057	21.78	197,208
	6/14/2011	(3)				3,856	11,019	22,038				237,793
	6/14/2011	(4)				11,569	33,057	66,114				700,400
	6/14/2011	(5)	222,000	600,000	1,200,000
N.E. Cooper(7)
D.C. Dobson	6/14/2011	(2)								66,114	21.78	394,416
	6/14/2011	(3)				7,713	22,038	44,076				475,585
	6/14/2011	(4)				23,140	66,115	132,230				1,400,820
	6/14/2011	(5)	210,000	700,000	1,400,000

(1)	The amounts shown represent shares of our Common Stock in respect of one-year and three-year performance share awards granted in fiscal year 2012. The restricted shares issued under the fiscal year 2011 one-year and fiscal year 2009-2011 three-year performance share awards are not reflected in the table above because those performance share awards were not granted in fiscal year 2012. These shares were issued early in fiscal year 2012 in payment of the fiscal year 2011 one-year and the fiscal year 2009-2011 three-year performance share awards, respectively, as follows: Mr. McCracken, 71,434 (fiscal year 2011 one-year performance share award only); Mr. Beckert, 15,152 (fiscal year 2011 one-year performance share award only); Mr. Fischer, 34,288/28,914; Ms. Fliegelman Olli, 17,144/20,882; Ms. Cooper, 28,573/30,520; and Mr. Dobson, 26,241 (fiscal year 2011 one-year performance share award only). Of the shares of restricted stock issued in payment of fiscal year 2011 one-year performance share awards, 34% vested upon issuance and 33% will vest upon each of the first two anniversaries of the date of issuance, provided the executive remains employed by us. The shares issued in payment of fiscal year 2009-2011 three-year performance share awards vested 100% upon issuance to the Named Executive Officers.

(2)	The amounts in this row represent the number, exercise price and grant date fair value of stock options awarded on June 14, 2011, which vest 34%, 33% and 33% on June 14, 2012, 2013 and 2014, respectively.

(3)	The amounts in this row represent the one-year performance share award threshold, target and maximum payout set under the fiscal year 2012 long-term incentive plan by the Compensation Committee on June 14, 2011, as described above in “Compensation Discussion and Analysis,” and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. See Note 15, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our Fiscal Year 2012 Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations.

(4)	The amounts in this row represent the fiscal year 2012-2014 three-year performance share award threshold, target and maximum payout set under the fiscal year 2012 long-term incentive plan by the Compensation Committee on June 14, 2011, as described above in “Compensation Discussion and Analysis,” and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. See Note 15, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our fiscal year 2012 Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations.

(5)	The amounts in this row represent the threshold, target and maximum payouts under the annual performance cash incentive for fiscal year 2012. Payout of the annual performance cash incentive was made early in fiscal year 2013 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2012 Summary Compensation Table above, and is discussed in “Compensation Discussion and Analysis,” above. Mr. Beckert’s and Mr. Griffiths’ annual performance cash incentive amounts were prorated to reflect Mr. Beckert’s promotion to Chief Financial Officer and Mr. Griffiths’ employment commencement date during fiscal year 2012. Mr. Griffiths’ annual cash incentive is paid in Canadian dollars and the amounts shown in this table have been converted into U.S. dollars, using the March 31, 2012 closing rate of Can$1 to US$1.0013, as reported on bloomberg.com.

(6)	The amounts in this row represent the number, exercise price (in the case of options) and the grant date fair values of the sign-on equity awards granted to Mr. Griffiths at the commencement of his employment. Mr. Griffiths was granted options to purchase 75,000 shares of our Common Stock and 70,000 restricted stock units on May 26, 2011, which in each case, vest 34%, 33% and 33% on May 26, 2012, 2013 and 2014, respectively.

(7)	Ms. Cooper did not receive fiscal year 2012 incentive compensation awards because her consideration of potential retirement during fiscal year 2012 was known to the Compensation Committee at the time those awards were approved.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at March 31, 2012 with respect to the Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
W.E. McCracken	28,930	43,393	20.87	9/3/2015
	89,106	172,968	19.46	6/25/2017
		137,739	21.78	6/14/2018
					14,373	(1)	396,120
					23,573	(4)	649,672
					38,841	(5)	1,070,458
								21,621	(7)	595,875
								88,016	(8)	2,425,721
Total					76,787		2,116,250	109,637		3,021,596

R.J. Beckert	4,864		23.27	9/21/2016
		24,561	21.78	6/14/2018
					8,000	(6)	220,480
					5,000	(4)	137,800
					6,925	(5)	190,853
								15,695	(8)	432,554
Total					19,925		549,133	15,695		432,554

G.J. Fischer	30,000		27.32	2/12/2014
	11,926		27.26	4/1/2015
	30,700		28.98	5/20/2015
	43,082		21.77	8/2/2016
	60	83,025	19.46	6/25/2017
		66,114	21.78	6/14/2018
					20,000	(6)	551,200
					11,314	(4)	311,814
					18,643	(5)	513,801
								10,377	(7)	285,990
								42,247	(8)	1,164,327
Total					49,957		1,376,815	52,624		1,450,317

P. JL Griffiths		75,000	22.81	5/26/2018
		95,505	21.78	6/14/2018
					70,000	(1)	1,929,200
								39,488	(8)	1,088,289
Total					70,000		1,929,200	39,488		1,088,289

A. Fliegelman Olli	41,876		23.88	10/15/2016
	21,386	41,512	19.46	6/25/2017
		33,057	21.78	6/14/2018
					20,000	(6)	551,200
					5,657	(4)	155,907
					9,322	(5)	256,909
								5,188	(7)	142,981
								21,123	(8)	582,150
Total					34,979		964,016	26,311		725,131

N.E. Cooper(9)
D.C. Dobson	58,233	113,040	18.67	7/7/2017
		66,114	21.78	6/14/2018
					46,200	(1)	1,273,272
					8,659	(4)	238,642
					18,643	(5)	513,801
								7,942	(7)	218,882
								42,247	(8)	1,164,327
Total					73,502		2,025,715	50,189		1,383,209

(1)	Mr. McCracken’s (i) 72,323 stock option award (of which 28,930 are exercisable) vested upon grant and becomes exercisable at the rate of 20% on each anniversary of September 3, 2009, the date of grant; (ii) 262,074 stock option award (of which 89,106 are exercisable) vests 34%, 33% and 33% on June 25, 2011, 2012 and 2013; and (iii) 137,739 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014. Mr. Beckert’s (i) 4,864 stock option award vested 34%, 33% and 33% on September 21, 2007, 2008 and 2009; and (ii) 24,561 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014. Mr. Fischer’s (i) 30,000 stock option award vested 34%, 33% and 33% on February 12, 2005, 2006 and 2007; (ii) 11,926 stock option award vested 34%, 33% and 33% on April 1, 2006, 2007 and 2008; (iii) 30,700 stock option award vested 34%, 33% and 33% on May 20, 2006, 2007 and 2008; (iv) 65,276 stock option award (of which 22,194 have been exercised) vested 34%, 33% and 33% on August 2, 2007, 2008 and 2009; (v) 125,796 stock option award (of which 42,771 have vested and 42,711 have been exercised) vests 34%, 33% and 33% on June 25, 2011, 2012 and 2013; and (vi) 66,114 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014. Mr. Griffiths’ (i) 75,000 stock option award vests 34%, 33% and 33% on May 26, 2012, 2013 and 2014; and (ii) 95,505 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014. Ms. Fliegelman Olli’s (i) 41,876 stock option award vested 34%, 33% and 33% on October 15, 2007, 2008 and 2009; (ii) 62,898 stock option award (of which 21,386 are exercisable) vests 34%, 33% and 33% on June 25, 2011, 2012 and 2013; and (iii) 33,057 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014. Mr. Dobson’s (i) 171,273 stock option award (of which 58,233 are exercisable) vests 34%, 33% and 33% on July 7, 2011, 2012 and 2013; and (ii) 66,114 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014. Mr. McCracken’s 14,373 restricted stock units represent the unvested portion of an award of 23,957 restricted stock units granted on September 3, 2009, which vests 20% on each anniversary of the grant date and is not payable until one year after the award is fully vested. Mr. Griffiths’ 70,000 restricted stock units represent the unvested portion of an award granted on May 26, 2011, which vests 34%, 33% and 33% on each anniversary of the grant date. Mr. Dobson’s 46,200 restricted stock awards represent the unvested portion of an award of 70,000 restricted stock award units granted on July 7, 2010, which vests 34%, 33% and 33% on each anniversary of the grant date.

(2)	Represents the market value, based on the closing price of the Common Stock on March 30, 2012 ($27.56), for the following: (i) actual shares held as of March 31, 2012; and (ii) shares issued early in fiscal year 2013 that relate to one-year and three-year performance shares for the performance cycles ended on March 31, 2012.

(3)	Represents the market value, based on the closing price of the Common Stock on March 30, 2012 ($27.56), for shares projected to be issuable in settlement of performance shares for those performance cycles that have not concluded as of March 31, 2012.

(4)	Represents the unvested portion of the stock issued in fiscal year 2012 on May 10, 2011 under the one-year performance share component of the fiscal year 2011 long-term incentive plan. The portion that vested upon issuance is shown below in the Fiscal Year 2012 Option Exercises and Stock Vested table.

(5)	Represents the unvested portion of the stock issued in fiscal year 2013 on May 8, 2012 under the one-year performance share component of the fiscal year 2012 long-term incentive plan. The portion that vested upon issuance is shown below in the Fiscal Year 2012 Option Exercises and Stock Vested table.

(6)	Represents retention equity awards granted to Ms. Fliegelman Olli and Messrs. Beckert and Fischer, which vest 100% on the third anniversary of July 28, 2009, the date of grant.

(7)	Represents the number of shares that may be issued under the fiscal year 2011-2013 three-year performance share component of the fiscal year 2011 long-term incentive plan if performance shares are earned at the maximum level (the projected earnings level at which we expensed this award at the end of fiscal year 2012 was 25.5%). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will be immediately vested on issuance early in fiscal year 2014.

(8)	Represents the number of shares that may be issued under the fiscal year 2012-2014 three-year performance share component of the fiscal year 2012 long-term incentive plan if performance shares are earned at the maximum level (the projected earnings level at which we expensed this award at the end of fiscal year 2012 was 63.9%). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will be vested immediately upon issuance early in fiscal year 2015.

(9)	Ms. Cooper has no outstanding equity awards because her unvested restricted stock awards and stock options were canceled at the time of her retirement from the Company prior to the end of fiscal year 2012.

Fiscal Year 2012 Option Exercises and Stock Vested

The following table presents information about each stock option exercise and vesting of stock during the fiscal year ended March 31, 2012 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1)(#)	Value Realized on Vesting (2)($)
W.E. McCracken	—	—	41,313	1,138,586
R.J. Beckert	—	—	19,023	491,379
G.J. Fischer	42,711	312,448	108,220	2,956,918
P. JL Griffiths	—	—	—	—
A. Fliegelman Olli	—	—	54,434	1,500,201
N.E. Cooper	35,642	35,642	—	—
D.C. Dobson	—	—	38,675	967,351

(1)	Shares included in this column that relate to performance cycles that concluded in fiscal year 2012 are shown as having vested in fiscal year 2012 because they relate to performance cycles that concluded in fiscal year 2012. These shares actually vested early in fiscal year 2013, when the Compensation Committee certified the attainment of the performance goals for those performance cycles.

(2)	In fiscal year 2012, the value realized on vesting for the performance share awards described in footnote (1) above was calculated using $27.56, the closing market price of the Common Stock on March 30, 2012. For the fiscal year 2012 one-year performance shares, shares of Common Stock were issued in settlement on May 8, 2012 to the Named Executive Officers, in the following numbers of shares and market values, based on the closing market price of the Common Stock on the date of issuance ($26.39): Mr. McCracken, 51,789/$1,366,712; Mr. Beckert, 9,234/$243,685; Mr. Fischer, 24,858/$656,003; Ms. Fliegelman Olli, 12,428/$327,975; and Mr. Dobson, 24,858/$656,003. For the fiscal year 2010-2012 three-year performance shares, whose performance cycle concluded on March 31, 2012, unrestricted shares of Common Stock were issued in settlement on May 8, 2012 to the Named Executive Officers in the following numbers of shares and market values, based on the closing market price of the Common Stock on the date of issuance ($26.39): Mr. Fischer, 41,438/$1,093,549; and Ms. Fliegelman Olli, 28,808/$760,243.

Fiscal Year 2012 Non-Qualified Deferred Compensation

The following table summarizes the Named Executive Officers’ compensation under our Executive Deferred Compensation Plan, including our 401(k) Supplemental Plans and the executive deferred compensation arrangements. See “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans,” below.

Name	Executive Contributions in Last Fiscal Year (1)($)	Registrant Contributions in Last Fiscal Year (2)($)	Aggregate Earnings/Losses in Last Fiscal Year (3)($)	Aggregate Withdrawals/ Distributions (4)($)	Aggregate Balance at Last Fiscal Year End ($)
W.E. McCracken	—	7,225	6	—	4,131
R.J. Beckert	—	17,638	64	—	40,571
G.J. Fischer	—	17,638	15,097	—	296,650
P. JL Griffiths	—	—	—	—	—
A. Fliegelman Olli	—	17,638	10,221	—	166,385
N.E. Cooper	—	—	635	433,678	—
D.C. Dobson	535,500	7,225	—	—	—

(1)	This contribution reflects the 75% deferral that Mr. Dobson elected in respect of his fiscal year 2012 annual performance cash incentive, which was credited to his account when the annual performance cash incentive was paid in fiscal year 2013. This contribution was a part of Mr. Dobson’s annual performance cash incentive as reported in the “Non-Equity Incentive Compensation Plan” column of the Fiscal Year 2012 Summary Compensation Table. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements,” below.

(2)	As reflected and described above in footnote (4) of the Fiscal Year 2012 Summary Compensation Table, we made a discretionary contribution in fiscal year 2013 to our 401(k) Supplemental Plans in respect of fiscal year 2012 performance and, therefore, that contribution is reflected in the table above. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — 401(k) Supplemental Plans,” below.

(3)	Represents earnings during fiscal year 2012 under the Executive Deferred Compensation Plan and the 401(k) Supplemental Plans. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans,” below.

(4)	This distribution reflects the full payout of Ms. Cooper’s balance in the 401(k) Restoration Plan as well as the amount due to her in accordance with the deferred compensation arrangement under which $500,000 was credited to her account pursuant to her employment agreement. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Employment Agreements,” below.

Other Compensation Arrangements Provided to Our Named Executive Officers

Deferred Compensation Arrangements

The Company offers senior executives, including the Named Executive Officers, an Executive Deferred Compensation Plan, under which they may defer up to 90% of their annual performance cash incentive payouts. Compensation that is deferred is credited to a participant’s account, which is indexed to one or more investment options chosen by the participant. The amount credited is adjusted for, among other things, hypothetical investment earnings, expenses and gains or losses to the investment options. The investment options generally track those options available to our U.S. employees under the tax-qualified 401(k) plan.

Under the Executive Deferred Compensation Plan, a participant receives a lump sum distribution of the value of his or her deferral account after the earliest of death, disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral).

401(k) Supplemental Plans

The CA, Inc. Restoration Plan and the CA, Inc. Excess Benefit Plan (the “401(k) Supplemental Plans”) are unfunded plans that were created for the purpose of benefiting participants in the CA Savings Harvest Plan, our tax-qualified 401(k) plan, who are unable to receive a full allocation of employer contributions due to limitations imposed under the applicable tax rules. Pursuant to each of these plans, we set up an account that is credited with an amount, if any, that would have been credited to the participant’s 401(k) plan account absent those tax limitations. In addition, we credited these accounts with an interest-equivalent amount equal to the interest that would have been earned if the accounts had been invested in the money market fund investment alternative under our tax-qualified 401(k) plan. The amounts credited to the accounts under the 401(k) Supplemental Plans vest in accordance with the same schedule that employer contributions vest under the tax-qualified 401(k) plan, except that upon termination of the plan or a change in control of the Company, the accounts become fully vested. Following a termination of employment, the vested portion of the accounts are distributed in the form of a lump sum.

Employment Agreements

Below are summaries of the employment agreements for Messrs. McCracken, Griffiths and Dobson and Mss. Cooper and Fliegelman Olli. Mr. Beckert does not have an employment agreement. At the time Mr. Beckert was promoted to Chief Financial Officer in May 2011, we agreed to provide him a severance payment equal to his base salary and payment of a prorated amount of any outstanding annual performance cash incentive award in the event his employment is terminated by the Company without “cause.” Mr. Fischer does not have an employment agreement with the Company. Mr. Fischer’s severance would be governed by the terms of the CA, Inc. Severance Plan, which generally is capped at 52 weeks of salary. The actual amount paid to Mr. Fischer as an executive officer at the time his employment terminates, however, would be at the discretion of the Compensation Committee.

We also note that each of our employees, including the Named Executive Officers, has signed a confidentiality agreement that, among other things, generally prohibits the employees from competing with, and soliciting employees and customers from, us for one year following a termination of employment.

The employment agreements with the Company’s Named Executive Officers generally contain similar definitions for “good reason” and “cause.” “Good reason” is generally defined as: (1) any material and adverse change in the Named Executive Officer’s authorities and responsibilities; (2) any material reduction by the Company of the Named Executive Officer’s base salary or target incentive compensation; or (3) any material breach by the Company of the Named Executive Officer’s employment agreement. “Cause” is generally defined as: (1) willful failure to perform duties; (2) conduct that materially harms the reputation or financial position of the Company; (3) conviction of, or plea of guilty or nolo contendere to, a felony; or (4) the commission of any other crime involving dishonesty, breach of fiduciary duties, or failure to cooperate with the Company in any investigation, or impeding any investigation.

William E. McCracken (Chief Executive Officer)

On May 6, 2010, we entered into an employment agreement with Mr. McCracken. The employment agreement had an initial term that ended on March 31, 2012 and that automatically extended for one year, through March 31, 2013, because neither we nor Mr. McCracken gave notice of non-extension pursuant to the terms of the agreement. On April 1, 2013 and on each anniversary of April 1, 2013, the agreement will automatically extend for one year unless either we or Mr. McCracken gives at least 90 days’ notice of non-extension.

Mr. McCracken’s employment agreement provides for compensation approved annually by the Board of Directors, including an initial annual base salary of $1,000,000. With respect to fiscal year 2010, Mr. McCracken was eligible to receive a target annual cash bonus of $1,250,000, which was prorated to reflect his service as Chief Executive Officer from January 28, 2010 through March 31, 2010. With respect to fiscal year 2012 and each subsequent year of employment, Mr. McCracken is eligible to receive: (1) an annual performance cash incentive target of $1,500,000; and (2) a long-term incentive award target of no less than $5,000,000.

In addition, under his employment agreement, Mr. McCracken was granted a sign-on bonus of $1,300,000, which was intended to reflect a discretionary bonus for the portion of the fiscal year during which Mr. McCracken served as Interim Executive Chairman and to compensate him for increased personal living expenses he incurred during 2009 and expects to incur in his capacity as a full-time employee of the Company.

Pursuant to his employment agreement, Mr. McCracken is eligible to participate in all employee benefit and welfare plans on a basis that is at least as favorable as other senior employees.

Mr. McCracken’s employment agreement also provides that if Mr. McCracken’s employment is terminated by us without “cause” or by Mr. McCracken for “good reason” (as those terms are defined in his employment agreement) on or after March 31, 2012, he will receive (1) his annual performance cash incentive for the year in which termination occurred, based on actual performance and (2) accelerated vesting of any outstanding stock options, although the stock options may not be exercised before their original vesting dates and each tranche will remain exercisable for one year following its original vesting date. If we choose not to extend Mr. McCracken’s employment agreement, he will: (1) receive his annual bonus for the year in which he received notice of non-extension, based on actual performance; and (2) have accelerated vesting of any outstanding awards of stock options, but the stock options will not be exercisable before their original vesting dates and each tranche will remain exercisable for a period of one year following its original vesting date. If the Company had elected not to extend Mr. McCracken’s employment for the one-year period beginning on April 1, 2012 and ending on March 31, 2013, he would have been granted a one-time grant of 91,000 severance restricted stock units in recognition of the lost value of any incomplete performance cycles. The severance payments and benefits are subject to Mr. McCracken’s execution and delivery of a valid and effective release and waiver of claims against us. Equity awards held by Mr. McCracken would be governed by the terms of our equity and long-term performance programs.

Under Mr. McCracken’s employment agreement, he is subject to non-compete and non-solicitation covenants during, and for the 24-month period following, his employment with us. He is prohibited from directly or indirectly holding a 10% or greater equity voting or profit participation interest in a “competitive enterprise” or engaging in any activity at a “competitive enterprise” that is substantially related to activity for which he had direct or indirect managerial or supervisory responsibility or that called for a specialized knowledge or skill related to his role at the Company during the year before and after his employment with us. Mr. McCracken is also prohibited from soliciting our clients or employees to transact business with a “competitive enterprise” or causing a client to reduce or refrain from business with us or interfere with or damage any relationship with us or our clients.

We will also indemnify and hold Mr. McCracken harmless for acts and omissions in connection with Mr. McCracken’s employment to the maximum extent permitted under applicable law.

Peter JL Griffiths (Executive Vice President and Group Executive, Enterprise Solutions and Technology Group)

Mr. Griffiths entered into an employment agreement with CA Canada Company, a subsidiary of CA, Inc. (referred to collectively for purposes of this summary as the “Company”) on April 26, 2011. Mr. Griffiths’ employment agreement provides for: (1) an initial annual base salary of Can$700,000; (2) an annual performance cash incentive target for fiscal year 2012 equal to Can$700,000; (3) a target long-term incentive award for fiscal year 2012 equal to Can$2,400,000, prorated for the portion of the fiscal year that Mr. Griffiths served the Company; and (4) a cash equalization payment equal to Can$250,000, in lieu of forfeited benefits associated with his previous employment, payable in equal installments at the end of one month and six months after his employment date.

Under the employment agreement, Mr. Griffiths received a grant of 70,000 restricted stock units at the time he began employment with the Company, vesting in approximately equal installments on each of the first three anniversaries of the grant date. At the same time, he also received a grant of 75,000 stock options to purchase shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options vest in approximately equal installments on each of the first three anniversaries of the grant date.

The employment agreement provides that Mr. Griffiths is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees. The employment agreement also provides for a $7,200 per month stipend to assist with his housing in the New York area prior to relocating to New York which is anticipated to occur within 12 months after the commencement of his employment.

The employment agreement provides that if Mr. Griffiths resigns for “good reason” or is terminated by the Company without “cause,” (as those terms are generally defined above, and including any action deemed “constructive dismissal” under Canadian Law) other than on account of death or “disability” (as defined in his employment agreement), subject to his execution and delivery of a valid and effective release and waiver, the Company will pay him Can$1,400,000 in cash and a prorated portion of his target annual performance cash incentive and his sign-on restricted stock and stock option awards will accelerate and vest. If Mr. Griffiths does not execute and deliver a valid and effective release and waiver, he will be entitled only to any severance pay required under the Canadian Employment Standards Act of 2000.

The employment agreement provides that, in the event a court of law determines that Mr. Griffiths’ employment with the Company breaches any continuing obligation with a prior employer and/or in the event that a prior employer takes that position or alleges a breach of fiduciary duty arising out of Mr. Griffiths’ acceptance of employment with the Company, the Company will indemnify Mr. Griffiths and pay or reimburse him for certain reasonable legal fees and disbursements related to his defense. The employment agreement also requires us to indemnify Mr. Griffiths if he incurs a loss due to a prior employer’s seeking to “claw back” monies or benefits previously received from the prior employer.

Amy Fliegelman Olli (Executive Vice President and General Counsel)

We entered into an amended and restated employment agreement with Ms. Fliegelman Olli on September 30, 2009, the current term of which will expire on September 30, 2012. On September 30, 2012 and on each anniversary of September 30, 2012, the employment agreement will automatically extend for one year unless either we or Ms. Fliegelman Olli gives at least 90 days’ notice of non-extension.

Ms. Fliegelman Olli’s employment agreement provides for: (1) an initial annual base salary of $550,000; (2) an initial annual performance cash incentive target of $550,000; and (3) an initial target long-term incentive award equal to $1,300,000. The weighting of Ms. Fliegelman Olli’s fiscal year direct compensation was adjusted in fiscal year 2011 in recognition of the expansion of her role, including the addition of oversight of the Company’s internal audit function. Ms. Fliegelman Olli’s annual base salary and annual performance cash incentive were each increased from $550,000 to $600,000 and her target long-term incentive award was reduced from $1,300,000 to $1,200,000.

Under the employment agreement, Ms. Fliegelman Olli is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees. Also, Ms. Fliegelman Olli is entitled to receive a $5,000 per month stipend to assist with her transportation between our offices and her home in North Carolina in lieu of relocation, as well as a monthly cash housing allowance pursuant to our housing policy.

The employment agreement also provides that if Ms. Fliegelman Olli resigns for “good reason” or is terminated by us without “cause,” (as those terms are generally defined above) other than on account of death or “disability” (as defined in her employment agreement), subject to her execution and delivery of a valid and effective release and waiver, we will pay her a lump sum cash amount equal to her annual base salary and a prorated portion of her target annual performance cash incentive, and Ms. Fliegelman Olli is entitled to receive a prorated portion of her one-year and three-year performance share awards for performance cycles that end within two years of her termination date, to be paid following the end of the applicable performance cycle, based on our actual performance.

Nancy E. Cooper (Former Executive Vice President and Chief Financial Officer)

We entered into entered into an amended and restated employment agreement with Ms. Cooper on September 30, 2009. The agreement provided that on September 30, 2011 and on each anniversary of September 30, 2011, the agreement would automatically extend for one year unless either we or Ms. Cooper gave at least 90 days’ notice of non-extension. On May 12, 2011, Ms. Cooper notified us of her intention not to renew her employment agreement and her plan to retire as Chief Financial Officer upon the appointment of her successor. Her successor was elected on May 18, 2011. Ms. Cooper continued to provide transitional services through her employment termination date in August 2011.

Ms. Cooper’s employment agreement provided for: (1) an initial annual base salary of $600,000; (2) an initial annual performance cash incentive target of $600,000; and (3) an initial target long-term incentive award equal to $2,000,000. Ms. Cooper received only her base salary for the portion of fiscal year 2012 that she was employed by us. After the end of fiscal year 2012, we paid Ms. Cooper $600,000 in settlement of a compensation-related matter and Ms. Cooper executed a general release of claims.

David C. Dobson (Former Executive Vice President and Group Executive, Customer Solutions Group)

We entered into an employment agreement with Mr. Dobson on June 23, 2010, with the initial employment period scheduled to expire on June 30, 2013.

Mr. Dobson’s employment agreement provides for the following during his employment period: (1) an annual base salary of $700,000; (2) an annual performance cash incentive target of $700,000; and (3) a target long-term incentive award of $2,400,000. Under the employment agreement, Mr. Dobson received a cash equalization payment equal to $250,000, payable in equal installments at the end of one month and six months after his employment date.

Under the employment agreement, Mr. Dobson received a grant of 70,000 restricted shares of the Company Common Stock at the time he began employment with us, vesting in approximately equal installments on each of the first three anniversaries of the grant date. At the same time, he also received 75,000 stock options to purchase shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options vest in approximately equal installments on each of the first three anniversaries of the grant date.

Under the employment agreement, Mr. Dobson is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees.

The employment agreement also provides that if Mr. Dobson resigns for “good reason” or is terminated by us without “cause,” (as those terms are generally defined above) other than on account of death or “disability” (as defined in his employment agreement), subject to his execution and delivery of a valid and effective release and waiver, we will pay him $1,400,000 in cash and a prorated portion of his target annual performance cash incentive and his restricted stock and stock options awards granted at the commencement of his employment will accelerate and vest.

In connection with a business realignment and management reorganization in February 2012, Mr. Dobson concluded his role as Group Executive, Customer Solutions Group and an executive officer. On May 1, 2012, we entered into a separation and general claims release with Mr. Dobson. Under the agreement, he is expected to remain employed with us through July 15, 2012 to assist with the transition of his function and to work on a special project assigned by the Chief Executive Officer. Payment of his severance benefits when his employment terminates on July 15, 2012 will be subject to his execution of a release agreement at that time. Further, in exchange for his agreement not to engage in certain restricted activities with a specified competitor group through July 30, 2014, Mr. Dobson would also receive a prorated portion of his fiscal year 2011-2013 and 2012-2014 three-year performance share awards in accordance with the terms and conditions of the applicable awards, prorated based upon the portion of the applicable performance periods that have been completed through his employment termination date. The shares would be paid only after the end of the applicable performance cycle and payout would be based upon our actual performance as determined by the Compensation Committee (provided that the Committee’s negative discretion to reduce the payouts would only be applied to the extent it is applied generally to our Executive Management Team).

Change in Control Severance Policy

We maintain a Change in Control Severance Policy, which was approved by the Board in October 2004. This policy covers such senior executives as the Board of Directors may designate from time to time, including the Named Executive Officers discussed below.

Our Change in Control Severance Policy is intended to provide post-change in control severance benefits consistent with current competitive practice. These benefits are intended to: (1) provide additional incentive to those key executives most closely connected to a potential change in control to remain focused on the Company’s business priorities and to act more objectively and, therefore, in the best interests of stockholders, despite the fact that such a transaction could result in the executives’ termination; (2) encourage key executives to remain with us prior to completion of a change in control and to work toward a successful transition; and (3) provide potential additional non-competition and employee non-solicitation protection. In addition, pursuant to the equity incentive plans under which equity-based awards are granted — such as options, restricted stock, restricted stock units and performance shares — those equity-based awards generally vest upon a change in control. As a condition to receiving a payment under the Change in Control Severance Policy, an executive must sign a separation and release agreement that, among other things, requires the executive to acknowledge that his or her existing confidentiality agreement with us, including with respect to non-competition and non-solicitation provisions, continues to be in full force and effect.

The policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without “cause” by us or for “good reason” by the executive. The amount of the severance payment would range from 1.00 to 2.99 times an executive’s annual base salary and bonus (“bonus” is generally defined under the policy as the higher of the target annual performance cash incentive for the fiscal year in which the termination occurs or the average annual performance cash incentives earned during the last three completed fiscal years of the Company immediately preceding the date of termination) as determined from time to time by the Compensation Committee. As of March 31, 2012, Messrs. McCracken, Beckert, Fischer and Griffiths would be entitled to cash severance payments equal to 2.99 times their respective annual base salaries and bonuses and Ms. Fliegelman Olli would be entitled to cash severance payments equal to 2.00 times her annual base salary and bonus, to be paid no later than 60 days following such termination of employment. As of June 14, 2011 for Ms. Cooper and May 8, 2012 for Mr. Dobson, each is no longer entitled to these cash severance payments because of the changes in their status with the Company.

The policy also provides the following additional benefits: (1) prorated target bonus payments for the year of termination; (2) a payment equal to the cost of 18 months’ continued healthcare coverage; (3) one year of outplacement services; (4) if applicable, certain relocation expenses; and (5) payments to make the executive whole with respect to excise taxes under Section 280G of the Internal Revenue Code. To the extent payment under the policy would give rise to an excess parachute excise tax, the policy provides that the payment will be reduced to an amount that would not give rise to an excise tax under Section 280G, provided that the reduction will not be more than 10%. If a reduction of greater than 10% would be required such that the payment would not give rise to an excise tax, no reduction will be required and we will gross up the executive to keep the executive whole. However, effective July 2010, the Compensation Committee in connection with a review of its executive compensation practices, determined that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control. Therefore, Messrs. Beckert and Griffiths, who became participants in the policy after July 2010, are not entitled to any excise tax gross up benefits.

Under the policy, a “change in control” would include, among other things, each of the following events: (1) the acquisition of 35% or more of our voting power; (2) a change in a majority of the incumbent members of our Board of Directors; (3) the sale of all or substantially all our assets; (4) the consummation of certain mergers or other business combinations; and (5) stockholder approval of a plan of liquidation or dissolution.

Estimated Payments in the Event of Termination of Employment or Following a Change in Control

Upon certain types of terminations of employment not related to a change in control of the Company, the Company may pay severance benefits to the Named Executive Officers. With regard to Messrs. McCracken, Beckert, Griffiths and Dobson and Ms. Fliegelman Olli, severance in certain situations is provided in their employment agreements and arrangements. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers,” above.

The following table shows the potential payments to our Named Executive Officers (other than Ms. Cooper) under existing agreements, plans or arrangements, under various scenarios involving a change in control or termination of employment, assuming a March 31, 2012 termination date and using the closing price of the Common Stock on March 30, 2012 of $27.56. Ms. Cooper is not included in the table because she was no longer employed by the Company on March 31, 2012 and her employment did not terminate as a result of any of the triggering events described in the table.

	Termination Due to Death(1) ($)	Termination Due To Disability(1) ($)	Without Cause / Resignation for Good Reason(2) ($)	Certain Terminations Following a Change in Control(3) ($)
W.E. McCracken
Cash Severance	—	—	1,500,000	7,475,000
Interrupted Performance Cycles(4)	2,818,341	2,808,283	2,808,283	2,818,341
Acceleration of Unvested Equity(5)	5,131,964	5,131,964	4,995,431	5,131,964
Other Benefits	—	—	—	4,903,614
Total Payments	7,950,305	7,940,247	9,303,714	20,328,919

R.J. Beckert
Cash Severance	—	—	500,000	2,990,000
Interrupted Performance Cycles(4)	223,374	222,861	222,861	223,374
Acceleration of Unvested Equity	1,002,772	1,002,772	—	1,002,772
Other Benefits	—	—	—	30,865
Total Payments	1,226,146	1,225,633	722,861	4,247,011

G.J. Fischer(6)
Cash Severance	—	—	700,000	4,186,000
Interrupted Performance Cycles(4)	1,352,755	1,347,928	1,347,928	1,352,755
Acceleration of Unvested Equity(5)	3,353,449	3,353,449	551,200	3,353,449
Other Benefits	—	—	—	28,618
Total Payments	4,706,204	4,701,377	2,599,128	8,920,822

P. JL Griffiths
Cash Severance	—	—	1,401,820	4,191,442
Interrupted Performance Cycles(4)	562,031	560,741	560,741	562,031
Acceleration of Unvested Equity(5)	2,837,469	2,837,469	2,285,450	2,837,469
Other Benefits	—	—	—	15,129
Total Payments	3,399,500	3,398,210	4,248,011	7,606,071

A. Fliegelman Olli
Cash Severance	—	—	600,000	2,400,000
Interrupted Performance Cycles(4)	676,350	673,936	673,936	676,350
Acceleration of Unvested Equity(5)	2,082,803	2,082,803	1,555,486	2,082,803
Other Benefits	—	—	—	25,216
Total Payments	2,759,153	2,756,739	2,829,422	5,184,369

D.C. Dobson(7)
Cash Severance	—	—	1,400,000	4,186,000
Interrupted Performance Cycles(4)	1,176,399	1,172,380	1,172,380	1,176,399
Acceleration of Unvested Equity(5)	3,593,160	3,593,160	1,713,326	3,593,160
Other Benefits	—	—	—	2,353,538
Total Payments	4,769,559	4,765,540	4,285,706	11,309,097

(1)

Upon termination due to an executive’s death or disability, stock options become immediately exercisable and can be exercised within one year of such death or disability, but not later than the normal expiration date of the option. Restricted stock awards that have not vested immediately vest upon death or disability. This column includes the intrinsic value (i.e., the value based upon our stock price, and in the case of options, less the exercise price) of equity awards that would become exercisable or vested if the Named Executive Officer had died or become disabled as of March 31,

2012. With regard to the three-year performance shares, promptly after death, the executive’s estate would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the death. In the event of a disability, the executive would be eligible to receive a prorated number of shares based on the actual results after the end of the performance cycle, based on the portion of the performance cycle that lapsed prior to the disability. For purposes of this calculation, we determined the value of the prorated amount of the outstanding performance share awards under the fiscal year 2011-2013 and 2012-2014 long-term incentive plans using the closing market price of the Company’s Common Stock ($27.56) on March 30, 2012 based on the achievement of “target” performance under those awards.

(2)	Assuming a March 31, 2012 termination date, Messrs. McCracken, Beckert, Griffiths and Dobson and Ms. Fliegelman Olli would be entitled to the following cash severance payments upon termination without “cause” or resignation for “good reason”: (1) Mr. McCracken is entitled to an amount equal to his annual performance cash incentive for the year in which termination occurred, based on actual performance and accelerated vesting of any outstanding awards of stock options; (2) Mr. Beckert and Ms. Fliegelman Olli are each entitled to one times their respective annual base salary amount, payable in a lump sum; and (3) Mr. Griffiths is entitled to Can$1,400,000 and Mr. Dobson is entitled to $1,400,000, in each case, payable in a lump sum.

(3)	Represents cash payments and the value of benefits payable upon a termination of employment without “cause” or resignation for “good reason” within the two-year period following a change in control, under our Change in Control Severance Policy (described above). As of March 31, 2012, Messrs. McCracken, Beckert, Fischer, Dobson and Griffiths were each entitled to 2.99 times their annual base salaries and annual performance cash incentive targets; and Ms. Fliegelman Olli was entitled to 2.00 times her annual base salary and annual performance cash incentive target. In addition, this calculation includes (i) the value of the accelerated vesting of each executive’s equity awards and prorated payout with regard to outstanding three-year performance shares, calculated as described in footnote (1) above in the event of death; (ii) the value of one year of outplacement services; (iii) the lump-sum payment of an amount equal to 18 months of COBRA premium payments; and (iv) for Mr. McCracken, an estimated gross-up amount of approximately $4,893,614 to make him whole with respect to certain excise taxes. The excise tax gross up is intended to preserve a competitive level of change in control severance benefits. With regard to outstanding equity, our 2002 Incentive Plan and 2007 Incentive Plan, pursuant to which options and restricted stock are currently outstanding, each provide for the immediate acceleration of such awards upon a change in control. With regard to the three-year performance shares, following a change in control, the executive would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the change in control.

(4)	With regard to the fiscal year 2011-2013 and fiscal year 2012-2014 three-year performance shares, the Compensation Committee reserves discretion, in the event of a termination without “cause” or disability to pay a prorated portion of any award the executive would have received had the executive remained employed through the payment date. Eligibility and amount would be determined at the conclusion of the applicable performance cycle. See also the description of the long-term incentive awards and the three-year performance share component in “Compensation Discussion and Analysis,” above.

(5)

The amounts in this row reflect acceleration of unvested equity: for Mr. McCracken, 354,100 stock options and 91,000 restricted stock units (that would have been granted to Mr. McCracken if his employment was terminated between April 1, 2011 and March 31, 2012 pursuant to the terms of his employment agreement); for Mr. Fischer and Ms. Fliegelman Olli, 20,000 shares of restricted stock. Pursuant to the terms of her employment agreement, Ms. Fliegelman Olli is also eligible to receive a prorated portion of her one-year and three-year performance share awards for performance cycles that conclude within two years following her termination date, based on actual performance at the end of the applicable performance cycle, if her employment is terminated without “cause” or she resigns for “good reason.” For Messrs. Griffiths and Dobson, the unvested portions of their respective sign-on restricted stock awards/units (for 70,000 shares) and stock option awards (to purchase 75,000 shares), accelerate upon a termination without “cause” or resignation for “good reason.”

(6)	Mr. Fischer does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, he would be eligible for severance under our U.S. broad-based discretionary severance policy, which is capped at 52 weeks of salary. For purposes of this calculation, we assume payment of severance equal to one times annual base salary. The actual amount paid to Mr. Fischer as an executive officer, however, would be at the discretion of the Compensation Committee.

(7)	As required by SEC rules, this table assumes a change in control as of the last day of the most recently completed fiscal year (March 31, 2012). Mr. Dobson’s employment is expected to terminate after March 31, 2012 and the amounts that we anticipate he will receive in connection with that termination, upon execution of a general release, are described above under “Other Compensation Arrangements Provided to Named Executive Officers — Employment Agreements.” He is no longer entitled to any other amounts shown in the table and he is included in the table in accordance with SEC rules.

In addition to the payments summarized above, upon any termination of employment (including the scenarios described above, or a termination for cause or resignation without good reason), whether or not in connection with a change in control, the Named Executive Officers would be entitled to the balance of their vested accounts under our tax-qualified 401(k) plan, the 401(k) Supplemental Plans and the deferred compensation arrangements and vested equity, each in accordance with their terms. Without regard to vesting, the balances of these accounts for the Named Executive Officers as of March 31, 2012 (except for the 401(k) plan) are disclosed in the last column of the Fiscal Year 2012 Non-Qualified Deferred Compensation table, above.

Risk Considerations Relating to Compensation

The Company’s management (including its Chief Risk Officer) presented the Compensation Committee with an assessment of the risks involved in the design and implementation of all of the Company’s incentive compensation programs, including all of the executive compensation plans that cover our Named Executive Officers. The Compensation Committee concurred with management’s assessment that our incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. Some factors considered in this analysis were the following:

•

The long-term equity awards granted to our executives are subject to long-term performance goals that are linked to the Company’s long-term strategy and have long-term performance cycles or vesting schedules, which links the compensation to long-term stock price performance and to the long-term interests of the Company’s stockholders.

•

The Company’s clawback policy gives the Compensation Committee the ability under certain circumstances to recover executive compensation awards when an executive engages in intentional misconduct or fraud that results in a substantial restatement of the Company’s financial statements.

•

The Compensation Committee has discretion to decrease the amount of any incentive compensation payouts (negative discretion) when determining final payouts of awards, which gives the Compensation Committee the ability to avoid rewarding executives for excessive or inappropriate risk-taking.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2012. All of our equity compensation plans pursuant to which grants are being made have been approved by our stockholders. Our 2011 Incentive Plan was approved by stockholders in August 2011 and all equity awards to employees after the date of stockholder approval will be granted under the 2011 Incentive Plan; however, awards already granted under the 2007 and 2002 Incentive Plans, including awards for which performance targets have been established under those plans, will remain outstanding and be satisfied under those plans. Payment of fees to non-employee directors will continue to be paid under the 2003 Compensation Plan for Non-Employee Directors, provided that if the CA, Inc. 2012 Compensation Plan for Non-Employee Directors is approved by stockholders at our 2012 annual meeting of stockholders, future payments to non-employee directors will be made under that plan.

Equity Compensation Plan Information

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	10,374,188(2)	$23.52	74,976,633(3)
Equity compensation plans not approved by security holders	—	—	—
Total	10,374,188	$23.52	74,976,633

(1)	The calculation of the weighted average exercise price includes only stock options and does not include the outstanding deferred stock units, restricted stock units, performance-based awards/targets and stock units reflected in the first column.

(2)	Includes all stock options outstanding under the 2002 Compensation Plan for Non-Employee Directors, 2001 Stock Option Plan, 2002 Incentive Plan, 2007 Incentive Plan and 2011 Incentive Plan, all restricted stock units outstanding under the 2007 Incentive Plan and 2011 Incentive Plan, and all deferred stock units outstanding under the 2002 Compensation Plan for Non-Employee Directors and the 2003 Compensation Plan for Non-Employee Directors. Although certain shares were not awarded as of March 31, 2012 for the performance-based targets set under the fiscal year 2010, 2011 and 2012 long-term incentive plans, we have assumed the following for purposes of this table: with regard to (i) the three-year performance share components of the fiscal year 2011-2013 and 2012-2014 long-term incentive plans (for which the performance cycles will end after fiscal years 2013 and 2014, respectively), we have assumed a payout at the maximum level and note that payouts under these arrangements could range respectively from 0-150% and 0-200% of target at the end of the applicable performance cycle, depending on performance; and (ii) the one-year performance share component of the fiscal year 2012 long-term incentive plan and the three-year performance share component of the fiscal year 2010-2012 long-term incentive plan, the actual grants occurred in fiscal year 2013 (as indicated in the Outstanding Equity Awards at 2012 Fiscal Year-End table, above) and we have reflected the actual number of shares awarded with respect to this component in this column. This also includes 153,390 options with a weighted average exercise price of $20.74 assumed by us in connection with acquisitions. No additional options or rights will be granted under these assumed equity plans.

(3)	Fiscal year 2012 is the last year that the Company issued three-year long-term incentive plan awards under the 2007 Incentive Plan. As of March 31, 2012, 44,714,132 shares were available under the 2011 Incentive Plan, and 262,501 shares were available under the 2003 Compensation Plan for Non-Employee Directors. On May 10, 2011, the Board approved the CA, Inc. 2012 Employee Stock Purchase Plan, which was subsequently approved by the Company’s stockholders on August 3, 2011. Under the 2012 Employee Stock Purchase Plan, 30,000,000 shares are available.

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This proposal is commonly known as a “say-on-pay” proposal.

The Board of Directors and the Compensation Committee believe that the compensation program described under “Compensation Discussion and Analysis” is an effective incentive for the achievement of positive results, appropriately aligning pay and performance and enabling the Company to attract and retain talented executives.

We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules under “Compensation Discussion and Analysis” and “Compensation and Other Information Concerning Executive Officers.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

This vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (PROPOSAL 3).

PROPOSAL 4 — APPROVAL OF THE CA, INC. 2012 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

General

We are asking stockholders to approve the 2012 Compensation Plan for Non-Employee Directors (the “2012 Plan”). The 2012 Plan has been adopted by the Board of Directors, on the recommendation of the Corporate Governance Committee, subject to stockholder approval. If stockholders approve the 2012 Plan, it will be effective as of the date of the 2012 annual meeting of stockholders and will replace the Company’s 2003 Compensation Plan for Non-Employee Directors (the “2003 Plan”). If stockholders do not approve the 2012 Plan, it will not be implemented and the 2003 Plan will remain in effect.

Background and Purposes of the 2012 Plan

As described under “Compensation of Directors” above, our non-employee directors receive compensation for their services as directors under the 2003 Plan. The 2003 Plan expires pursuant to its terms on the tenth anniversary of the date of the 2003 annual meeting of stockholders, or August 27, 2013. The Board of Directors, on the recommendation of the Corporate Governance Committee, has elected to replace the 2003 Plan with the 2012 Plan prior to the expiration of the 2003 Plan. The 2012 Plan is substantially similar to the 2003 Plan, as amended, which was voted on by, and received the favorable support of, our stockholders in 2003.

The purposes of the 2012 Plan are to attract and retain the services of highly qualified and talented non-employee directors, whose present and future contributions to the welfare, growth and continued business success of the Company will be of benefit to the Company.

Key Terms of the 2012 Plan

The key terms of the 2012 Plan are as follows. A more detailed summary of these terms appears below (see “Description of the 2012 Plan”).

•

Under the 2012 Plan, each director will receive an annual fee, payable quarterly in the form of a credit to a deferred stock account. The annual director’s fee under the 2012 Plan will initially be set at the current level of $275,000 established by the Board in July 2010. The Plan permits the Board, on the recommendation of the Corporate Governance Committee, to change the amount of the annual fee. In addition, the Board may authorize the payment of additional fees to the chair of any committee of the Board comprised entirely of independent directors or to the Chairman of the Board or lead independent director.

•

The 2012 Plan provides that each director may elect at the beginning of each year to take up to 50% of the director’s annual fee in cash, provided that the Corporate Governance Committee may determine that the maximum cash percentage will be less than 50%. The Board of Directors has established a current maximum cash election of $100,000 with respect to the $275,000 annual director’s fee.

•

The units credited to a director’s deferred stock account will remain in the account until the termination of the director’s service on the Board. Following a director’s termination of service, the account will be paid to the director in the form of shares of the Company’s Common Stock; such payment can be made in a lump sum or in installments up to 10 years.

Description of the 2012 Plan

The following is a summary of the material terms and provisions of the 2012 Plan and of the principal tax effects of participation in the 2012 Plan. This summary is qualified in its entirety by reference to the complete text of the 2012 Plan, which is attached to this Proxy Statement as Exhibit B. Any capitalized terms that are used but not defined in this summary have the meanings used in the 2012 Plan.

Eligibility

Each member of the Board who (1) is not an employee of the Company or any of its consolidated subsidiaries; (2) is not a party to a separately compensated consulting arrangement with the Company; and (3) does not hold a paid directorship or paid advisory position with any organization of which another director of the Company is an executive officer, is eligible to receive annual Director Fees under the 2012 Plan. Currently there are 10 directors who would be eligible to receive Director Fees under the 2012 Plan.

Director Fees

Under the 2012 Plan, each Eligible Director’s annual Director Fees for a Director Service Year will initially be set at the current level of $275,000. The Board, on the recommendation of the Corporate Governance Committee, may set a different amount for any Director Service Year. In addition, the Board may authorize the payment of additional fees to the chair of any committee of the Board composed entirely of eligible directors or to the Chairman of the Board or lead independent director. If an Eligible Director serves for a short Director Service Year (less than 12 months), the Director Fees payable to the Eligible Director will be subject to proration. Director Fees payable under the 2012 Plan will be subject to the following terms and conditions:

•

Form and Timing of Payment.    Director Fees will be payable quarterly in the form of Stock Deferrals credited to an Eligible Director’s Deferred Stock Compensation Account. However, an Eligible Director may elect to receive up to 50% of the Eligible Director’s Director Fees for a Director Service Year in cash, payable quarterly, provided that the Corporate Governance Committee may determine that the maximum cash percentage will be less than 50%.

•

Stock Deferrals.    Director Fees in the form of Stock Deferrals will be credited to an unfunded and unsecured Deferred Stock Compensation Account in the name of the Eligible Director. The number of shares underlying each Stock Deferral will be determined by dividing the dollar amount of the Director Fees subject to the Stock Deferral by the market price of a Share on the day the deferral is credited to the Eligible Director’s Deferred Stock Compensation Account.

•

Dividends.    Each Eligible Director will receive cash payments on the shares underlying the Eligible Director’s Deferred Stock Compensation Account, in amounts equal to the cash dividends and other distributions payable to Company stockholders generally. However, the Corporate Governance Committee may determine in its discretion that in lieu of cash payments, an Eligible Director’s Deferred Stock Compensation Account will be credited with additional Stock Deferrals in the amount of the dividends or other distributions.

•

Payment of Stock Deferrals.    Generally, amounts credited to an Eligible Director’s Deferred Stock Compensation Account will be settled in shares of Common Stock in one lump sum on the first business day of the calendar year following the Director Service Year in which the Eligible Director ceases to be a member of the Board for any reason (the “Payment Commencement Date”). However, an Eligible Director may elect at any time prior to the Eligible Director’s termination date to receive payment of the Eligible Director’s Deferred Stock Compensation Account in up to 10 annual installments, commencing on the Payment Commencement Date. If an Eligible Director dies before payment in full of the amount credited to the Eligible Director’s Deferred Stock Compensation Account, the balance will be paid in one lump sum in accordance with the Eligible Director’s will, or if there is no will, in accordance with the laws of descent and distribution.

•

Hardship Withdrawals.    At its discretion, the Corporate Governance Committee may permit early withdrawals of amounts credited to an Eligible Director’s Deferred Stock Compensation Account if the Eligible Director or the Eligible Director’s representative provides satisfactory evidence that an early withdrawal is needed to meet an unforeseen financial hardship.

Shares Available For Issuance

265,000 shares of the Company’s Common Stock have been reserved for issuance under the 2012 Plan. In addition, 235,000 shares of Common Stock that have been reserved for issuance under the 2003 Plan but have not been awarded (or that have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash or otherwise) will be available for issuance under the 2012 Plan. Therefore, the maximum number of shares of Common Stock that may be issued under the 2012 Plan is 500,000, subject to adjustment (see “Adjustments” below).

Plan Administration

The 2012 Plan will be administered by the Corporate Governance Committee, which will have discretion to (1) interpret the 2012 Plan; (2) adopt, amend and rescind rules regarding its operation; (3) make specified adjustments, in accordance with the 2012 Plan’s adjustment provisions (see “Adjustments” below); and (4) take other actions it deems necessary or advisable for the proper operation and administration of the 2012 Plan.

Adjustments

The maximum number or kind of shares available for issuance under the 2012 Plan, or the number or kind of shares underlying a Stock Deferral or credited to a Deferred Stock Compensation Account, will be adjusted by the Corporate Governance Committee if the Committee, in its discretion, determines that, because of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase shares or other securities, or any other similar corporate transaction or event, the adjustment is required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Plan.

Amendment and Termination

The 2012 Plan may be amended or terminated by the Board at any time without stockholder approval, except that any amendment that either increases the aggregate number of shares that may be issued under the 2012 Plan or materially modifies the eligibility requirements for participation in the Plan requires stockholder approval before it can be effective. No amendment may adversely affect any right of any Eligible Director with respect to any Stock Deferral credited to that Eligible Director’s Deferred Stock Compensation Account under the 2012 Plan without the Eligible Director’s written consent. For this purpose, however, an amendment that accelerates the time period within which any installment payments will be made will not be considered an amendment that adversely affects an Eligible Director’s rights with respect to the Eligible Director’s Stock Deferrals.

If not earlier terminated by the Board, the 2012 Plan will automatically terminate on the 10-year anniversary of the 2012 annual meeting of stockholders. No Director Fees may be paid or Stock Deferrals credited under the 2012 Plan after it is terminated, but any previously credited Stock Deferrals will remain in effect until they are paid in full or expire, except that the Board, in its sole discretion, may, at any time after the termination of the Plan and without the consent of the affected individuals, accelerate the time period within which any installment payments will be paid, or determine that the remaining balance of Deferred Stock Compensation Accounts under the 2012 Plan will be paid in one lump sum on a date determined by the Board.

Summary of Federal Income Tax Consequences of Participation in the 2012 Plan

The following is a brief summary of the principal United States federal income tax consequences of Director Fees and Stock Deferrals under the 2012 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

An Eligible Director will not recognize any income at the time Director Fees are credited as Stock Deferrals to the Eligible Director’s Deferred Stock Compensation Account or at the time additional Stock Deferrals are credited to the Deferred Stock Compensation Account in connection with dividend or distribution payments in the event that the Corporate Governance Committee decides to pay dividends or distributions in the form of additional Stock Deferrals. In the event an Eligible Director elects to receive payment of a portion of the Eligible Director’s annual Director Fees in cash, or the Corporate Governance Committee decides to make dividend or distribution payments on Stock Deferrals in cash, the Eligible Director will recognize ordinary income in an amount equal to such cash payments for the taxable year during which those payments are received by the Eligible Director. When the Eligible Director is ultimately issued shares in payment of amounts credited to the Eligible Director’s Deferred Stock Compensation Account, the Eligible Director will recognize ordinary income for the taxable year during which those shares are issued in an amount equal to the fair market value of the shares on the date of issuance.

The Company will be entitled to a tax deduction at the same time and in the same amount as the Eligible Director recognizes income. The Eligible Director’s tax basis in any shares acquired as payment of amounts credited to the Eligible Director’s Deferred Stock Compensation Account will be equal to the amount of ordinary income recognized.

Upon a sale of the shares received by an Eligible Director as payment of the Eligible Director’s Deferred Stock Compensation Account, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on how long the Eligible Director held such shares prior to sale. The Eligible Director’s holding period for shares so acquired begins on the date the shares are issued to the Eligible Director.

New Plan Benefits

As of the date of this Proxy Statement, no awards have been made under the 2012 Plan. The number of shares underlying Stock Deferrals to be credited to Deferred Stock Compensation Accounts of the Eligible Directors in payment of Director Fees for the forthcoming year is not presently determinable, as that number is dependent on the fair market value of the shares as of the last day of each fiscal quarter of the Company’s upcoming fiscal year, and on each Eligible Director’s right to elect to receive in cash, in lieu of Stock Deferrals, up to 50% of the Director Fees payable under the 2012 Plan in respect of the upcoming year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CA, INC. 2012 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS (PROPOSAL 4).

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, THE BOARD AND MANAGEMENT

The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of Common Stock as of June 5, 2012 for (1) each person known by us to beneficially own more than five percent of the outstanding shares of Common Stock, (2) each of our directors and nominees for election as directors, (3) the Named Executive Officers set forth in the Fiscal Year 2012 Summary Compensation Table, above (including Mr. McCracken, who is listed under the “Directors and Nominees” heading) and (4) all of our directors, nominees and executive officers as a group. The table also sets forth the number of shares of Common Stock underlying deferred stock units and restricted stock units held by each of our directors as of June 5, 2012. Percentage of beneficial ownership is based on 472,348,388 shares of Common Stock outstanding as of June 5, 2012. Unless otherwise indicated, the address for the following stockholders is c/o CA, Inc., One CA Plaza, Islandia, NY 11749.

Beneficial Owner	Number of Shares Beneficially Owned(1)(2)		Percent of Class	Shares Underlying Deferred Stock Units or Restricted Stock Units(3)
Holders of More Than 5%:
Walter H. Haefner	125,813,380	(4)	26.64%
Careal Holding AG Utoquai 49 8022 Zürich, Switzerland

NWQ Investment Management Company, LLC	36,876,105	(5)	7.81%
2049 Century Park East, 16th Floor Los Angeles, CA 90067

BlackRock, Inc.	29,217,679	(6)	6.19%
55 East 52nd Street New York, NY 10055
Directors and Nominees:
Jens Alder	0		*	4,278
Raymond J. Bromark	1,000		*	29,083
Gary J. Fernandes	1,125		*	75,663
Rohit Kapoor	20,000		*	12,247
Kay Koplovitz	0		*	20,494
Christopher B. Lofgren	0		*	48,305
William E. McCracken	367,937		*	67,220
Richard Sulpizio	0		*	16,094
Laura S. Unger	0		*	35,980
Arthur F. Weinbach	25,000		*	50,547
Renato (Ron) Zambonini	25,000		*	33,402
Named Executive Officers (Non-Directors):
Richard J. Beckert	78,267		*
George J. Fischer(7)	346,717		*
Peter JL Griffiths	81,772		*	46,200
Amy Fliegelman Olli	221,933		*
Nancy E. Cooper(8)	173,599		*
David C. Dobson(9)	201,774		*
All Directors, Nominees and Executive Officers as a Group (18 persons)	1,564,567		*	439,513

*	Represents less than 1% of the Common Stock outstanding.

(1)	Except as indicated below, all persons have represented to us that they exercise sole voting power and sole investment power with respect to their shares.

(2)	The amounts shown in this column include the following shares of Common Stock issuable upon exercise of stock options that either are currently exercisable or will become exercisable within 60 days after June 5, 2012: Mr. Fernandes, 1,125; Mr. McCracken, 251,352; Mr. Beckert, 13,215; Mr. Fischer, 179,760; Ms. Fliegelman Olli, 95,258; Mr. Griffiths, 57,972; Mr. Dobson, 137,232; and all directors, nominees and executive officers as a group, 772,639.

(3)	Under our prior and current compensation plans for non-employee directors, directors have received a portion of their fees in the form of deferred stock units. In January immediately following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units accrued in the director’s deferred compensation account. Although the deferred stock units are derivative equity securities owned by the directors, the deferred stock units are not included in the column headed “Number of Shares Beneficially Owned” because the directors do not currently have the right to dispose of or to vote the underlying shares of Common Stock. See “Compensation of Directors” for more information. The amounts shown in this column include 23,957 restricted stock units granted to Mr. McCracken on September 3, 2009 at the beginning of his service as interim executive Chairman of the Board, less shares withheld for applicable taxes upon vesting. Mr. McCracken’s restricted stock award vests 20% on each anniversary of the grant date and is not payable until one year after the award is fully vested. Mr. McCracken’s restricted stock units are not included in the column headed “Number of Shares Beneficially Owned” because Mr. McCracken does not currently have the right to dispose of or to vote the underlying shares of Common Stock. The amounts shown in this column also include the vested portion of restricted stock units granted to Mr. Griffiths on May 26, 2011 at the beginning of his employment with the Company. Mr. Griffiths’ restricted stock units vest 34%, 33% and 33% on each anniversary of the grant date. Mr. Griffiths’ unvested restricted stock units are not included in the column headed “Number of Shares Beneficially Owned” because Mr. Griffiths does not currently have the right to dispose of or to vote the underlying shares of Common Stock.

(4)	Information based solely on a Schedule 13D/A filed with the Securities and Exchange Commission jointly by Careal Holding AG and Walter H. Haefner on October 30, 2003.

(5)	Information based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by NWQ Investment Management Company, LLC (“NWQ”) on February 14, 2012, which reported that NWQ exercises sole voting power over 27,248,926 shares and sole dispositive power over 36,876,105 shares. According to the Schedule 13G/A, the shares are beneficially owned by clients of NWQ.

(6)	Information based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on February 13, 2012.

(7)	As of June 5, 2012, Mr. Fischer has pledged 61,987 shares of Common Stock to secure a personal line of credit.

(8)	Ms. Cooper retired as Chief Financial Officer effective on May 18, 2011. Ms. Cooper was unavailable to certify her current beneficial ownership. Information for Ms. Cooper is presented as of June 7, 2011, the date as of which beneficial ownership for Ms. Cooper was last reported by the Company.

(9)	In connection with a business realignment and management reorganization in February 2012, Mr. Dobson concluded his role as Group Executive, Customer Solutions Group and an executive officer. Mr. Dobson is expected to remain an employee through July 15, 2012 to assist with the transition of his previous function and to work on a special project assigned by the Chief Executive Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. We assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Certain shares withheld to cover tax obligations were inadvertently omitted from Form 4 reports filed on May 12, 2011 on behalf of the following current and former officers: Richard J. Beckert, Nancy E. Cooper, George J. Fischer, Amy Fliegelman Olli, William L. Hughes, and Jacob Lamm. In addition, certain shares were inadvertently omitted from Mr. Fischer’s Form 3 filed on June 29, 2010. In each case, the Company subsequently reported the omitted shares on the officer’s behalf in an amended filing during fiscal year 2012. Based solely on a review of the copies of Section 16 reports in our possession and on written representations from reporting persons, we believe that during fiscal year 2012 all other required reports for our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR OUR 2013 ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2013 annual meeting pursuant to rule 14a-8 of the Exchange Act is February 11, 2013, except as may otherwise be provided in rule 14a-8. All such proposals must be received by the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749 by the required deadline in order to be considered for inclusion in the Company’s 2013 proxy materials.

ADVANCE NOTICE PROCEDURES FOR OUR 2013 ANNUAL MEETING

Under our By-laws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us containing certain information specified in the By-laws (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (2) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier. Accordingly, the notice for nominating directors at, or bringing other business before, the 2013 annual meeting must be submitted no earlier than April 3, 2013 and no later than May 3, 2013 (unless the date of the meeting is changed by more than 30 days). A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749. If the stockholder does not also comply with the requirements of rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a stockholder.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the persons named in the Company’s proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS IN WRITING, ADDRESSED TO:

CA, INC.

ATTN.: INVESTOR RELATIONS DEPARTMENT

ONE CA PLAZA, ISLANDIA, NEW YORK 11749

OUR ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED VIA THE INTERNET AT WWW.CA.COM/INVEST.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation and Human Resources Committee Report on Executive Compensation,” and “Audit Committee Report” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: June 11, 2012

Islandia, New York

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures

This Proxy Statement includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP metrics for operating expenses, operating income, operating margin, income from continuing operations exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, fiscal year 2007 restructuring costs and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Adjusted cash flow from operations excludes restructuring and other payments. In addition, non-GAAP metrics for revenue and operating margin exclude internally reported results from any acquisition that is included in SEC-disclosed results as a purchase transaction during fiscal year 2012 and that was not contemplated at the time target performance goals were established for fiscal year 2012 incentive compensation awards. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on March 31, 2011. Constant currency excludes the impacts from the Company’s hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting.

Stockholders are encouraged to review the following reconciliations of the non-GAAP financial measures included in the “Compensation Discussion and Analysis” section of this Proxy Statement to their most directly comparable GAAP financial measures.

CA, Inc.

Reconciliation of GAAP Results to Non-GAAP Revenue

Growth in Constant Currency

(unaudited)

(dollars in millions)

	Fiscal Year Ended
	March 31,
	2011	2012
Revenue	$4,429	$4,814
Adjustment for acquisitions		(24)

Revenue adjusted for acquisitions		4,790
Impact of foreign currency exchange		(89)

Revenue in constant currency adjusted for acquisitions(1)		$4,701
y/y growth in constant currency		6.1%

(1)	Constant currency information is presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on March 31, 2011, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company’s hedging program.

Certain non-material differences may arise versus actual from impact of rounding.

CA, Inc.

Reconciliation of Select GAAP Measures to Non-GAAP Measures

(unaudited)

(dollars in millions)

Fiscal Year Ended March 31, 2012
GAAP net income	$951
GAAP income from discontinued operations, net of income taxes	(13)

GAAP income from continuing operations	$938
GAAP income tax expense	416
Interest expense, net	35

GAAP income from continuing operations before interest and income taxes	$1,389

GAAP operating margin (% of revenue)(1)	28.9%
Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	$3
Cost of professional services(2)	4
Amortization of capitalized software costs(3)	103
Selling and marketing(2)	36
General and administrative(2)	27
Product development and enhancements(2)	19
Depreciation and amortization of other intangible assets(4)	65
Other expenses (gains), net(5)	—
Restructuring and other(6)	1

Total Non-GAAP adjustment to operating expenses	$258

Operating income (non-GAAP income from continuing operations before interest and income taxes)	$1,647
Adjustment for acquisitions	$18

Operating income adjusted for acquisitions	$1,665
Non-GAAP operating margin adjusted for acquisitions(7)	34.8%

(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by total revenue (refer to previous table for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of purchased software amortization.

(4)	Non-GAAP adjustment consists of other intangibles amortization.

(5)	Non-GAAP adjustment consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(6)	Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(7)	Non-GAAP operating margin adjusted for acquisitions is calculated by dividing non-GAAP income from continuing operations before interest and income taxes adjusted for acquisitions by total revenue adjusted for acquisitions (See previous table for revenue adjusted for purchase transactions).

Certain non-material differences may arise versus actual from impact of rounding.

CA, Inc.

Reconciliation of GAAP Results to Non-GAAP Adjusted Cash Flow From Continuing Operations

(unaudited)

(in millions)

Fiscal Year Ended
March 31, 2012
Net cash provided by continuing operating activities	$1,505
Restructuring and other	16

Adjusted cash flow from continuing operations	$1,521
Net cash used in investing activities-continuing operations	$(455)
Net cash used in financing activities-continuing operations	$(1,330)

Certain non-material differences may arise versus actual from impact of rounding.

EXHIBIT A

CA, INC.

CORPORATE GOVERNANCE PRINCIPLES

General

These Corporate Governance Principles (these “Principles”) have been approved by the Board of Directors of CA, Inc. (the “Company”) and provide the basic outline of the Company’s corporate governance.

Role and Functions of the Board

The Board is elected by the stockholders to oversee the business and affairs of the Company, to oversee management, to build long-term value for the stockholders, and to sustain the Company’s vitality for its stockholders and other constituencies, including its employees.

In addition to these general roles, the Board performs a number of more specific functions, including:

•	selecting and overseeing the evaluation of the Chief Executive Officer (the “CEO”);

•	overseeing CEO and senior management succession planning;

•	providing counsel and oversight on the selection, evaluation and development of senior management;

•	reviewing and approving corporate strategy on an annual basis;

•	advising and counseling the CEO and senior management on relevant topics;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering strategies for their management and mitigation; and

•

overseeing and evaluating processes designed to maintain the integrity of the Company, including the integrity of its financial statements, its compliance with law and ethics, and its relationships with its employees, customers, suppliers and other stakeholders.

Director Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the Company and its stockholders. They must have an inquisitive and objective perspective, practical wisdom and mature judgment, as well as an understanding of the Company’s business and the willingness to question what they do not understand.

Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. To ensure that a director has sufficient time to devote, no director may serve on more than three boards of directors of public companies in addition to the Company’s Board.

To enable the Corporate Governance Committee to monitor compliance with the criteria for service as a director, as well as for service on a particular Board Committee, a director shall notify the Chair of the Corporate Governance Committee promptly of: (1) the director’s retirement from his or her principal occupation or a material change in his or her principal occupation or business association; (2) the proposed election of the director to the board of directors (or similar body) or any board committee of another entity (other than not-for-profit entities); (3) the director’s removal or other cessation of service as a member of any such board or committee; or (4) any other development that could affect the director’s ability to serve on the Board or any Board Committee. The Corporate Governance Committee shall determine whether to recommend to the Board that any action be taken as a result of any such event.

Director Independence

A majority of the directors must be independent directors, as determined by the Board on the recommendation of the Corporate Governance Committee, based on the guidelines set forth below. The Board believes that the CEO should serve on the Board. At no time shall more than two employees of the Company (including the CEO) serve on the Board; provided, that if the total number of directors exceeds twelve, no more than 25% of the total number of directors may be employees of the Company.

For a director to be considered independent, the Board must determine that the director does not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has established guidelines to assist it in determining director independence in conformity with The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements. In addition, the Board will consider all relevant facts and circumstances in making an independence determination, not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

A director will not be independent if:

•

the director is, or at any time during the past three years was, employed by the Company (provided that employment by a director as an executive officer on an interim basis for a period no longer than one year will not disqualify that director from being considered independent following such employment);

•	a family member of the director is, or at any time during the past three years was, employed by the Company as an executive officer;

•

the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the past three years (provided that compensation received by the director for former service as an executive officer on an interim basis for a period no longer than one year will not be considered in determining independence following such service), other than (i) compensation for Board or Board committee service, (ii) compensation paid to a family member of the director who is an employee (other than an executive officer) of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

the director or a family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received payments for property or services in the current or any of the past three fiscal years that exceed 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•

the director or a family member of the director is an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner or employee of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Any one or more of the following relationships, whether individually or in any combination, will be considered immaterial and will not, in and of themselves, impair the director’s independence:

Payments To/From the Company

1.  the director or a family member of the director is a partner in or an executive officer of another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

2.  the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

Indebtedness

1.  the director or a family member of the director is a partner in or an executive officer of another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

2.  the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

Charitable Contributions

1.  the director or a family member of the director is an executive officer, of a charitable organization, and the Company’s discretionary charitable contributions to the organization (i.e., other than contributions made under the Company’s matching grant program) do not exceed, in the current or any of the past three fiscal years, 2% of the charitable organization’s consolidated gross revenues for that year or $200,000 whichever is more;

Directorships

1.  the director or a family member of the director is a director, advisory director or trustee (or serves in a similar position) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

Less Than 10% Equity Interest

1.  the director and the family members of the director directly or indirectly own, in the aggregate, less than a 10% equity interest in another company or entity that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company;

Other

1.  the director or a family member of the director is an employee (but not an executive officer) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

2.  a member of the director’s family (other than a family member) serves in any capacity with the Company; or

3.  a member of the director’s family (other than a family member) serves in any capacity with, or owns any equity interest in, another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization).

Notwithstanding the foregoing, the Board (on the recommendation of the Corporate Governance Committee) may determine that a director who has a relationship that exceeds the limits described in the immediately preceding paragraph (but only to the extent that the Board determines that the director does not have any direct or indirect material relationship with the Company and any such relationship does not constitute a bar to independence under NASDAQ listing requirements) is nonetheless independent.

For purposes of these Principles, the term “family member” means a person’s spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

The ownership of stock in the Company by directors is encouraged and the ownership of a substantial amount of stock in the Company shall not in itself be a basis for a determination that a director is not independent.

The Board will undertake an annual review of the independence of all non-employee directors, based on the recommendation of the Corporate Governance Committee.

Size of Board

The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, taking into account the Board’s ability to function effectively and with appropriate diversity and expertise.

The Corporate Governance Committee shall be responsible for selecting and recommending to the Board candidates to fill vacancies on the Board that occur as a result of expansion of the size of the Board, by resignation, by retirement or for any other reason.

Period of Board Service

A director may serve only until the annual meeting after the director’s 75th birthday.

Director Selection Process

All directors shall stand for election by the stockholders each year at the Company’s Annual Meeting of Stockholders. The Board, on the recommendation of the Corporate Governance Committee, shall propose a slate of nominees for election at each such meeting. In addition, between such meetings, the Board, on the recommendation of the Corporate Governance Committee, may elect directors to serve until the next such meeting.

Stockholders may propose nominees for consideration by the Corporate Governance Committee in accordance with procedures developed by that Committee and disclosed in the Company’s Proxy Statement each year. Each director shall submit his or her Irrevocable Resignation (as defined below) in writing to the Chairman of the Corporate Governance Committee. The Board shall nominate for re-election as a director only an incumbent candidate who has tendered, prior to the mailing of the proxy statement for the annual meeting at which he or she is to be re-elected as a director, an irrevocable resignation authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which such candidate is nominated for re-election and (ii) Board acceptance of such resignation (an “Irrevocable Resignation”). In addition, the Board shall fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, the same form of Irrevocable Resignation tendered by other directors in accordance herewith.

The Corporate Governance Committee (or such other committee comprised of independent directors as the Board may appoint) shall consider the Irrevocable Resignation submitted by any director not receiving the requisite number of votes to be elected pursuant to Section 7 of Article II of the By laws and shall recommend to the Board the action to be taken with respect to such tendered resignation. If no independent directors received the required majority vote, the Board shall act on the resignation offers. Any director whose Irrevocable Resignation is under consideration pursuant to this provision shall not participate in the committee recommendation regarding whether to accept the resignation offer. The Board shall take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore in a Form 8-K furnished to the Securities and Exchange Commission. After accepting a director’s resignation, the Board may fill any resulting vacancy or may decrease the size of the Board.

Former CEOs and Other Employee’s Board Membership

The Board believes that the Board membership of the CEO and other employees of the Company following their resignation or retirement from the Company is a matter to be decided in each individual instance. When the CEO no longer holds that position or an employee director resigns or retires as an employee of the Company, resignation from the Board should be offered at the same time.

Meetings

The Board should have at least five scheduled meetings each year. There shall be an agenda for each meeting, focusing on relevant issues for the Board’s consideration. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve, as well as meetings of the Company’s stockholders.

The independent directors will have regularly scheduled meetings at least twice a year at which only independent directors are present. The Chairman of the Board (if he or she is an independent director) or the Lead Independent Director (described below), if any, shall preside at those meetings.

Agendas and other meeting materials should be distributed in advance of Board and Committee meetings so as to provide the directors sufficient time to review such materials; the directors are expected to review such materials. Directors are encouraged to make suggestions as to agenda items and to ask that additional information be provided to the Board or any Committee to facilitate its performance.

On an annual basis, the Secretary of the Company shall prepare and distribute to the directors a detailed calendar of the meetings scheduled to be held by the Board and each of its Committees during the ensuing year. The calendar shall also specify the matters to be considered and acted upon at each such meeting, to the extent known at such time.

Board Leadership

The Board has no policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. When the Chairman of the Board is a member of management or is otherwise not independent, the non-employee directors shall elect annually, on the recommendation of the Corporate Governance Committee, a Lead Independent Director. The duties of the Lead Independent Director (or the Chairman, if he or she is independent) shall include presiding at executive sessions of the non-employee and independent directors.

Board Self-Assessment and Director Evaluation

The Board will conduct an annual self-assessment of its performance to determine whether the Board and its Committees are functioning effectively. The Chair of the Corporate Governance Committee and the Chairman of the Board will coordinate an annual evaluation of the performance of each director.

Board Compensation

Directors who are employees shall not receive any compensation, directly or indirectly, for their services as directors. The Corporate Governance Committee shall be responsible for recommending to the Board the compensation and any benefits for non-employee directors, which shall be subject to the full discussion and approval by the Board. In discharging this duty, the Corporate Governance Committee shall be guided by three goals: (1) compensation should fairly pay directors for the work they perform; (2) compensation should include a significant equity component to align directors’ interests with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Stock Ownership Guideline for Non-Employee Directors

Consistent with our director compensation programs, each non-employee director receives at least 50% of his or her director compensation in the form of equity in the Company, which may not be transferred until after the director’s retirement.

Counsel and Other Advisors; Company Funding Obligations

The Board shall have the authority, to the extent deemed necessary or appropriate, to retain and terminate independent legal counsel or other advisors to assist the Board in carrying out its responsibilities. The Company shall provide for appropriate funding, as determined by the Board, to pay any such counsel or other advisors retained by the Board.

Access to Management and Outside Counsel and Auditors

Non-employee directors may contact senior managers of the Company and the Company’s outside counsel and auditors without the permission of senior corporate management, and without such management being present. To facilitate such contact, non-employee directors are encouraged to periodically visit Company locations without senior corporate management being present.

Director Orientation and Education

The Company shall provide orientation for new directors. Such orientation shall include information concerning the Company’s business and operations, as well as its corporate governance and other relevant matters, and shall be coordinated by the Secretary, under the guidance of the Corporate Governance Committee. The Company shall also provide continuing education for directors, which may include programs concerning topics of interest to directors, meetings with key management and visits to Company facilities.

Board Committees

The Board has established the following committees to assist the Board in discharging its responsibilities: the Audit Committee; the Compensation and Human Resources Committee; the Corporate Governance Committee; and the Compliance and Risk Committee. The Board may from time to time modify any of these Committees or establish new Committees.

The composition, responsibilities and other attributes of each Committee shall be specified in a Charter that shall be adopted by such Committee and approved by the Board. The Charters provide that each Committee will annually evaluate its performance.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors shall appoint the Chairs and members of the Committees, each of whom shall serve at the discretion of the Board. In designating members of the Committees, the Board shall consider the extent to which Committee assignments should be rotated from time to time. While rotating Committee members should be considered periodically, the Board does not believe rotation should be mandated as a policy since there are significant benefits attributable to continuity, experience gained in service on particular committees and utilizing most effectively the individual talents of the directors.

The frequency, length and agenda of meetings of each Committee are determined by the Chair of the Committee, who may consult with members of the Committee and appropriate officers of the Company. Board members who are not members of a particular Committee are welcome to attend meetings of that Committee.

Each Committee’s duties may be described briefly as follows:

•

Audit Committee.    The Audit Committee’s general purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the audits of Company’s financial statements and the integrity of the Company’s financial statements and internal controls; (2) the qualifications and independence of the Company’s independent auditor (including the Committee’s direct responsibility for the engagement of the independent auditor); (3) the performance of the Company’s internal audit function and independent auditor; (4) the Company’s accounting and financial reporting processes; and (5) the activity of the Company’s internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure.

•

Compensation and Human Resources Committee.    The Compensation and Human Resources Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including (1) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation based upon such evaluation; and (2) determining the compensation of senior executives other than the CEO, including determinations regarding equity-based and other incentive compensation awards.

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Corporate Governance Committee.    The Corporate Governance Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to the governance of the Company, and includes making recommendations to the Board concerning (1) the size and composition of the Board, the qualifications and independence of the directors, and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of Committees, the designation of Committee Chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the process for distribution of information to the Board and its Committees; and (3) the compensation of non-employee directors.

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Compliance and Risk Committee.    The Compliance and Risk Committee’s general purposes are (i) to provide general oversight to the Company’s Risk and Compliance functions; (ii) to provide input to management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (iii) to provide recommendations to the Board with respect to its review of the Company’s business practices and compliance activities and enterprise risk management.

It is the policy of the Board that all of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee will be independent directors.

Communications with Stockholders and Other Interested Parties

The Board is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. Such parties may contact any member (or members) of the Board or any Committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers and suppliers, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by regular mail to the office of the Corporate Secretary at One CA Plaza, Islandia, New York 11749, or by e-mail to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described above will be forwarded to the directors, unless the Corporate Secretary determines said communication is not appropriate. Regardless, certain of these communications will be forwarded to others in the Company for review and action, when appropriate, or to the directors upon request.

Management Development and Succession Planning

The Board, with recommendations from the Corporate Governance Committee and the Compensation and Human Resources Committee, shall approve and maintain a succession plan for the CEO. On an annual basis, the Corporate Governance Committee and the Compensation and Human Resources Committee shall present to the Board a report on succession planning for senior management and a report on management development.

Stock Ownership Requirements for Executives

Stock ownership requirements have been adopted under which members of senior management must achieve ownership thresholds based on a multiple of their base salary.

These Principles

These Principles shall be subject to review, at least annually, by the Board or the Corporate Governance Committee, and any changes deemed appropriate shall be adopted by the Board, on the recommendation of the Corporate Governance Committee.

EXHIBIT B

CA, INC.

2012 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

CA, INC.

2012 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01 Purpose.    The purposes of the Plan are to attract and retain the services of highly qualified and talented non-employee directors, whose present and future contributions to the welfare, growth and continued business success of the Company will be of benefit to the Company.

1.02 Effective Date; Stockholder Approval.    The Plan is effective as of the date of the Company’s 2012 Annual Meeting of Stockholders, subject to the approval by a vote at such Annual Meeting, or any adjournment of such meeting, of the holders of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote at such meeting. If such approval is not obtained, the Plan shall have no effect.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage and context:

2.01  “Annual Meeting” means the Annual Meeting of Stockholders of the Company, as specified in the Company’s By-Laws.

2.02  “Board” means the board of directors of the Company.

2.03  “Change in Control” means the happening of any of the following events:

(a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.03; or

(b) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such individuals shall be hereinafter collectively referred to as the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, for purposes of this Section 2.03, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a majority of the individuals who comprise the Incumbent Board and who are also members of the Board, shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however,

a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as the result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.04  “Code” means the Internal Revenue Code of 1986, as amended.

2.05  “Committee” means the Corporate Governance Committee of the Board, any successor committee or subcommittee of the Board, or any other committee of the Board authorized or instructed by the Board to administer the Plan.

2.06  “Company” means CA, Inc.

2.07  “Deferred Stock Compensation Account” or “Account” means the bookkeeping account maintained by the Company to track Stock Deferrals in accordance with Section 4.03. A separate Deferred Stock Compensation Account shall be maintained for each Eligible Director.

2.08  “Director Fees” means an Eligible Director’s fees payable for services as a member of the Board and as a member of any committee thereof.

2.09  “Director Service Year” means the period beginning on the later of (i) January 1st or (ii) the date such Eligible Director is first deemed to be a member of the Board (as determined in accordance with Section 2.11) and ending on the earlier of (x) December 31st of the same calendar year or (y) the date the Eligible Director ceases to be an Eligible Director for any reason. For purposes of the Plan, a Director Service Year in respect of an Eligible Director may be less than one year.

2.10  “Disabled” or “Disability” means permanently and totally disabled within the meaning of Section 22(e) of the Code.

2.11  “Eligible Director” means any member of the Board, elected or appointed, who (i) is not an employee of the Company or a Related Company, (ii) is not a party to a separately compensated consulting arrangement with the Company and (iii) does not hold a paid directorship or paid advisory position with any organization of which another director of the Company is an executive officer. An individual who is elected to the Board at an Annual Meeting shall be deemed to be a member of the Board as of the date of such Annual Meeting. An individual who is appointed to the Board between Annual Meetings shall be deemed to become a member of the Board as of the date of the first meeting of the Board (or any committee thereof to which such individual has been appointed) that occurs on or after the date of such appointment, whether or not the individual participates in such meeting. An individual shall cease to be an Eligible Director on the date his or her Board membership is terminated for any reason, including without limitation, resignation, removal, death or Disability.

2.12  “Fair Market Value” means the closing sales price of a Share as reported on the NASDAQ Stock Market LLC (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on such date, on the next preceding day on which sales of Shares were reported.

2.13  “Payment Commencement Date” means the first business day of the calendar year following the Director Service Year in which the Eligible Director ceases to be a member of the Board for any reason, including without limitation, resignation, removal, death or Disability, provided that such cessation of Board service must constitute a “separation from service” within the meaning of Section 409A of the Code.

2.14  “Plan” means the CA, Inc. 2012 Compensation Plan for Non-Employee Directors, as set forth in this document and as may be amended from time to time.

2.15  “Related Company” means a consolidated subsidiary of the Company for purposes of reporting in the Company’s consolidated financial statements.

2.16  “Rights Agreement” means the Stockholder Protection Rights Agreement, dated November 5, 2009, as amended or superseded from time to time.

2.17  “Shares” means shares of Common Stock, $.10 par value per share, of the Company.

2.18  “Stock Deferral” means the deferral of the issuance of Shares by the Company to an Eligible Director in accordance with Section 4.03 of the Plan.

ARTICLE III

ADMINISTRATION

3.01  The Committee.    The Plan shall be administered by the Committee.

3.02  Authority of the Committee.    The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (1) interpret the Plan; (2) prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any rules or regulations relating to the Plan; (3) in accordance with Article V, make such adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan, that underlie any Stock Deferral or that are credited to a Deferred Stock Compensation Account) as may be appropriate; and (4) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

3.03  Effect of Determinations.    All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.04  No Liability; Indemnification.    No member of the Committee, nor any person acting under the authority of the Committee in respect of the Plan, shall be liable for any losses incurred by any person resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Stock Deferral. The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was a member of the Committee or is or was acting under the authority of the Committee.

ARTICLE IV

DIRECTOR FEES

4.01  Eligibility.    Each non-employee director of the Company shall be entitled to Director Fees under the Plan in respect of each Director Service Year during which he or she is an Eligible Director.

4.02  Director Fees.    Director Fees payable under the Plan shall be subject to the following terms and conditions:

(a) Amount of Director Fees.    Subject to Paragraph (d) of this Section 4.02, each Eligible Director’s annual Director Fees for a Director Service Year shall initially be set at $275,000; provided, however, that the Board may from time to time, at the recommendation of the Committee, change the amount of Director Fees that will be payable in respect of a Director Service Year; and provided further, however, that the Board may from time to time, at the recommendation of the Committee, authorize the payment of additional fees to the chair of any committee of the Board who is an Eligible Director or to an Eligible Director serving as Chairman of the Board or the lead independent director.

(b) Form of Payment.    Except to the extent that an Eligible Director has elected to receive a portion of his or her annual Director Fees in cash pursuant to Section 4.04, Director Fees shall be paid exclusively in Stock Deferrals, in accordance with Section 4.03.

(c) Timing of Payments.    Unless the Committee determines otherwise, subject to Paragraph (d) of this Section 4.02,

(i) that portion of an Eligible Director’s Director Fees for a Director Service Year that are payable in Stock Deferrals shall be credited in arrears to such Eligible Director’s Deferred Stock Compensation Account in accordance with Section 4.03 in substantially equal quarterly amounts as of the last business day of each fiscal quarter of the Company that ends within such Director Service Year and

(ii) that portion of an Eligible Director’s Director Fees for a Director Service Year that is subject to a cash election made in accordance with Section 4.04 shall be paid in arrears in substantially equal quarterly cash payments as of the last business day of each fiscal quarter of the Company that ends within such Director Service Year, but in no event shall any such cash payments be paid later than two and one-half (2 1/2) months after the end of the calendar year in which the Director Service Year for which such Director Fees were earned.

(d) Pro-Ration and Adjustment for Short Director Service Years.    In the event that a Director Service Year of an Eligible Director is less than 12 months, the amount of Director Fees payable to such Eligible Director in respect of such Director Service Year (and the number, amount and timing of quarterly payments of such Director Fees) shall be subject to pro-ration and adjustment in such manner as the Committee, in its discretion, deems appropriate to reflect such short Director Service Year.

(e) Reports to Eligible Directors.    As soon as practical after the close of each fiscal quarter of the Company, the Company shall provide to each Eligible Director a report containing such information regarding his or her Deferred Stock Compensation Account, and changes therein during such quarter, as the Committee deems appropriate.

4.03  Stock Deferrals.    Stock Deferrals credited under the Plan shall be subject to the following terms and conditions:

(a) General.    On each day that Stock Deferrals are scheduled to be credited in accordance with Paragraph (c) of Section 4.02, the Company shall credit each Eligible Director’s Deferred Stock Compensation Account with a Stock Deferral of a number of Shares (including fractional Shares) equal to (x) the dollar amount of Director Fees payable as Stock Deferrals on such date to the Eligible Director pursuant to Section 4.02 divided by (y) the Fair Market Value of a Share on such date.

(b) Dividends on Deferred Shares.    If a dividend or distribution is paid on Shares in cash or property other than Shares, then, unless the Committee determines otherwise, each Eligible Director shall, on the date of payment of the dividend or distribution to the holders of Shares, be paid in cash an amount equal to (x) the number of Shares in respect of Stock Deferrals that have been credited to such Eligible Director’s Deferred Stock Compensation Account as of the date fixed for determining the stockholders entitled to receive the dividend or distribution multiplied by (y) the amount of the dividend or distribution paid per Share. If the dividend or distribution is paid in property, the amount of the dividend or distribution for purposes of the foregoing calculation shall be the fair market value of the property on the date on which such dividend or distribution is paid. Amounts remaining in an Eligible Director’s Deferred Stock Compensation Account pending completion of installment payments elected pursuant to Paragraph (d) of this Section 4.03 shall continue to be subject to this Paragraph (b) until such Deferred Stock Compensation Account is fully distributed.

(c) Payment of Stock Deferrals.    Subject to Paragraph (d) of this Section 4.03, Shares in respect of Stock Deferrals credited to a Deferred Stock Compensation Account shall be issued in one lump-sum on the Payment Commencement Date, but in no event shall any such Shares be issued later than two and one-half (2 1/2) months after the end of the calendar year in which the Payment Commencement Date occurs.

(d) Election to Receive Installment Payments.    Election to Receive Installment Payments. An Eligible Director may elect, on a form and manner prescribed by the Committee, to be issued Shares in respect of his or her Stock Deferrals in annual installments rather than a lump sum, provided, however, that (i) such election is made and received by the Committee prior to December 31 of the year preceding the Director Service Year to which such Stock Deferrals pertain, and (ii) the payment period for the installment payments does not exceed ten (10)  years following the Payment Commencement Date.

(e) Hardship Withdrawals.    Upon the request of an Eligible Director, if the Committee determines that the Eligible Director is confronted with an unforeseeable emergency, the Committee may, in its sole and absolute discretion, permit the issuance of Shares in respect of Stock Deferrals credited to a Deferred Stock Compensation Account prior to the Payment Commencement Date or, in the case of installment payments elected pursuant to Paragraph (d) of this Section 4.03, after the Payment Commencement Date but prior to the complete payment of the Eligible Director’s Deferred Stock Compensation Account balance. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Eligible Director, and that would result in severe financial hardship to the Eligible Director resulting from an illness or accident of the Eligible Director, the Eligible Director’s spouse, the Eligible Director’s beneficiary, or the Eligible Director’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code); loss of the Eligible Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the service provider. In addition, the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency. Finally, the need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)) of the Code may also constitute an unforeseeable emergency. The Eligible Director shall provide to the Committee such evidence as the Committee, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the number of Shares necessary to meet the unforeseen financial hardship if the Eligible Director has an unexpected need for cash to pay for expenses incurred by him or her or a member of his or her immediate family (spouse and/or natural or adopted children), such as those arising from illness, casualty loss or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseen financial emergency.

The Shares subject to the hardship withdrawal shall be issued as soon as practicable after the Board approves the payment and determines the number of Shares that shall be withdrawn in a single lump sum from the Eligible Director’s Deferred Stock Compensation Account. An Eligible Director shall not participate in any decision of the Board regarding such Eligible Director’s request for a hardship withdrawal under this Section 4.03(e).

4.04  Election to Receive Cash in Lieu of Stock Deferrals.    In lieu of Stock Deferrals, an Eligible Director may elect to receive up to a maximum 50% of each quarterly payment of his or her Director Fees payable in respect of a Director Service Year in cash, provided however, that the Committee may determine that such maximum cash percentage shall be less than 50%. If no cash election is in force for an Eligible Director in respect of a Director Service Year, payment of Director Fees to such Eligible Director for such Director Service Year shall be made exclusively in Stock Deferrals in accordance with Section 4.02. Cash elections under the Plan shall be subject to the following terms and conditions:

(a) Form and Manner of Cash Elections.    Elections to receive cash payments in lieu of Stock Deferrals shall be made on the form and in the manner prescribed by the Committee for this purpose.

(b) Timing of Cash Elections.    Except as provided in the following sentence, cash elections in respect of a Director Service Year must be made and received by the Company prior to December 31 of the year immediately preceding the first day of such Director Service Year. Notwithstanding the foregoing, a cash election in respect of either the Director Service Year beginning on the effective date of the Plan or, if later, an Eligible Director’s first Director Service Year under the Plan, must be made and received by the Company within 30 days after the start of such Director Service Year. Elections made after the election deadline for a Director Service Year shall be void as to that Director Service Year. Cash elections in respect of a Director Service Year may not be revoked or modified on or after the election deadline for such Director Service Year.

(c) Subsequent Elections.    An Eligible Director’s cash election in respect of a Director Service Year shall remain in full force and effect as to the next succeeding Director Service Year, and all subsequent Director Service Years, unless the Eligible Director submits, prior to December 31 of the year immediately preceding the first day of any such subsequent Director Service Year, a new election revoking or modifying the Eligible Director’s existing cash election. For the avoidance of doubt, subsequent elections shall only be applied on a prospective basis and shall not modify or revoke any elections made with respect to a current or prior Director Service Year.

(d) Timing of Cash Payments.    Cash payments pursuant to this Section 4.04 shall be made in accordance with Paragraph (c) of Section 4.02.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.01  Shares Available.    The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. The total number of Shares that may be issued under the Plan may equal but shall not exceed in the aggregate 265,000 Shares. Moreover, 235,000 Shares that have been approved by Company shareholders for issuance under the Company’s 2003 Compensation Plan For Non-Employee Directors (the “2003 Plan”), but which have not been awarded under the 2003 Plan (or have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash in lieu of Shares or otherwise) and which are no longer available for issuance under such 2003 Plan for any reason (including, without limitation, the termination of the 2003 Plan) shall be available for issuance under this Plan in addition to the 265,000 Shares reserved hereunder. The number of shares available for issuance under this Plan is subject to adjustment in accordance with Section 5.02.

5.02  Adjustments.    In the event of a change in the outstanding Shares by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, or in the number or kind of Shares underlying a Stock Deferral or credited to a Deferred Stock Compensation Account, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan.

5.03 Consolidation; Merger or Sale of Assets.    Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company’s assets (as an entirety) or capital stock to another person, any Stock Deferral credited hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Eligible Director would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction.

5.04 Fractional Shares.    No fractional Shares shall be issued under the Plan. In the event that an Eligible Director acquires the right to receive a fractional Share under the Plan, such Eligible Director shall receive, in lieu of such fractional Share, cash equal to the Fair Market Value of the fractional Share as of the date of settlement.

ARTICLE VI

AMENDMENT AND TERMINATION

6.01 Amendment.    The Plan may be amended at any time and from time to time by the Board without the approval of shareholders of the Company, except that no amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan or materially modifies the eligibility requirements for participation in the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Eligible Director with respect to any Stock Deferral theretofore credited to the Eligible Director’s Deferred Stock Compensation Account without such Eligible Director’s written consent. For purposes of the preceding sentence, an amendment that accelerates the time period within which any installment payments elected pursuant to Section 4.03(d) shall be paid shall not be considered an amendment that adversely affects a right of such Eligible Director with respect to any Stock Deferral.

6.02 Termination.    The Plan shall terminate upon the earlier of the following dates or events to occur:

(a) the adoption of a resolution of the Board terminating the Plan; or

(b) the 10-year anniversary of the date of the Company’s 2012 Annual Meeting. No Director Fees shall be paid and no Stock Deferrals shall be credited to any Deferred Stock Compensation Accounts under this Plan after it has been terminated. However, the termination of the Plan shall not alter or impair any of the rights or obligations of any person, without such person’s consent, under any Deferred Stock Compensation Account under the Plan; except, however, that the Board, in its sole discretion, may, at any time after the termination of the Plan and without the consent of the affected individuals, accelerate the time period within which any installment payments elected pursuant to Section 4.03(d) shall be paid, or determine that the remaining balance of Deferred Stock Compensation Accounts under the Plan shall be paid in one lump sum on such date as the Board shall determine. Subject to the preceding sentence, any existing Stock Deferrals shall remain in effect and shall continue to be governed by the terms of the Plan after the Plan is terminated.

ARTICLE VII

GENERAL PROVISIONS

7.01  Nontransferability of Awards.    The rights to receive Shares hereunder shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, other than by will or by the laws of descent or distribution, by an Eligible Director, and no other persons shall otherwise acquire any rights therein. Nothing in the preceding sentence, however, shall bar the payment of all or a portion of an Eligible Director’s Director Fees or Deferred Stock Compensation Account balance to such Eligible Director’s spouse pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code.

7.02  No Implied Rights.    Neither the establishment and subsequent operation of the Plan, nor the payment of Director Fees, nor the crediting of Stock Deferrals to a Deferred Stock Compensation Account, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an individual has a right to continue as a Director for any period of time or at any particular rate of compensation.

7.03  No Rights as Stockholders.    Neither the recipient of a Stock Deferral under the Plan nor such person’s successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares underlying such Stock Deferral unless and until such time as certificates for the Shares are registered in such person’s name.

7.04  Nature of Payments.    All Director Fees payable pursuant to the Plan are in consideration of services rendered for the Company as member of the Board.

7.05  Nature of Deferred Stock Compensation Accounts.    Deferred Stock Compensation Accounts established and maintained under the Plan, and all credits and adjustments to such Accounts, shall be bookkeeping entries only and reflect a mere unfunded and unsecured promise by the Company to issue Shares in the future. No Shares or other assets or funds of the Company shall be removed from the claims of the Company’s general or judgment creditors or otherwise be made available until Shares are actually issued to Eligible Directors or their heirs as provided herein. The Eligible Directors and their heirs shall have the status of, and their rights to be issued Shares in settlement of amounts credited to their Deferred Stock Compensation Accounts shall be no greater than the rights of, general unsecured creditors of the Company. The Company may, however, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code.

7.06  Securities Law Compliance.    The obligation of the Company to issue Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, if deemed necessary or appropriate by counsel to the Company, (ii) the condition that the Shares shall have been be listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, upon which Shares may then be listed, and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Stock Deferrals under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. If any provision of this Plan or of any grant of a Stock Option would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.

7.07  Section 409A of the Code.    To the extent an Eligible Director would otherwise be entitled to any payment that, under this Plan, constitutes “deferred compensation” subject to Section 409A of the Code, such payments shall be paid or provided to an Eligible Director only upon a “separation from service” as defined in Treasury Regulation §1.409A-1(h). Notwithstanding anything to the contrary in the Plan or elsewhere, any payment or benefit under this Plan that is exempt from Section 409A of the Code pursuant to Treasury Regulation §1.409A-1(b)(9)(v)(A) or (C) shall be paid or provided to the Eligible Director only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the Eligible Director’s second taxable year following the taxable year in which the “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third taxable year following the taxable year in which an Eligible Director’s “separation from service” occurs. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Plan is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any life-time or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which an Eligible Director incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. The Plan will be interpreted and administered in a manner consistent with Section 409A of the Code.

7.08 Governing Law; Severability.    The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of New York and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

Meeting Admittance Procedures

To enter the meeting, you will have to present an admission ticket or other proof that you were a stockholder of the Company on the June 5, 2012 record date. Admission tickets are provided below. If you hold your shares of Common Stock through a bank, broker or other nominee, you will have to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership of Common Stock as of June 5, 2012. You may also be required to present official identification containing your photograph (such as a driver’s license or passport). We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the meeting. We may take other security measures in connection with the meeting. Please allow sufficient time and otherwise plan accordingly.

Notice: If you plan to attend the 2012 annual meeting of stockholders,

please cut out and use the admission ticket(s) below.

No one will be admitted without an admission ticket.

Annual Meeting of Stockholders

August 1, 2012, 10:00 a.m. (Eastern Daylight Time)

World Headquarters

CA, Inc.

One CA Plaza

Islandia, New York 11749

(800-225-5224)

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

Annual Meeting of Stockholders	Annual Meeting of Stockholders

World Headquarters	World Headquarters
CA, Inc.	CA, Inc.
One CA Plaza	One CA Plaza
Islandia, New York 11749	Islandia, New York 11749
(800-225-5224)	(800-225-5224)
August 1, 2012	August 1, 2012
10:00 a.m. EDT	10:00 a.m. EDT

Admit ONE	Admit ONE

CA, INC.

ONE CA PLAZA

ISLANDIA, NY 11749

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CA, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M47730-TBD	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    CA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
Vote on Directors

1. Election of Directors

	For	Against	Abstain
Nominees:

1A Jens Alder	☐	☐	☐

1B Raymond J. Bromark	☐	☐	☐

1C Gary J. Fernandes	☐	☐	☐

1D Rohit Kapoor	☐	☐	☐

1E Kay Koplovitz	☐	☐	☐

1F Christopher B. Lofgren	☐	☐	☐

1G William E. McCracken	☐	☐	☐

1H. Richard Sulpizio	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

			For	Against	Abstain

	1I	Laura S. Unger	☐	☐	☐

	1J	Arthur F. Weinbach	☐	☐	☐

	1K	Renato (Ron) Zambonini	☐	☐	☐

Vote on Proposals

2.	Proposal No. 2 - To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.		☐	☐	☐

3.	Proposal No. 3 - To approve, by non-binding vote, the compensation of Named Executive Officers.		☐	☐	☐

4.	Proposal No. 4 - To approve the CA, Inc. 2012 Compensation Plan for Non-Employee Directors		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M47731-TBD

CA, INC.

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 1, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint William E. McCracken, Amy Fliegelman Olli and Clifford H.R. DuPree, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CA, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on August 1, 2012, at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749 or adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE